Table of ContentsAs filed with the Securities and Exchange Commission on April 18, 2018
Registration No. 333-215274

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
Post-Effective Amendment No. 3
To
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
__________________________________________________________________________________________________
Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)
 __________________________________________________________________________________________________
2325 East Camelback Road, 10th Floor
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
 __________________________________________________________________________________________________
Nathan D. DeBacker
Chief Financial Officer and Treasurer
Cole Credit Property Trust V, Inc.
2325 East Camelback Road, 10th Floor
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
__________________________________________________________________________________________________
Copies to:
Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
__________________________________________________________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒
Smaller reporting company	☐	Emerging growth company	☐	(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 3 consists of the following:

1.	The Registrant’s preliminary prospectus dated April 18, 2018, which consolidates the Registrant’s final form of prospectus dated August 1, 2017 and all supplements to that prospectus.

2.	Part II, included herewith.

3.	Signatures, included herewith.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2018
PROSPECTUS
Cole Credit Property Trust V, Inc.
Maximum Offering of $1,500,000,000 in Shares of Common Stock
Cole Credit Property Trust V, Inc. is a Maryland corporation that primarily acquires income-producing necessity retail properties that are single-tenant properties subject to long-term triple-net or double-net leases with national or regional creditworthy tenants. We elected to be taxed, and currently qualify, as a real estate investment trust (REIT) for federal income tax purposes commencing with our taxable year ended December 31, 2014. We are externally managed by our advisor, Cole REIT Advisors V, LLC (CR V Advisors), which is owned by CCO Group, LLC. CCO Group, LLC and its subsidiaries (collectively, CCO Group) serve as our sponsor. CCO Group is a group of affiliated entities directly or indirectly owned and controlled by CIM Group, LLC (CIM). CIM is a vertically-integrated owner and operator of real assets including urban residential, commercial, retail, hospitality, debt, and infrastructure assets as well as U.S.-based retail and industrial net-lease. CIM has multidisciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities. CIM is headquartered in Los Angeles, California and has offices in Oakland, California; Bethesda, Maryland; Dallas, Texas; New York, New York; Chicago, Illinois; and Phoenix, Arizona. This follow-on offering follows the termination of our initial public offering, in which we offered an aggregate of $2,500,000,000 in shares of our Class A common stock and Class T common stock to the public on a “best efforts” basis and an additional $475,000,000 in shares of common stock pursuant to our distribution reinvestment plan. We commenced our initial public offering on March 18, 2014 and terminated our initial public offering on August 1, 2017.

We are offering in this follow-on offering up to an aggregate of $1,200,000,000 in shares of our common stock pursuant to our primary offering, consisting of Class A shares of common stock at a price of up to $24.37 per share (up to $660,000,000 in shares) and Class T shares of common stock at a price of up to $23.35 per share (up to $540,000,000 in shares). The offering price is based on the most recent per share estimated net asset value (NAV) for each share class as determined by our board of directors as of December 31, 2017, plus any applicable per share up-front selling commissions and dealer manager fees. We are also offering up to $300,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at a purchase price of $22.18 per share for both Class A shares and Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares offered among the classes of shares and between the primary offering and our distribution reinvestment plan. We will offer these shares until August 1, 2019, which is two years after the effective date of this offering, unless the offering is extended as permitted by applicable law. In no event will we extend this offering beyond 180 days after August 1, 2020. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date or if all shares being offered have been sold.
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See “Risk Factors” beginning on page 29 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

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The amount of distributions we may pay in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

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We have a limited operating history, and an investment in our shares is speculative. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

•	We are considered a “blind pool,” as we have not identified all of the properties we intend to purchase.

•
Your investment will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price.

•	Market conditions and other factors could cause us to delay a liquidity event, and we cannot assure you that we will be able to achieve a liquidity event.

•
You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

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During certain periods, we have paid, and may in the future pay, certain distributions, in whole or in part, from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities in this and future offerings or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately use to acquire real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flow from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring additional properties and our ability to achieve our investment objectives could be adversely affected.

•	There are conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•
Because we are externally managed by our advisor and have no employees, we will pay our advisor and its affiliates substantial fees for the services they provide to us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated. If our board of directors elects to internalize our management functions, your interest in us could be diluted.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•
We have incurred debt, and expect to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we do not remain qualified as a REIT, cash available for distributions to be paid to you could decrease materially.

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The offering price for shares in our primary offering and pursuant to our distribution reinvestment plan, as well as the repurchase price for our shares, is based on the most recent estimated per share NAV, which may not accurately reflect the current or future value of our assets.

•
For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), or the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.
Neither the Securities and Exchange Commission (SEC), the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.
The use of forecasts in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All subscription proceeds are held in trust until subscriptions are accepted and funds are released.

	Price to Public(1)	Selling Commissions*		Dealer Manager Fee*		Net Proceeds (Before Expenses)
Primary Offering
Per Class A Share (On or prior to March 28, 2018)	$26.37	$1.85	(2)	$0.52	(2)	$24.00	(2)
Per Class A Share (Beginning March 29, 2018)	$24.37	$1.71	(2)	$0.48	(2)	$22.18	(2)
Per Class T Share (On or prior to March 28, 2018)	$25.26	$0.76	(2)	$0.50	(2)	$24.00	(2)
Per Class T Share (Beginning March 29, 2018)	$23.35	$0.70	(2)	$0.47	(2)	$22.18	(2)
Total Maximum	$1,200,000,000	$62,400,000	(3)	$24,000,000	(3)	$1,113,600,000	(3)
Distribution Reinvestment Plan
Per Class A Share (On or prior to March 28, 2018)	$24.00	$—		$—		$24.00
Per Class A Share (Beginning March 29, 2018)	$22.18	$—		$—		$22.18
Per Class T Share (On or prior to March 28, 2018)	$24.00	$—		$—		$24.00
Per Class T Share (Beginning March 29, 2018)	$22.18	$—		$—		$22.18
Total Maximum	$300,000,000	$—		$—		$300,000,000
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(1)	The price to public assumes no purchase price discounts.

(2)	Figures are approximate and rounding differences may be reflected on stockholder account statements.

(3)
This table assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 7.0% selling commissions and a 2.0% dealer manager fee), the aggregate amounts will be higher and the aggregate net proceeds (before expenses) will be lower than the amounts shown in the table.

*
The amount of selling commissions differs among Class A shares and Class T shares. The maximum amount of selling commissions we will pay is 7.0% of the gross offering proceeds in our primary offering for Class A shares and 3.0% of the gross offering proceeds in our primary offering for Class T shares. The maximum amount of dealer manager fees we will pay is 2.0% of the gross offering proceeds in our primary offering for both Class A shares and Class T shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. In addition, our dealer manager may, from time to time, at the request of certain broker-dealers or financial advisors, enter into agreements that provide for a reduced or waived selling commission applicable to sales of shares through such entities. Information about the amount of selling commissions charged by a broker-dealer or financial advisor (including whether the broker-dealer or financial advisor has negotiated a lower or waived selling commission) is available from the broker-dealer or financial advisor. The reduction in these fees will result in a reduction in the effective per share purchase price, except that shares sold under our distribution reinvestment plan will be sold at a price equal to the most recent estimated per share NAV for each share class as determined by our board of directors. See “Plan of Distribution.” We will also pay our dealer manager selling commissions over time as an ongoing distribution and stockholder servicing fee for Class T shares, which is not shown in the table above, that will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. The aggregate distribution and stockholder servicing fee for Class T shares will not exceed an amount equal to 4.0% of the total gross offering proceeds of Class T shares sold in the primary offering. Accordingly, if the maximum amount of the distribution and stockholder servicing fees are paid, total maximum selling commissions, dealer manager fees and distribution and stockholder servicing fees paid with respect to the Class T shares will be 9.0% of the gross proceeds in our primary offering for Class T shares. The aggregate amount of underwriting compensation, including selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed the 10.0% limitation on underwriting compensation imposed by the Financial Industry Regulatory Authority (FINRA).
The dealer manager of this offering, CCO Capital, LLC (CCO Capital), a member firm of FINRA, is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is $2,500. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering. We expect that up to 10% of our gross offering proceeds, excluding proceeds from our distribution reinvestment plan, will be used to pay selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses considered to be underwriting compensation.
The date of this prospectus is , 2018

SUITABILITY STANDARDS
An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.
In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

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California — Investors must have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed 10% of the net worth of the investor.

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Idaho — Investors must have either (1) a minimum annual income of $85,000 and a net worth of at least $85,000, or (2) a liquid net worth of at least $300,000. In addition, each investor’s total investment in us must not exceed 10% of the investor’s liquid net worth. For purposes of this limitation, “liquid net worth” is defined as the portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

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Iowa — Investors must have (excluding the value of their homes, furnishings and automobiles) either (1) a minimum net worth of $100,000 and an annual income of $70,000, or (2) a minimum net worth of $350,000. In addition, investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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Kansas — It is recommended by the office of the Kansas Securities Commissioner that investors in Kansas not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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Kentucky — No Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us and our affiliates’ non-publicly traded real estate investment trusts.

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Massachusetts — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and other direct participation programs. For purposes of this standard, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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Maine — It is recommended by the Maine Office of Securities that investors in Maine not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Missouri and Tennessee — Investors may not invest more than 10% of their liquid net worth (exclusive of home, home furnishings and automobiles) in us.

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Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (1) a minimum net worth of $70,000 and an annual gross income of $100,000, or (2) a minimum net worth of $350,000. In addition, the aggregate investment in us and other non-publicly traded real estate investment trusts must not exceed 10% of the investor’s net worth (excluding the value of their home, furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

i

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New Jersey — Investors must have either (1) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (2) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10% of their liquid net worth in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

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New Mexico and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	North Dakota, Oregon and Pennsylvania — Investors must have a net worth of at least 10 times their investment in us.

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Vermont — Accredited investors, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. Non-accredited investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings and automobiles) minus total liabilities.

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.
Our sponsor and our dealer manager, which is an affiliate of our sponsor, are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and our dealer manager will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.
It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transfer and ownership of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.
Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

•
in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

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on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	pays distributions to stockholders of at least 90% of its taxable income;

•
avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many stockholders to acquire a large-scale diversified real estate portfolio under professional management.
We elected to be taxed, and currently qualify, as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2014.

Q:	How are you different from your competitors who offer non-listed finite-life public REIT shares or real estate limited partnership units?

A:
We believe that our sponsor’s disciplined focus on core commercial real estate and experience in managing such properties distinguishes us from other non-listed REITs. We use the term “core” to describe existing properties currently operating and generating income that are leased to national and regional creditworthy (as such term is further discussed on page 4) tenants under long-term net leases and are strategically located. In addition, core properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value).

We primarily acquire income-producing necessity retail properties that are single-tenant properties, which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. We also own anchored shopping centers, which are multi-tenant properties that are anchored by one or more large national, regional or local retailers. We expect that most of our properties will be subject to triple-net and double-net leases, whereby the tenant is obligated to pay for most of the expenses of maintaining the property. Through our acquisitions in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our stockholders, and the potential for capital appreciation in the value of our real estate assets.

Q:	Are there risks associated with an investment in your common stock?

A:
This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 29 for a description of the principal risks you should consider before buying shares of our common stock.

Q:	Why are you offering two classes of your common stock, and what are the similarities and differences between the classes?

A:
We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers with more flexibility to facilitate investment in us. Investors can choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, is entitled to one vote per share on matters presented to common stockholders for approval. The differences between each class relate to the fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions between the classes of our common stock.

	Class A Shares	Class T Shares
Offering price per share (beginning March 29, 2018)	$24.37	$23.35
Selling commissions	7%	3%
Dealer manager fee	2%	2%
Annual distribution and stockholder servicing fee	None	1.0%	(1)
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(1)
The distribution and stockholder servicing fee will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to a Class T share sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account, or a lower limit agreed upon between our dealer manager and the participating broker-dealer at the time such Class T shares were sold; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, or the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). At the time we cease paying the distribution and stockholder servicing fee with respect to an outstanding Class T share pursuant to the provisions above, such Class T share will convert into a number of Class A shares (including any fractional shares) with an equivalent NAV as such Class T share. We cannot predict when this will occur. If the maximum selling commissions, dealer manager fees and distribution and stockholder servicing fees are paid, the total of such underwriting compensation, including other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, would be 10.0% of the gross offering proceeds in the primary offering.

Class A Shares

•	An up-front selling commission, which is a one-time fee charged at the time of purchase of the shares, is paid.

•	No distribution and stockholder servicing fee.

•
Assuming (i) a constant primary offering price for Class A shares, (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class A shares, $700 in selling commissions will be paid at the time of the investment and $200 in dealer manager fees will be paid at the time of the investment, for a total of $900 in selling commissions and dealer manager fees.

Class T Shares

•	Lower up-front selling commission than Class A shares.

•
For a period of time, which may be approximately four years, as described above, Class T shares purchased in the primary offering will pay selling commissions over time as a distribution and stockholder servicing fee, which will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. For further clarity, with respect to any Class T share purchased in the primary offering at $23.35, and assuming such share is not redeemed or otherwise disposed of and none of the other events that would cause the payment of the distribution and stockholder servicing fee to cease to have occurred, approximately $0.89 would be paid in distribution and stockholder servicing fees over four years, with the maximum aggregate distribution and stockholder servicing fees payable with respect to a Class T share equal to $0.93. The distribution and stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class expense and these fees will impact the amount of distributions payable on all Class T shares. Accordingly, the aggregate amount of distributions received by a purchaser of Class T shares may be less than the aggregate amount of distributions received by a purchaser of

Class A shares. The distribution and stockholder servicing fee will be paid with respect to ongoing services provided to all of our Class T stockholders by the participating broker-dealer of record, which ongoing services may include (i) offering to meet with the holder of the Class T share no less than annually to provide overall guidance on the stockholder’s investment in us, including discussing the mechanics of the distribution reinvestment plan, share redemption program or a tender offer, or to answer questions about their customer account statement or valuations, and (ii) discussing with the holder of the Class T share, upon such stockholder’s request, any questions related to the stockholder’s investment in us. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so and we will not pay a stockholder servicing fee for such services.

•
Assuming (i) a constant primary offering price for Class T shares, (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that the maximum amount of distribution and stockholder servicing fees are paid, we expect that with respect to a one-time $10,000 investment in Class T shares, $300 in selling commissions will be paid at the time of the investment, $200 in dealer manager fees will be paid at the time of the investment and $400 in distribution and stockholder servicing fees will be paid, for a total of $900 in selling commissions, dealer manager fees and distribution and stockholder servicing fees.

We will not pay selling commissions, the dealer manager fee or distribution and stockholder servicing fees with respect to shares sold pursuant to our distribution reinvestment plan. The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and stockholder servicing fees payable on Class T shares. Therefore, distributions on Class T shares are expected to be lower than on the Class A shares while the distribution and stockholder servicing fee is payable. See the “Description of Shares” and “Plan of Distribution” sections of this prospectus for further discussion on the differences between our classes of shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. For such purposes, NAV will be determined on an aggregate basis for the company, from which any differences attributable between the Class A shares and the Class T shares will then be determined. The estimated liability for the future distribution and stockholder servicing fees, which will be accrued at the time each Class T share is sold, will have no effect on the NAV. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Factors you should consider when choosing a class of shares include: how long you expect to own the shares; how much you intend to invest; and total expenses associated with owning each class. Only Class A shares are available for purchase in this offering by our executive officers and directors, as well as officers and employees of our advisor and their family members or other affiliates and officers and directors of other programs sponsored by CCO Group. Additionally, in the event that an investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee for service or assets under management basis by the stockholder, only Class A shares are eligible for discounts on selling commissions with respect to purchases through such registered investment advisor. Investors should consult with their financial advisor when determining which class of shares to purchase.

Q:	Will you acquire anything other than retail commercial properties?

A:
Yes. We may also acquire other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail assets, such as a principal creditworthy tenant, a long-term net lease and a strategic location. Our sponsor’s disciplined focus on core commercial real estate historically has included office and industrial properties. To the extent that we acquire office and industrial properties, we will focus on core properties that are essential to the business operations of the tenant. We believe acquisitions of these properties are consistent with our goal of providing stockholders with a relatively stable stream of current income and an opportunity for capital appreciation. Our portfolio also may include other income-producing real estate, including properties under development or that require substantial refurbishment or renovation. In addition, our portfolio may include real estate-related assets such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, provided that we do not intend for such assets to constitute a significant portion of our portfolio, and we will evaluate our portfolio to ensure that any such assets do not cause us to lose our REIT status, cause us or any of our subsidiaries to be an investment company under the Investment Company Act of 1940, as amended (the Investment Company Act), or cause our advisor to have assets under management that would require our advisor to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the Investment Advisers Act). Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and acquisition opportunities. We will not forgo a high quality property because it does not precisely fit our expected portfolio composition. Our goal is to assemble a portfolio that is diversified by asset type, investment size and investment risk, which will provide attractive and reasonably stable returns to our stockholders and the potential for capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of assets we may acquire.

Q:	Generally, what are the terms of your leases?

A:
We have secured, and will continue to seek to secure, leases from creditworthy tenants before or at the time we acquire a property. Many of our leases are what are known as triple-net or double-net leases. Triple-net leases typically require the tenant to pay all costs associated with a property (e.g., real estate taxes, insurance, maintenance and repairs, including roof, structure and parking lot). Double-net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property (e.g., real estate taxes, insurance and maintenance). This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We generally intend to enter into long-term leases that may have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease; however, certain leases may have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:
Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. We consider a tenant to be creditworthy if we believe that the tenant has sufficient assets, cash flow generation and stability of operations to meet its obligations under the lease. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy. We may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of the tenant. We consider the reports produced by these services along with the relevant financial and other data relating to the proposed tenant before acquiring a property subject to an existing lease or entering into a new lease.

Q:	What is the experience of your sponsor and your advisor?

A:
References to CCO Group, our sponsor, throughout this prospectus refer to a group of affiliated entities, formerly known as Cole Capital, that are directly or indirectly controlled by CIM. CIM acquired our sponsor from an affiliate of VEREIT, Inc. (VEREIT) in February 2018. CIM is a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets and associated credit strategies. CIM has multidisciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities. CIM owns and controls CCO Group, and CCO Group, LLC owns and controls CR V Advisors, our advisor, and is the indirect owner of CCO Capital, our dealer manager, and CREI Advisors, LLC (CREI Advisors), our property manager.

Since January 1, 2006, our sponsor and its affiliates have sponsored nine publicly offered REITs, which are comprised of us; Cole Credit Property Trust, Inc. (CCPT I), which merged with and into a wholly-owned subsidiary of VEREIT in May 2014; Cole Credit Property Trust II, Inc. (CCPT II), which merged with and into a wholly-owned subsidiary of Spirit Realty Capital, Inc. in July 2013; Cole Real Estate Investments, Inc. (Cole) (formerly known as Cole Credit Property Trust III, Inc. (CCPT III)), which merged with and into a wholly-owned subsidiary of VEREIT in February 2014; Cole Credit Property Trust IV, Inc. (CCPT IV); Cole Corporate Income Trust, Inc. (CCIT), which merged with and into a wholly-owned subsidiary of Select Income REIT in January 2015; Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II); Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III); and Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy). As of December 31, 2017, these programs had raised a total of approximately $14.4 billion from approximately 276,000 stockholders and purchased 3,191 properties located in 49 states and the U.S. Virgin Islands for an aggregate purchase price of $21.5 billion. A summary of the real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”
Our advisor, CR V Advisors, is an affiliate of our sponsor that was formed solely for the purpose of managing our company. Various key personnel of our advisor have been associated with our sponsor for several years. For additional information about the officers of our advisor, see the section of this prospectus captioned “Management — Our Advisor.”

Q:	Why should I consider an investment in real estate?

A:
Our goal is to provide a professionally managed, diversified portfolio of quality commercial real estate to retail investors who generally have had very limited access to such assets in the past. Allocating some portion of your portfolio to a direct investment in quality commercial real estate may provide you with:

•	a reasonably stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that is not correlated with the stock market; and

•	the opportunity for capital appreciation.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:
Investing in REITs whose shares are listed for trading on a national securities exchange can be one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there may be, over certain periods of time, a correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. Such correlation suggests that the value of shares of listed REITs may be, over certain periods of time, based on a variety of factors beyond the value of the listed REIT’s underlying real estate assets, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in stockholders’ short- or long-term financial market expectations in general.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based principally on an estimate of the value of our portfolio of real estate and real estate-related assets. The offering price is based on our estimated per share NAV as of December 31, 2017, as determined by our board of directors on March 29, 2018, plus any applicable per share up-front selling commissions and dealer manager fees. Subsequent estimates of our NAV will be done at least annually. As a result, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in the prices of direct investments in real estate, as compared to changes in the prices of listed REIT shares. Since direct investments in real estate are not highly correlated with the stock market generally, we expect that an investment in our shares will provide a measure of diversification to an investment portfolio that largely consists of stocks traded on a stock exchange.
Investors should bear in mind that purchasing our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity, as no public market is likely to exist. Therefore, until we undertake a liquidity transaction, your ability to access the value of your investment in our shares will be limited to our share redemption program, which includes a number of restrictions and can be suspended or terminated by our board of directors at any time. The offering price for our shares is fixed and is not based on the expected book value or expected net asset value of our proposed acquisitions, or our expected operating cash flows. In contrast, the offering price for a share of a listed REIT may vary with market fluctuations and factor in book value, net asset value, acquisitions and/or operating cash flows. An investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including our expenses related to this offering and other fees and expenses that are payable by us.

Q:	What are your exit strategies?

A:
Our primary offering is expected to continue until August 1, 2019, unless the offering is extended. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after August 1, 2020.

Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider alternatives with respect to a liquidity event during our offering stage. A liquidity event could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence.
If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our initial public offering, our charter requires our board of directors to adopt a resolution declaring that a proposed liquidation of our company is advisable and direct that a plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless a majority of the board of directors, including a majority of the independent directors, determines that a liquidation is not then in the best interest of our stockholders. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.
Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the initial public offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Q:	What will be the source of your distributions?
Although we expect our distributions to be paid from cash flow from operations, during certain periods we have paid, and may pay in the future, distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other assets, among others, and we have no limit on the amounts we may pay from such sources. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Will the distributions I receive be taxable as ordinary income?

A:
Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each stockholder’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus captioned “Federal Income Tax Considerations.”

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:
Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable acquisitions for us or our advisor may create special purpose entities to acquire properties that would be suitable acquisitions for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.
Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third-party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.
Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:
It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to stockholders, as compared to a program with less diversified assets. Our joint ventures may be with affiliates of our advisor or with unaffiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our acquisition must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our participation in the joint venture.

Q:	What will you do with the money raised in this offering before you use the proceeds to acquire real estate?

A:
Until we use the proceeds of this offering to acquire real estate or other permitted assets, we may invest in short-term, highly liquid or other authorized assets. We may not be able to use the proceeds from this offering to acquire real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate assets.

Q:	How does a “best efforts” offering work?

A:
When shares are offered to the public on a “best efforts” basis, our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	What is the purchase price for shares of your common stock?

A:
Beginning March 29, 2018, the per share purchase price of our shares in our primary offering is up to $24.37 per share for Class A shares and up to $23.35 per share for Class T shares (including the maximum allowed to be charged for commissions and fees). The offering price is based on our estimated per share NAV as of December 31, 2017, as determined by our board of directors on March 29, 2018, plus any applicable per share up-front selling commissions and dealer manager fees. We are also offering up to $300,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at a purchase price beginning March 29, 2018 of $22.18 per share for both Class A shares and Class T shares, which is equal to the most recent per share NAV for each share class as determined by our board of directors.

Q:	How is the per share NAV determined?

A:
The per share price for shares in our primary offering and our distribution reinvestment plan is based on our board of directors’ most recent estimated NAV divided by the number of shares of our common stock outstanding at the time our board of directors determined our most recent NAV (per share NAV), plus, in the case of our primary offering, applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. Therefore, our board of directors had the discretion to choose a methodology or combination of methodologies it deemed reasonable for the determination of an estimated per share NAV; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.

Pursuant to the prior approval of a valuation committee of our board of directors solely comprised of independent directors (Valuation Committee), in accordance with the valuation policies previously adopted by our board of directors, we engaged Duff & Phelps, LLC (Duff & Phelps), an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to assist with determining the estimated per share NAV. The valuation was based upon the estimated market value of our assets, less the estimated market value of our liabilities, divided by the total shares of our common stock outstanding, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The estimated per share NAV as of December 31, 2017 was determined by our board of directors on March 29, 2018. This estimated per share NAV as of December 31, 2017 is our third estimated per share NAV. Subsequent estimates of our NAV will be done at least annually.
The estimated NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.

Q:	Who can buy shares?

A:
In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his, her or its broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in your shares be appropriate?

A:
An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares will have limited liquidity and therefore will not be appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:
Yes. You may make an investment through your individual retirement account (IRA) or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Q:	Is there any minimum investment required?

A:
The minimum investment generally is $2,500. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other public real estate programs sponsored by CCO Group, any additional purchase must be in increments of at least $1,000 or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:
If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing, either manually or by electronic signature (except where the use of such electronic signature has not been approved), an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:
DST Systems, Inc.
P.O. Box 219312
Kansas City, Missouri 64121-9312
(866) 907-2653
To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to our transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly customer account statements;

•	an annual report; and

•
notification to Maryland, New Jersey and New York stockholders regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail quarterly, as applicable.

In addition, for those stockholders participating in our distribution reinvestment plan, we will provide:

•	three quarterly financial reports; and

•	supplements to the prospectus during the offering period.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email; or

•	posting, or providing a link, on our and our sponsor’s website, which is www.colenetlease.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail or otherwise be made available by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
CCO Capital, LLC
2325 E. Camelback Road, 10th Floor
Phoenix, Arizona 85016
(866) 907-2653
Attn: Shareholder Relations
www.colenetlease.com

PROSPECTUS SUMMARY
This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.
Cole Credit Property Trust V, Inc.
Cole Credit Property Trust V, Inc. is a Maryland corporation, formed on December 12, 2012, that elected to be taxed, and currently qualifies, as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2014. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of core commercial real estate assets primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. As of March 31, 2018, we owned 138 properties located in 33 states.
On March 18, 2014, we commenced our initial public offering of shares of our common stock. At the commencement of our initial public offering, we offered a maximum of $2,500,000,000 in shares of a single class of our common stock (now referred to as Class A shares) to the public on a “best efforts” basis for $25.00 per share in our primary offering and a maximum of $475,000,000 in shares of the same class of common stock pursuant to our distribution reinvestment plan for $23.75 per share. In connection with the initial determination of our estimated per share NAV by our board of directors, effective as of April 11, 2016, the offering price for Class A shares was $26.37 per share in our primary offering and $24.00 per share pursuant to our distribution reinvestment plan. Commencing April 29, 2016, we offered up to an aggregate of $2,500,000,000 in shares of our common stock pursuant to our primary offering, consisting of two classes of shares: Class A shares of common stock at a price of up to $26.37 per share (up to $1,375,000,000 in shares) and Class T shares of common stock at a price of up to $25.26 per share (up to $1,125,000,000 in shares). We also offered up to $475,000,000 in shares of common stock pursuant to our distribution reinvestment plan at a purchase price of $24.00 per share for Class A shares and $24.00 per share for Class T shares. The offering prices for shares on or after April 11, 2016 were based on our estimated per share NAV as of both February 29, 2016 and December 31, 2016, as determined by our board of directors on April 8, 2016 and March 24, 2017, respectively, plus any applicable up-front selling commissions and dealer manager fees. We terminated our initial public offering on August 1, 2017.
Following the termination of our initial public offering, we commenced this “best efforts” public follow-on offering up to an aggregate of $1,200,000,000 in shares of common stock in our primary offering. We are offering up to $660,000,000 in shares of Class A common stock and up to $540,000,000 in shares of Class T common stock in the primary portion of our follow-on offering and up to $300,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Until March 28, 2018, we offered Class A shares in the primary offering at a price of up to $26.37 per share and Class T shares in the primary offering at a price of up to $25.26 per share, as well as both Class A shares and Class T shares in our distribution reinvestment plan at a purchase price of $24.00 per share. As a result of the updated estimated per share NAV as of December 31, 2017, commencing on March 29, 2018, we are offering Class A shares in the primary offering at a price of up to $24.37 per share and Class T shares in the primary offering at a price of up to $23.35 per share, as well as both Class A shares and Class T shares in our distribution reinvestment plan at a purchase price of $22.18 per share. We reserve the right to reallocate the shares offered among the classes of shares and between the primary offering and our distribution reinvestment plan. We will offer these shares until August 1, 2019, which is two years after the effective date of this offering, unless the offering is extended as permitted by applicable law. In no event will we extend this offering beyond 180 days after August 1, 2020. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date or if all shares being offered have been sold.
We use the term “core” to describe existing properties currently operating and generating income that are leased to national and regional creditworthy tenants under long-term net leases and are strategically located. Our retail properties primarily are single-tenant properties which are leased to large, creditworthy national, regional or local retailers. We expect that our retail properties typically will be subject to long-term triple-net or double-net leases, which means the tenant will be obligated to pay for most of the expenses of maintaining the property. Frequently, our leases will be guaranteed by the tenant’s corporate parent. Through our acquisitions of core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our stockholders, and the potential for capital appreciation in the value of our real estate assets.
We also may acquire other income-producing properties, such as office and industrial properties which may share certain core characteristics with our retail properties, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe acquisitions of these types of office and industrial properties are consistent with our goal of providing stockholders with a relatively stable stream of current income and an opportunity for capital appreciation.
In addition, we may further diversify our portfolio by making and investing in mortgage, mezzanine, bridge and other loans secured, directly or indirectly, by the same types of properties that we may acquire directly. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of assets we may acquire.
We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, is a competitive strength of ours. We believe that another competitive strength is our ability to purchase properties for cash and to close transactions quickly. Our dealer manager, the broker-dealer affiliate of our sponsor, has distributed shares of many of our sponsor’s prior real estate programs, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, our dealer manager will be successful in raising capital on our behalf in this offering.
Our offices are located at 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our shareholder relations department is shareholderrelations@cimgroup.com.
The website address for us and our sponsor is www.colenetlease.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Sponsor and Our Advisor
Our sponsor is CCO Group, a group of affiliated entities owned and controlled by CIM, including CCO Group, LLC, CCO Capital and other affiliates of our advisor.
On February 1, 2018, CCA Acquisition, LLC (CCA), a newly-formed affiliate of CIM, acquired from VEREIT Operating Partnership, L.P. (VEREIT OP), a former affiliated entity of our sponsor, all of the issued and outstanding shares of common stock of Cole Capital Advisors, Inc., the direct or indirect owner of our advisor, dealer manager and property manager (the Transaction). Immediately following the completion of the Transaction, Cole Capital Advisors, Inc. and our dealer manager were each converted into Delaware limited liability companies, Cole Capital Advisors, Inc.’s name was changed to CCO Group, LLC, and our dealer manager’s name was changed to CCO Capital. As a result of the Transaction, CIM owns and/or controls CCO Group, and CCO Group, LLC owns and controls CR V Advisors, CCO Capital and CREI Advisors, our external advisor, dealer manager and property manager, respectively. CIM is a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets, net-lease assets, and other associated credit strategies with a principal focus on North America. CIM’s real assets include urban residential, commercial, retail, hospitality, debt, and infrastructure investments as well as U.S.-based retail and industrial net-lease. CIM has multidisciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities. CIM is headquartered in Los Angeles, California and has offices in Oakland, California; Bethesda, Maryland; Dallas, Texas; New York, New York; Chicago, Illinois; and Phoenix, Arizona.
In addition, as part of the Transaction, VEREIT OP and CCO Group, LLC entered into a services agreement (the Services Agreement) pursuant to which VEREIT OP will continue to provide certain services to CCO Group and to us, CCPT IV, CCIT II, CCIT III and Cole Income NAV Strategy (CCPT IV, CCIT II, CCIT III, Cole Income NAV Strategy and us collectively, the Cole REITs), including operational real estate support. VEREIT OP will continue to provide such services through March 31, 2019 (or, if later, the date of the last government filing other than a tax filing made by any of the Cole REITs with respect to its 2018 fiscal year) (the Initial Services Term) and will provide consulting and research services through December 31, 2023 as requested by CCO Group, LLC. During the Initial Services Term of the Services Agreement, CCO Group, LLC intends to evaluate and effectuate an appropriate transition of VEREIT OP’s services under the Services Agreement to other CIM affiliates or third parties with the goal of ensuring continuity and minimizing disruption.
Our advisor, CR V Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions on our behalf, and recommending to our board of directors an approach for providing our stockholders with liquidity. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate acquisitions on our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to us and our stockholders by overseeing our advisor’s asset acquisition process.
Our Dealer Manager
CCO Capital, our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have a board of directors comprised of five members, a majority of whom are independent directors. One of the independent directors serves as the chairman of the board of directors. Our charter requires that a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.
Investment Objectives
Our primary investment objectives are:

•	to acquire quality retail commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our assets.
See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives.
Summary Risk Factors
Some of the risks relating to an investment in our shares are set forth below. See the “Risk Factors” section of this prospectus beginning on page 29 for a more detailed discussion.

•
The amount of distributions we may pay in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•
We have a limited operating history, and an investment in our shares is speculative. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

•	We are considered to be a “blind pool,” as we have not identified all of the properties we intend to purchase.

•
Your investment will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price.

•
Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the initial public offering. We also cannot assure you that we will be able to achieve a liquidity event.

•
You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•
During certain periods, we have paid, and may, in the future pay, certain distributions, in whole or in part, from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities in this and future offerings or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately use to acquire real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flow from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring additional properties and our ability to achieve our investment objectives could be adversely affected.

•
There are conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other programs sponsored by CCO Group that may use investment strategies similar to ours creating potential conflicts of interest when allocating acquisition opportunities among these programs.

•
Because we are externally managed by our advisor and have no employees, we will pay our advisor and its affiliates substantial fees for the services they provide to us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated. If our board of directors elects to internalize our management functions, and such transaction is approved by our stockholders, your interest in us could be diluted.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•
We have incurred debt, and expect to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate rates, and cash available for distributions to be paid to you could decrease materially.

•
The offering price for shares in our primary offering and pursuant to our distribution reinvestment plan, as well as the repurchase price for our shares, is based on the most recent estimated per share NAV, which may not accurately reflect the value of our current or future assets.

•
For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.
Description of Real Estate Assets
Our advisor is responsible for identifying and acquiring potential real estate assets on our behalf. All acquisitions are evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. Our advisor considers the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to us and our stockholders by overseeing our advisor’s acquisition process. For information on the types of assets we intend to continue to acquire, see the section of our prospectus captioned “Investment Objectives and Policies.”

As of March 31, 2018, we, through separate wholly-owned limited liability companies of ours and our operating partnership, owned 138 properties, which are listed below, acquired for an aggregate purchase price of $641.3 million, located in 33 states, consisting of nine anchored shopping centers and 129 retail properties, comprising approximately 3.2 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. As of March 31, 2018, these properties were 98.6% leased and had a weighted-average lease term remaining of 10.4 years. The properties were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Tenant Industry	Number of Tenants	Tenant(s)(1)	Rentable Square Feet(2)	Purchase Price
Dollar General - Moundridge, KS	Discount Store	1	Dollar General	9,100	$933,455
Advance Auto - Fairmont, NC	Automotive	1	Advance Auto	6,960	1,246,379
Dollar General - Logansport, IN	Discount Store	1	Dollar General	9,100	1,120,090
Tractor Supply - Midland, NC	Home and Garden	1	Tractor Supply	19,097	3,136,364
Academy Sports - Cartersville, GA	Sporting Goods	1	Academy Sports	71,695	10,496,000
Walgreens - Kilgore, TX	Drugstore	1	Walgreens	14,820	6,234,000
CVS - Riverton, NJ	Drugstore	1	CVS	12,900	6,080,000
Stop & Shop - North Kingstown, RI	Convenience Store	1	Stop & Shop	1,732	2,628,573
Walgreens - Edmond, OK	Drugstore	1	Walgreens	14,722	4,641,895
Family Dollar - Salina, UT	Discount Store	1	Family Dollar	8,320	1,400,001
Family Dollar - Morgan, UT	Discount Store	1	Family Dollar	8,000	1,275,000
Dollar General - Wakarusa, IN	Discount Store	1	Dollar General	9,100	1,346,449
Dollar General - Wolcottville, IN	Discount Store	1	Dollar General	9,026	1,191,609
Dollar General - Elmwood, IL	Discount Store	1	Dollar General	9,100	1,071,381
Mattress Firm - Raleigh, NC	Specialty Retailer	1	Mattress Firm	4,500	1,959,677
Family Dollar - Roswell, NM	Discount Store	1	Family Dollar	8,320	1,254,368
Dollar General - Pipestone, MN	Discount Store	1	Dollar General	9,002	1,187,756
Kroger - Bay City, MI	Grocery	1	Kroger	64,608	6,535,104
Houma Crossing - Houma, LA	Various	15	Various	181,336	24,650,000
Dollar General - Junction City, OH	Discount Store	1	Dollar General	9,026	991,500
Walgreens - Delavan, WI	Drugstore	1	Walgreens	14,820	4,569,420
Walgreens - Whiteville, NC	Drugstore	1	Walgreens	14,820	4,863,569
Walgreens - Salisbury, NC	Drugstore	1	Walgreens	14,820	4,669,026
Walgreens - Kokomo, IN	Drugstore	1	Walgreens	14,820	3,890,855
Walgreens - Richmond, IN	Drugstore	1	Walgreens	14,820	5,447,198
Walgreens - Baton Rouge, LA	Drugstore	1	Walgreens	14,820	5,547,582
Walgreens - Sulphur, LA	Drugstore	1	Walgreens	14,820	4,356,202
Walgreens - Houma, LA	Drugstore	1	Walgreens	14,490	4,970,957
Walgreens - Lubbock, TX	Drugstore	1	Walgreens	14,820	5,053,924
Walgreens - San Antonio, TX	Drugstore	1	Walgreens	14,490	9,166,854
Dollar General - Huntington, WV	Discount Store	1	Dollar General	9,100	1,418,208
United Oil Portfolio - Various(3)	Gas and Convenience	1	United Oil	19,800	52,677,165
Burger King - Yukon, OK	Restaurant	1	Burger King	3,783	1,216,957
Winn-Dixie - Amite, LA	Grocery	1	Winn-Dixie	47,524	3,102,438
Raising Cane’s - Murphy, TX	Restaurant	1	Raising Cane’s	2,807	2,896,000
Fresh Thyme Farmer’s Market - Lafayette, IN	Grocery	1	Fresh Thyme Farmer’s Market	28,888	6,831,621
Bass Pro Shops - Portage, IN	Sporting Goods	1	Bass Pro Shops	130,000	6,930,000
Brynwood Square - Rockford, IL	Various	15	Various	121,410	12,689,324

Property Description	Tenant Industry	Number of Tenants	Tenant(s)(1)	Rentable Square Feet(2)	Purchase Price
Blankenbaker Plaza - Louisville, KY	Various	11	Various	88,275	$16,622,986
Dollar General - Clarion, IA	Discount Store	1	Dollar General	9,100	1,091,468
Dollar General - Braham, MN	Discount Store	1	Dollar General	9,026	1,080,333
Dollar General - Selma, AL	Discount Store	1	Dollar General	9,026	1,211,562
Lawton Marketplace - Lawton, OK	Various	21	Various	187,965	33,700,000
Dollar General - Virden, IL	Discount Store	1	Dollar General	9,100	1,300,973
Dollar General - Willard, MO	Discount Store	1	Dollar General	9,100	1,247,608
Dollar General - Collinsville, AL	Discount Store	1	Dollar General	9,100	1,159,447
Dollar General - Oneonta, AL	Discount Store	1	Dollar General	9,100	1,105,734
Dollar General - Shorter, AL	Discount Store	1	Dollar General	9,026	1,185,189
Family Dollar - Tennessee Colony, TX	Discount Store	1	Family Dollar	8,400	1,010,993
O’Reilly Auto Parts - Iron Mountain, MI	Automotive	1	O’Reilly Auto Parts	7,225	1,454,298
The Shoppes at Gary Farms - Bowling Green, KY	Various	5	Various	99,772	18,600,000
Walgreens Portfolio - Various(4)	Drugstore	1	Walgreens	88,977	35,795,596
Mattress Firm - Lake City, FL	Specialty Retailer	1	Mattress Firm	4,500	2,061,425
The Shops at Abilene - Abilene, TX	Various	20	Various	175,642	26,275,000
Aaron’s - Arkadelphia, AR	Specialty Retailer	1	Aaron’s	6,000	905,363
Family Dollar - San Antonio (Braun), TX	Discount Store	1	Family Dollar	8,484	1,346,789
Family Dollar - Talladega, AL	Discount Store	1	Family Dollar	8,376	1,266,746
Walgreens - Greenville, OH	Drugstore	1	Walgreens	13,650	4,683,000
Raising Cane’s - Reno, NV	Restaurant	1	Raising Cane’s	3,429	3,745,824
Family Dollar - Hobbs, NM	Discount Store	1	Family Dollar	8,320	1,389,519
Mattress Firm - Draper, UT	Specialty Retailer	1	Mattress Firm	4,995	2,387,000
Burlington Coat Factory - Bangor, ME	Retail	1	Burlington Coat Factory	85,000	4,877,057
Dollar General - Athens, WV	Discount Store	1	Dollar General	9,100	1,578,216
Buffalo Wild Wings / Shoe Carnival - Salina, KS	Various	2	Buffalo Wild Wings & Shoe Carnival	14,859	3,150,000
Village at Chapel Hill - Douglasville, GA	Various	6	Various	62,719	14,900,000
Vitamin Shoppe - Taylor, MI	Specialty Retailer	1	Vitamin Shoppe	3,000	1,394,366
Family Dollar - Cabot, AR	Discount Store	1	Family Dollar	8,422	1,456,686
Family Dollar - Lewiston, ME	Discount Store	1	Family Dollar	8,335	1,442,289
Family Dollar - Valley, AL	Discount Store	1	Family Dollar	8,393	1,222,681
Family Dollar - Walthourville, GA	Discount Store	1	Family Dollar	8,320	1,408,226
Family Dollar - Columbus, OH	Discount Store	1	Family Dollar	8,350	1,541,859
Family Dollar - San Antonio (Eisenhauer), TX	Discount Store	1	Family Dollar	8,555	1,531,164
Dollar General - Selma (Jones), AL	Discount Store	1	Dollar General	9,100	998,272
Dollar General - Autaugaville, AL	Discount Store	1	Dollar General	9,026	1,049,146
Dollar General - Dothan, AL	Discount Store	1	Dollar General	9,100	1,069,160
Dollar General - Lineville, AL	Discount Store	1	Dollar General	10,566	1,430,266
Dollar General - Semmes, AL	Discount Store	1	Dollar General	9,100	1,121,790
Dollar General - Talladega, AL	Discount Store	1	Dollar General	9,026	999,122
Dollar General - Charleston, WV	Discount Store	1	Dollar General	9,026	1,490,528
Dollar General - Ridgeley, WV	Discount Store	1	Dollar General	9,026	1,340,573
Family Dollar - Warrenville, SC	Discount Store	1	Family Dollar	8,353	1,231,128

Property Description	Tenant Industry	Number of Tenants	Tenant(s)(1)	Rentable Square Feet(2)	Purchase Price
Tractor Supply - Blytheville, AR	Home and Garden	1	Tractor Supply	19,100	$3,012,909
Family Dollar - Bearden, AR	Discount Store	1	Family Dollar	8,320	858,601
Family Dollar - New Roads, LA	Discount Store	1	Family Dollar	8,320	990,123
Dollar General - Glouster, OH	Discount Store	1	Dollar General	10,640	1,461,051
Dollar General - Sissonville, WV	Discount Store	1	Dollar General	9,026	1,294,637
Dollar General - South Charleston, WV	Discount Store	1	Dollar General	9,100	1,472,480
Dollar General - Huntington, WV	Discount Store	1	Dollar General	9,026	1,441,821
O’Reilly Auto Parts - Bennettsville, SC	Automotive	1	O’Reilly Auto Parts	6,800	1,414,080
Muncie Marketplace - Muncie, IN	Various	7	Various	77,871	15,600,000
Dollar General - Bluefield, WV	Discount Store	1	Dollar General	9,026	1,376,784
Dollar General - Charleston, WV	Discount Store	1	Dollar General	9,100	1,340,618
West Marine - Chicago, IL	Retail	1	West Marine	20,000	12,621,507
Advance Auto - Hampton, VA	Automotive	1	Advance Auto	7,000	1,351,724
Aspen Dental - Rogers, AR	Healthcare	1	Aspen Dental	3,500	1,844,595
O’Reilly Auto Parts - Flowood, MS	Automotive	1	O’Reilly Auto Parts	7,396	1,652,459
Advance Auto - Stratford, CT	Automotive	1	Advance Auto	6,768	2,742,753
Kohl’s - Eagan, MN	Retail	1	Kohl’s	97,097	9,176,000
Lowe’s - Hermitage, PA	Home and Garden	1	Lowe’s	126,078	14,042,829
Fresh Thyme Farmer’s Market - Ypsilanti Township, MI	Grocery	1	Fresh Thyme Farmer’s Market	29,332	9,679,560
Duluth Trading - Nobelsville, IN	Retail	1	Duluth Trading	14,557	5,199,000
Camping World - Fort Myers, FL	Retail	1	Camping World	44,800	15,171,000
Bob Evans - Gallipolis, OH	Restaurant	1	Bob Evans	5,606	2,725,115
Bob Evans - Peoria, IL	Restaurant	1	Bob Evans	5,263	896,552
Bob Evans - Hagerstown, MD	Restaurant	1	Bob Evans	6,701	2,554,863
Bob Evans - Piqua, OH	Restaurant	1	Bob Evans	5,117	2,034,483
Bob Evans - Mansfield, OH	Restaurant	1	Bob Evans	5,943	2,275,862
Bob Evans - Monroe, MI	Restaurant	1	Bob Evans	5,534	2,206,897
Bob Evans - Northwood, OH	Restaurant	1	Bob Evans	6,674	2,549,088
Hy-Vee - Omaha, NE	Grocery	1	Hy-Vee	69,917	10,480,000
Tractor Supply - Logan, WV	Home and Garden	1	Tractor Supply	19,097	3,671,875
Western Crossing - Jacksonville, NC	Various	6	Various	68,508	12,190,000
Derby Marketplace - Derby, KS	Various	3	Various	100,000	11,225,000
Fairlane Green II - Allen Park, MI	Various	2	LA Fitness & Best Buy	95,000	18,400,000
Pick ‘n Save - Waterford, WI	Grocery	1	Pick ‘n Save	42,856	4,778,906
Tractor Supply - Shelbyville, IL	Home and Garden	1	Tractor Supply	19,097	3,053,846
Tractor Supply - Carlyle, IL	Home and Garden	1	Tractor Supply	19,097	3,076,923
Sprouts - Lawrence, KS	Grocery	1	Sprouts	27,239	8,127,766
Pick ‘n Save - Waupaca, WI	Grocery	1	Pick ‘n Save	63,740	10,750,000
Natural Grocers - Heber City, UT	Grocery	1	Natural Grocers	15,312	5,940,740
Cash & Carry - Salt Lake City, UT	Grocery	1	Cash & Carry	21,657	5,129,293
				3,220,495	$641,348,023
____________________________

(1)	The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Includes square feet of buildings that are on land subject to ground leases.

(3)	The United Oil Portfolio consists of 13 single-tenant commercial properties located in California, which are subject to a master lease agreement.

(4)	The Walgreens Portfolio consists of six single-tenant commercial properties located in five states, which are subject to individual lease agreements with identical terms.
Borrowing Policy
Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our aggregate borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets; provided, however, that a majority of our board of directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of our gross assets is justified and in the best interest of us and our stockholders during our capital raising stage. The independent directors believe such borrowing levels are justified as higher debt levels during the offering stage may enable us to acquire properties earlier than we might otherwise be able to acquire them if we were to adhere to the 60% debt limitation, which could yield returns that are accretive to the portfolio. In addition, as we are in the offering stage, more equity could be raised in the future to reduce the debt levels. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. As of December 31, 2017, our ratio of debt to the cost (before deducting depreciation or other non-cash reserves) of our gross assets was 48.9%, and our ratio of debt to the fair market value of our gross assets was 45.6%. See “Investment Objectives and Policies — Net Debt Leverage Ratio” for a reconciliation of the credit facility and notes payable, net balance, as reported on our condensed consolidated unaudited balance sheet to net debt, a measure that does not conform to accounting principles generally accepted in the United States of America (GAAP), used to show our outstanding principal debt balance, excluding certain GAAP adjustments.
Estimated Use of Proceeds of This Offering
Depending primarily on the number of shares of our common stock we sell pursuant to this offering and assuming an allocation of 55% Class A shares and 45% Class T shares, no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum primary offering amount of $1,200,000,000 is raised in the manner described in the “Estimated Use of Proceeds” section of this prospectus, we estimate for each share sold in this offering approximately 88.5% of gross offering proceeds will be available for the purchase of real estate and other real estate-related assets, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds for working capital and to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Although we expect our distributions to continue to be paid from cash flow from operations, we have paid, and may pay, distributions from sources other than our cash flow from operations, including proceeds from asset sales or the sale of our securities in this or future offerings or borrowings in anticipation of future cash flow, and we have not placed a limit on the amount of net offering proceeds we may use to pay distributions. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Primary Offering (Not Including Distribution Reinvestment Plan)
	$660,000,000 in Class A Shares		$540,000,000 in Class T Shares		Aggregate $1,200,000,000 in Class A and Class T Shares
	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds
Gross Offering Proceeds	$660,000,000	100%	$540,000,000	100%	$1,200,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	46,200,000	7.0%	16,200,000	3.0%	62,400,000	5.2%
Dealer Manager Fee(1)	13,200,000	2.0%	10,800,000	2.0%	24,000,000	2.0%
Organization and Other Offering Expenses	13,200,000	2.0%	10,800,000	2.0%	24,000,000	2.0%
Amount Available for Investment/Net Investment Amount	587,400,000	89.0%	502,200,000	93.0%	1,089,600,000	90.8%
Acquisition Fee	11,450,292	1.7%	9,789,474	1.8%	21,239,766	1.8%
Acquisition Expenses	2,862,573	0.4%	2,447,368	0.5%	5,309,941	0.4%
Initial Working Capital Reserve	572,515	0.1%	489,474	0.1%	1,061,989	0.1%
Amount Invested in Assets	$572,514,620	86.8%	$489,473,684	90.6%	$1,061,988,304	88.5%

____________________________

(1)
This table assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum primary offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to a 7% selling commission), the aggregate amounts and percentage of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. In addition, we will pay selling commissions over time as a distribution and stockholder servicing fee for Class T shares that will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. We have excluded the distribution and stockholder servicing fee from this table, as we will pay the distribution and stockholder servicing fee from cash flow from operations or, if our cash flow from operations is not sufficient to pay the distribution and stockholder servicing fee, from borrowings in anticipation of future cash flow. We estimate a maximum distribution and stockholder servicing fee of $21,600,000 would be paid, assuming the sale of $540,000,000 of Class T shares in our primary offering.

Conflicts of Interest
Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

•
Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that CR V Advisors will act as our advisor;

•
Certain management personnel of our advisor, who also may make acquisition decisions for other programs sponsored by CCO Group, must determine which acquisition opportunities to recommend to us or the other programs sponsored by CCO Group, some of which have investment objectives and criteria substantially similar to ours, and such persons must determine how to allocate their time and other resources among us and the other programs sponsored by CCO Group;

•
VEREIT OP and certain of its management personnel will continue to provide operational real estate support services to us pursuant to the Services Agreement, and will also provide such services to other programs sponsored by CCO Group, as well as to VEREIT, a widely-held public company whose shares are listed on the New York Stock Exchange (NYSE: VER), including in respect of the allocation of acquisition opportunities to us, other programs sponsored by CCO Group and to VEREIT;

•
Current or future management personnel of CIM or its affiliates will make or participate in acquisition decisions or provide operational real estate support services for us and other current or future programs sponsored by CCO Group, and will also provide such services to other affiliates of CIM, including in respect of decisions with respect to the allocation of certain double- or triple-net lease opportunities; and

•	Our advisor, or an affiliate of our advisor, will manage and/or lease some or all of our properties.
Avraham Shemesh, our chief executive officer, president and one of our directors, and Nathan D. DeBacker, our chief financial officer and treasurer, may face conflicts similar to those described above because of their affiliation with our advisor, other programs sponsored by CCO Group and/or CIM. Similarly, Glenn J. Rufrano, one of our directors, will face conflicts of interest because of his affiliation with VEREIT and other programs sponsored by CCO Group, and Calvin E. Hollis, one of our directors, will face conflicts of interest because of his service as a director of CCIT II. See the “Conflicts of Interest” section of our prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various entities that are affiliated with our advisor.

CIM Group, LLC
CCA Acquisition, LLC
100% Preferred Interest
100% Common Interest (Managing Member)
CCO Group, LLC
100%
100%
100%
Public Stockholders
Common Stock
Common Stock
Cole REIT Advisors V, LLC (Advisor)(1)
CCO Capital, LLC (Dealer Manager)
CREI Advisors, LLC (Property Manager)
Cole Credit Property Trust V, Inc.
CRI REIT V, LLC (REIT Subsidiary)
General Partner 99.99%
Limited Partner 0.01%
Cole Operating Partnership V, LP (Operating Partnership)

____________________________

(1)
As of March 31, 2018, CR V Advisors owned 8,000 Class A shares of our common stock, which represented less than 0.1% of the outstanding shares of our common stock on that date. Pursuant to our charter, CR V Advisors is prohibited from selling these 8,000 Class A shares of our common stock, which represents the initial $200,000 investment in us, for so long as CCO Group remains our sponsor; provided, however, that CR V Advisors may transfer ownership of all or a portion of these shares of our common stock to other affiliates of our sponsor. After the completion of this offering, CR V Advisors will own less than 0.01% of our common stock, assuming we sell the maximum offering amount.

Summary of Prior Offerings
The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by CCO Group from January 1, 2008 through December 31, 2017. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by CCO Group is not necessarily indicative of the results that we will achieve. For example, the prior programs that were privately offered did not bear the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by stockholders in prior real estate programs sponsored by CCO Group.
Concurrent Offerings
Our sponsor is sponsoring Cole Income NAV Strategy and CCIT III, each of which was, as of the date of this prospectus, raising capital pursuant to public offerings of shares of their common stock. For additional information regarding concurrent offerings sponsored by CCO Group, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

We are offering in this follow-on offering up to an aggregate of $1,200,000,000 in shares of our common stock pursuant to our primary offering, consisting of Class A shares of common stock at a price of up to $24.37 per share beginning March 29, 2018 (up to $660,000,000 in shares) and Class T shares of common stock at a price of up to $23.35 per share beginning March 29, 2018 (up to $540,000,000 in shares). The offering price beginning March 29, 2018, or the price you pay to buy shares, is based on our estimated per share NAV as of December 31, 2017, as determined by our board of directors on March 29, 2018, plus any applicable per share up-front selling commissions and dealer manager fees. The net proceeds to the company, after the payment of selling commissions, the dealer manager fee and other organization and offering expenses, will be $22.18 per share for both the Class A shares and the Class T shares sold in the primary offering. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The net proceeds to us will not be affected by any such discounts. We also are offering under this prospectus up to $300,000,000 in additional shares of common stock under our distribution reinvestment plan at a purchase price during this offering of $22.18 per share beginning March 29, 2018 for both Class A shares and Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares of common stock we are offering among the classes of shares and between our primary offering and our distribution reinvestment plan. We intend to offer these shares until August 1, 2019, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by August 1, 2019, our board of directors may further extend the offering as permitted under applicable law. In no event will we extend this offering beyond 180 days after August 1, 2020, the third anniversary of the effective date of this offering, and we may terminate this offering at any time. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. Pursuant to the Securities Act of 1933, as amended (the Securities Act), in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under our distribution reinvestment plan, renew or extend the registration statement in such state.
As of March 31, 2018, we had accepted stockholders’ subscriptions for, and issued, a total of approximately 979,000 Class A shares and 578,000 Class T shares in this follow-on offering, resulting in gross proceeds to us of approximately $39.7 million (including shares issued pursuant to our distribution reinvestment plan). Combined with our initial public offering, we have accepted stockholders’ subscriptions for, and issued, a total of approximately 15,313,000 Class A shares and 1,582,000 Class T shares in our initial offering and our follow-on offering, resulting in gross proceeds to us of approximately $424.6 million (including shares issued pursuant to the distribution reinvestment plan).
Compensation to Our Advisor and Its Affiliates
Our advisor and its affiliates have received, and will continue to receive, compensation and reimbursement for services relating to this offering and the acquisition, management and disposition of our assets. All of the items of compensation are summarized in the table below. Such items of compensation may be increased by our board of directors without the approval of our stockholders. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The estimated dollar amounts for the maximum offering in the table below assume the sale of $660,000,000 in Class A shares and $540,000,000 in Class T shares pursuant to our primary offering, and $165,000,000 in Class A shares and $135,000,000 in Class T shares pursuant to our distribution reinvestment plan. The table below also assumes that such shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at a price per share for both Class A shares and Class T shares that is equal to the most recent estimated per share NAV for each share class as determined by our board of directors.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)

	Offering Stage

Up-front Selling Commissions — CCO Capital	We generally will pay to our dealer manager, CCO Capital, up to 7% of the gross proceeds from the sale of Class A shares pursuant to our primary offering and up to 3% of the gross proceeds from the sale of Class T shares pursuant to our primary offering. CCO Capital will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$62,400,000

Up-front Dealer Manager Fee — CCO Capital	We generally will pay to CCO Capital 2% of the gross proceeds from the sale of Class A shares and Class T shares pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$24,000,000
Organization and Offering Expense Reimbursement — CR V Advisors
Our advisor, CR V Advisors, will incur or pay our organization and offering expenses (excluding selling commissions, the dealer manager fee and distribution and stockholder servicing fees). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$30,000,000

Of the $30,000,000, we expect to reimburse our advisor $12,000,000 (1% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor $18,000,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses; provided, however, that no portion of the reimbursement of offering expenses that are deemed to be underwriting expenses will be paid from proceeds from sales of shares under our distribution reinvestment plan.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Acquisition and Operations Stage

Distribution and Stockholder Servicing Fee — CCO Capital
We will pay our dealer manager a fee that will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account, or a lower limit agreed upon between our dealer manager and the participating broker-dealer at the time such Class T shares were sold; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). At the time we cease paying the distribution and stockholder servicing fee with respect to an outstanding Class T share pursuant to the provisions above, such Class T share will convert into a number of Class A shares (including any fractional shares) with an equivalent NAV as such Class T share. We cannot predict when this will occur. Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the distribution and stockholder servicing fee.
$21,600,000

Type of Compensation — Recipient	Determination of Amount		Estimated Amount for Maximum Offering(1)
	Acquisition and Operations Stage

Acquisition Fee — CR V Advisors or its affiliates
In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (1) the contract purchase price of each property or asset; (2) the amount paid in respect of the development, construction or improvement of each asset we acquire; (3) the purchase price of any loan we acquire; and (4) the principal amount of any loan we originate.
			$26,970,760 assuming no debt or $107,883,041 assuming leverage of 75% of the contract purchase price.

Advisory Fee — CR V Advisors
In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average asset value, which will be determined using the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average asset value and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average asset value, our annualized advisory fee will be as follows:

	Monthly Average Asset Value Range	Annualized Fee Rate for Each Range	Monthly Average Asset Value	Annualized Effective Fee Rate	Annualized Advisory Fee
	$0 - $2 billion	0.75%	$1 billion	0.75%	$7,500,000
	over $2 billion - $4 billion	0.70%	$2 billion	0.75%	$15,000,000
	over $4 billion	0.65%	$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

Acquisition Expense Reimbursement — CR V Advisors or its affiliates
We will reimburse our advisor or its affiliates for their respective acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses (insourced expenses). Such insourced expenses in any year will be fixed at 0.5% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.5% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment). Insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the asset.

Additionally, we will pay third-party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, third-party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third-party legal expenses.

$6,742,690 estimated for reimbursement of acquisition expenses assuming no debt or $26,970,760 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. Such estimates reflect only the compensation payable to our advisor and its affiliates for insourced acquisition expenses.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)

Acquisition and Operations Stage

Operating Expenses — CR V Advisors
We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third-party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.
For all reimbursements other than acquisition expenses, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
Liquidity/Listing Stage

Disposition Fee — CR V Advisors or its affiliates
For substantial assistance in connection with the sale of one or more properties (or our entire portfolio), we will pay our advisor or its affiliates an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event will the total disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.
Because the disposition fee is based on a fixed percentage of the contract price for sold properties, the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CR V Advisors
After stockholders have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated performance fee under only one of the following events: (1) if our shares are listed on a national securities exchange; (2) if our company is sold or our assets are liquidated; or (3) upon termination of the advisory agreement.
Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.
____________________________

(1)
The estimated maximum dollar amounts are based on the sale of the maximum of $1,500,000,000 in shares allocated as (a) $660,000,000 in Class A shares and $540,000,000 in Class T shares pursuant to our primary offering and (b) $165,000,000 in Class A shares and $135,000,000 in Class T shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

Distributions
To continue to qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors has authorized, and in the future may authorize, distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations, restrictions imposed by Maryland law and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions currently are paid to our stockholders as of the record date or dates selected by our board of directors. We currently pay, and intend to continue to pay, distributions monthly in arrears. Although we expect our distributions to continue to be paid from cash flow from operations, in the event we do not have sufficient cash flow from operations to make distributions, we have paid during certain periods, and may pay in the future, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately use to acquire real estate, and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

Liquidity Opportunities
We presently intend to consider alternatives for providing liquidity for our stockholders beginning three to six years after the end of the initial public offering. If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our initial public offering, our charter requires our board of directors to adopt a resolution declaring that a proposed liquidation of our company is advisable and direct that a plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless a majority of the board of directors, including a majority of the independent directors, determines that a liquidation is not then in the best interest of our stockholders. Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the initial public offering. Our primary offering is expected to continue until August 1, 2019, which is two years from the effective date of this offering, subject to our right to extend this offering. In no event will we extend this offering beyond 180 days after August 1, 2020. Therefore, our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider exit alternatives during our offering stage. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.
Distribution Reinvestment Plan
Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be equal to the most recent estimated per share NAV for each share class, less the aggregate distributions per Class A share and Class T share of any net sale proceeds from the sale of one or more of our assets or other special distributions so designated by the board of directors. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. No selling commissions, dealer manager fees or distribution and stockholder servicing fees are paid with respect to shares sold under our distribution reinvestment plan.
If you participate in our distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.
Share Redemption Program
Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section of this prospectus captioned “Description of Shares — Share Redemption Program.”
Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you will be required to have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case we will give priority to the redemption of deceased stockholders’ shares, then to requests for full redemption of accounts with a balance of 100 shares or less, and then the remaining quarterly redemption requests will be honored on a pro rata basis. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.
The per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent per share NAV; after two years from the purchase date, 97.5% of the most recent per share NAV; and after three years from the purchase date, 100% of the most recent per share NAV. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the most recent estimated per share NAV.
Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search.
Our board of directors may amend the terms of, suspend or terminate our share redemption program at any time upon 30 days’ notice to our stockholders.
Cole Operating Partnership V, LP
We are structured as an “umbrella partnership real estate investment trust” (UPREIT). As such, we expect to own substantially all of our assets through Cole Operating Partnership V, LP (CCPT V OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCPT V OP or through other entities. We are the sole general partner of CCPT V OP, and CRI REIT V, LLC, our wholly-owned subsidiary, is the initial limited partner of CCPT V OP. CCPT V OP is not recognized for federal income tax purposes as an entity separate from us (a disregarded entity).
ERISA Considerations
You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.
Description of Shares
Uncertificated Shares
Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth in the “Questions and Answers About Our Offering” section of this prospectus and in the application for transfer.
Stockholder Voting Rights and Limitations
We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.
Restrictions on Share Transfer and Ownership
Our charter contains restrictions on transfer and ownership of the shares of our common stock that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted (prospectively or retroactively) by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.
Jumpstart Our Business Startups Act
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act (the JOBS Act). We may be eligible to qualify as an “emerging growth company,” as defined in the JOBS Act, which would grant us certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. However, we believe that it is in the best interests of our company and our stockholders to provide the disclosure that is generally required for public companies. Therefore, it is our intention not to utilize these provisions of the JOBS Act. Accordingly, we have irrevocably elected to “opt out” of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies.
Investment Company Act Considerations
We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to continue to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related assets such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will continue to be held in wholly and majority-owned subsidiaries of our company, each formed to hold a particular asset. We do not intend for such assets to constitute a significant portion of our portfolio, and we will evaluate our portfolio to ensure that any such assets do not cause us or any of our subsidiaries to meet the definition of an investment company under the Investment Company Act.

RISK FACTORS
An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.
Risks Related to Our Business
We have a limited operating history. Further, we are considered to be a “blind pool,” as we currently have not identified all of the properties or real estate-related assets we intend to purchase. For this and other reasons, an investment in our shares is speculative.
We have a limited operating history. While we will provide you with information on a regular basis regarding our real estate assets after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future acquisitions prior to our making them. Since we currently have not identified all of the properties we intend to purchase, this offering is considered to be a “blind pool” offering. You will not be able to evaluate the economic merit of our future acquisitions until after such acquisitions have been made. As a result, an investment in our shares is speculative. We have established policies relating to the types of assets we will acquire and the creditworthiness of tenants of our properties, but our advisor has wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our advisor has discretion to determine the location, number and size of our acquisitions and the percentage of net proceeds we may dedicate to a single asset.
You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire assets that further our investment objectives;

•	increase awareness of the Cole Credit Property Trust V, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other assets as well as for potential stockholders;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.
We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.
An investment in our shares will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should view our shares only as a long-term investment.
There is no public market for our common stock and there may never be one. In addition, although we presently intend to consider alternatives for providing liquidity for our stockholders beginning three to six years following the termination of the initial public offering, we do not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (generally, an investment horizon in excess of seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.
Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you will be required to have held your shares for at least one year in order to participate in our share redemption program and, subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program to no more than 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. In addition, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days’ prior notice, and our management may reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.
Our estimated per share NAV is an estimate as of a given point in time. As a result, our estimated per share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay in our offering may be higher than the value of our assets per share of common stock at the time of your purchase. In addition, our estimated per share NAV likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company.
Based on the recommendation from the Valuation Committee, which is comprised solely of independent directors, the board of directors, including all of its independent directors, approves and establishes at least annually an estimated per share NAV of the company’s common stock, which is based on an estimated market value of the company’s assets less the estimated market value of the company’s liabilities, divided by the number of shares outstanding. The company provides this estimated per share NAV to assist broker-dealers that participate in the company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers (NASD) Rule 2340.
The per share offering price in our primary offering is based on the most recent estimated per share NAV, as determined by our board of directors, plus any applicable per share up-front selling commissions and dealer manager fees, and the per share price for shares issued pursuant to our distribution reinvestment plan is based on the most recent estimated per share NAV, as determined by our board of directors.
As with any valuation methodology, the methodology used by our board of directors in reaching an estimate of the per share NAV of our shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of our shares. In addition, our board of directors’ estimate of per share NAV is not based on the book values of the company’s real estate, as determined by GAAP, as the company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments. With respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization, and we do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV. Furthermore, in reaching an estimate of the per share NAV of the company’s shares, our board of directors did not include, among other things, a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice; however, there are currently no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. As a result, there can be no assurance that:

•	you will be able to realize the estimated per share NAV or a full return on the purchase price paid for your shares upon attempting to sell your shares; or

•
the company will be able to achieve, for its stockholders, either the estimated per share NAV or the purchase price you paid for your shares upon a listing of the company’s shares of common stock on a national securities exchange, a merger of the company, or a sale of the company’s portfolio.

The price at which you purchased shares and any subsequent per share NAVs are likely to differ from the price at which you could resell such shares because: (1) there is no public trading market for our shares at this time; (2) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of the company, because the amount of proceeds available from the public offering to acquire assets is net of selling commissions, dealer manager fees, other organization and offering expense reimbursements and acquisition fees and expenses; (3) while the estimated per share NAV takes into account how market fluctuations affect the value of our assets, including how the current conditions in the financial and real estate markets may affect the value of our assets at the time of the valuation, market fluctuations after the valuation date could impact the value of our assets; (4) the estimated per share NAV does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (5) the estimated per share NAV does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio.
Our board of directors may amend our valuation policy at any time, and there is no limitation on the ability of our board of directors to cause us to vary from any valuation policy to the extent it deems appropriate, subject to applicable regulations, with or without an express amendment to the policy. The estimated per share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated per share NAV of the company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets.
We may be unable to pay or maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions are based primarily on anticipated cash flow from operations over time. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting acquisitions for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, the amount of rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash flow from operations to fund distributions required to maintain our REIT status.

We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities, which may reduce the amount of capital we ultimately deploy in our real estate operations and may negatively impact the value of our common stock.

To the extent that cash flow from operations has been or is insufficient to fully cover our distributions to you, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities. We have no limits on the amounts we may use to pay distributions from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for acquisitions and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent holders of our common stock to experience dilution. This may negatively impact the value of our common stock.

As of December 31, 2017, cumulative since inception, we have declared $56.1 million of distributions and we have paid $54.1 million, of which $26.6 million was paid in cash and $27.5 million was reinvested in shares of our common stock pursuant to our distribution reinvestment plan. Our net loss was $13.9 million as of December 31, 2017, cumulative since inception. As we did not commence principal operations until March 18, 2014, we did not pay any distributions during the period from December 12, 2012 (Date of Inception) to March 18, 2014.

The following table presents distributions and sources of distributions for the periods indicated below (dollars in thousands):

	Year Ended December 31, 2017			Year Ended December 31, 2016			As of December 31, 2017, Cumulative Since Inception
	Amount		Percent	Amount		Percent	Amount	Percent
Distributions paid in cash	$11,468		52%	$8,400		49%	$26,640	49%
Distributions reinvested	10,696		48%	8,597		51%	27,465	51%
Total distributions	$22,164		100%	$16,997		100%	$54,105	100%
Sources of distributions:
Net cash provided by operating activities	$16,033		72%	$11,399		67%	$30,215	56%
Proceeds from issuance of common stock	6,026	(1)	27%	5,598	(1)	33%	16,719	31%
Proceeds from the issuance of debt	105		1%	—		—%	7,171	13%
Total sources	$22,164		100%	$16,997		100%	$54,105	100%
———————————
(1) Includes proceeds in excess of distributions from prior periods.

Net cash provided by operating activities for the years ended December 31, 2017 and 2016 and as of December 31, 2017, cumulative since inception, was $16.0 million, $11.4 million and $30.2 million, respectively, and in each case reflected a reduction for real estate acquisition-related expenses incurred of $470,000, $1.3 million and $16.7 million, respectively, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of this prospectus, prior to the adoption in April 2017 of Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses, we treated our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from our distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the years ended December 31, 2017 and 2016 and as of December 31, 2017, cumulative since inception, include the amount by which real estate acquisition-related expenses have reduced net cash flows provided by operating activities.
Because we have in the past paid, and may in the future pay, distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flow.
We may make distributions from any source, including the sources described in the risk factor above. Because the amount we pay in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flow. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of your investment and could reduce your basis in our common stock. A reduction in a stockholder’s basis in our common stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which, in turn, could result in greater taxable income to such stockholder.
Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available to acquire assets.
We currently pay CCO Capital, our dealer manager, up to 9% of the gross proceeds of our primary offering in the form of selling commissions (up to 7% and 3% for Class A shares and Class T shares, respectively) and a dealer manager fee (generally 2% for both Class A shares and Class T shares), most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates up to 2% of our gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses. Furthermore, CCO Capital will receive a monthly distribution and stockholder servicing fee with respect to Class T shares, which will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares sold in our primary offering, up to a maximum of approximately 4.0%. Such payments will reduce the amount of cash we have available to acquire real estate and result in lower total returns to our stockholders than if we were able to use 100% of the gross proceeds from this offering to acquire properties. Moreover, the dealer manager fees and selling commissions are included in the per share primary offering prices; therefore, our offering prices do not, and are not intended to, reflect our net asset value. In addition, we currently pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees, and any additional fees, reduces the amount of cash available for acquisition of properties.
We have experienced losses in the past, and we may experience additional losses in the future.
We have experienced net losses in the past (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our assets. Many of our losses can be attributed to start-up costs, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or acquiring other assets. Our ability to sustain profitability is uncertain, and depends on the demand for, and value of, our portfolio of properties. For a further discussion of our operational history and the factors affecting our losses, see our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference into this prospectus.
We may suffer from delays in locating suitable acquisitions, which could adversely affect our ability to pay distributions to you and the value of your investment.
We could suffer from delays in locating suitable acquisitions, particularly if the capital we raise in this offering outpaces our advisor’s ability to identify potential acquisitions and/or close on acquisitions. Delays we encounter in the selection and/or acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and/or the value of your overall returns. Competition from other real estate investors increases the risk of delays in using our net offering proceeds. If our advisor is unable to identify suitable acquisitions, we will hold the proceeds we raise in this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our real estate assets.
We are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantial proceeds from this offering, we may not be able to acquire a diverse portfolio of real estate and real estate-related assets and an investment in our shares will be subject to greater risk.
We are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers successfully conducting this offering and our stockholders, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our focus, and the participating broker-dealers could emphasize such competing products to their retail stockholders. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related assets.
If we are unable to raise substantial proceeds from this offering, we will acquire fewer assets, resulting in less diversification in terms of the number of properties owned, the geographic regions in which our assets are located and the types of acquisitions that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition, ability to repay or refinance indebtedness and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and acquire a diverse portfolio of real estate and real estate-related assets.
An inability to restore or enter into selling agreements with key broker-dealers would impact our ability to raise capital in the near term.
On October 29, 2014, VEREIT, the former indirect parent of our sponsor, announced that certain of its financial statements could no longer be relied upon. As a result, various broker-dealers and clearing firms participating in offerings sponsored by our sponsor prior to the Transaction suspended sales activity, resulting in a significant decrease in capital raising activity.
While certain of the broker-dealers and the clearing firms reengaged with our sponsor prior to the Transaction, there can be no assurance that the remaining broker-dealers will engage with CCO Group following the Transaction. If these circumstances continue for a prolonged period of time, our capital raising activity may continue to be negatively affected, and, therefore, our overall financial success could be adversely affected.

Following the expiration of the Initial Services Term of the Services Agreement, CCO Group may be unable to make, on a timely or cost-effective basis, the changes necessary to replace the services provided by VEREIT OP pursuant to the Services Agreement and otherwise operate our programs.
Pursuant to the Services Agreement, VEREIT OP will continue to provide certain services to CCO Group and to the Cole REITs, including operational real estate support, during the Initial Services Term of the Services Agreement. During that period, CCO Group intends to evaluate and effectuate an appropriate transition of these services to other CIM affiliates or third parties with the goal of ensuring continuity and minimizing disruption. We cannot assure you that CCO Group will be able to successfully identify or transition to itself or third parties, on a timely and cost-effective basis, the services provided by VEREIT OP pursuant to the Services Agreement and continue to effectively provide services to us, and we cannot assure you that there will be no disruption in quality or quantity of services provided. Furthermore, any transition of such services to CCO Group or third parties could lead to increased expenses associated with such services. These increased expenses could materially and adversely affect our business, financial position or results of operations.
CIM, the new parent company of CCO Group, has limited experience in the business of operating or managing entities that engage in double- and triple-net lease activities, which is an important aspect of CCO Group’s operations.
CIM, the new parent company of CCO Group, has limited experience in the business of operating or managing entities that principally engage in double- or triple-net lease activities. While CIM’s management has considerable general real estate operational and management experience, and some members of CIM’s management have knowledge and abilities relating to double- or triple-net lease activities, operating entities that principally engage in double- and triple-net lease activities is a new business for CIM with risks that differ from those to which CIM has been subject historically. There can be no assurance that CIM’s management will have the skills needed to operate CCO Group profitably, especially following the expiration of the Initial Services Term of the Services Agreement.
It may be difficult to accurately reflect material events that may impact our estimated per share NAV between valuations and accordingly, we may be selling and repurchasing shares at too high or too low a price.
Our independent valuation firm calculated estimates of the market value of our principal real estate and real estate-related assets, and our board of directors determined the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimate provided by the independent valuation firm. Our board of directors is ultimately responsible for determining the estimated per share NAV. Since our board of directors will determine our estimated per share NAV at least annually, there may be changes in the value of our properties that are not fully reflected in the most recent estimated per share NAV. As a result, the published estimated per share NAV may not fully reflect changes in value that may have occurred since the prior valuation. Furthermore, our advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between valuations, or to obtain timely or complete information regarding any such events. Therefore, the estimated per share NAV published before the announcement of an extraordinary event may differ significantly from our actual per share NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment is made to our estimated per share NAV, as determined by our board of directors. Any resulting disparity may be to the detriment of a purchaser of our shares or a stockholder selling shares pursuant to our share redemption program.
Our future success depends to a significant degree upon certain key personnel of our advisor. If our advisor loses or is unable to attract and retain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.
Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of CCO Group and our advisor. We cannot guarantee that all of these key personnel, or any particular person, will remain affiliated with us, CCO Group and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that CCO Group or our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our acquisition strategies could be delayed or hindered, and the value of your investment may decline.

If we seek to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, and such internalization is approved by our stockholders, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.
In the future, we may undertake a listing of our common stock on an exchange or other liquidity event that may involve internalizing our management functions. If our board of directors determines that it is in our best interest to internalize our management functions, and such internalization is approved by our stockholders, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share attributable to your investment.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available to operate our business and to pay distributions.
In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity and we may fail to properly identify the appropriate mix of personnel and capital needed to operate as a stand-alone entity. Additionally, upon any internalization of our advisor, certain key personnel may not remain with our advisor, but will instead remain employees of CCO Group.
Our participation in a co-ownership arrangement could subject us to risks that otherwise may not be present in other real estate assets, which could result in litigation or other potential liabilities that could increase our costs and negatively affect our results of operations.
We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an acquisition of real estate and could result in litigation or other potential liabilities, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives or status as a REIT;

•
the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under any mortgage loan financing documents applicable to the property, which may constitute an event of default under all of the applicable mortgage loan financing documents, result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner, or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•
the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under any mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

•
the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents applicable to the property, violate applicable securities laws, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.
In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.
We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our co-ownership interest in a property at the time we would like to sell. See the section of this prospectus captioned “Conflicts of Interest — Joint Venture and Co-Ownership Arrangements with Affiliates & Our Advisor.”
Uninsured losses or losses in excess of our insurance coverage could materially adversely affect our financial condition and cash flows, and there can be no assurance as to future costs and the scope of coverage that may be available under insurance policies.
We carry comprehensive liability, fire, extended coverage, and rental loss insurance covering all of the properties in our portfolio under one or more blanket insurance policies with policy specifications, limits and deductibles customarily carried for similar properties. In addition, we carry professional liability and directors’ and officers’ insurance, and cyber liability insurance. While we select policy specifications and insured limits that we believe are appropriate and adequate given the relative risk of loss, any insurance coverages provided by tenants, the cost of the coverage and industry practice, there can be no assurance that we will not experience a loss that is uninsured or that exceeds policy limits. In addition, we may reduce or discontinue terrorism, earthquake, flood or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. Our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases.
Further, we do not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Certain types of losses may be either uninsurable or not economically insurable, such as losses due to earthquakes, riots or acts of war. If we experience a loss that is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. In addition, we carry several different lines of insurance, placed with several large insurance carriers. If any one of these large insurance carriers were to become insolvent, we would be forced to replace the existing insurance coverage with another suitable carrier, and any outstanding claims would be at risk for collection. In such an event, we cannot be certain that we would be able to replace the coverage at similar or otherwise favorable terms. As a result of any of the situations described above, our financial condition and cash flows may be materially and adversely affected.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and stockholder relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cyber incidents, but these measures do not guarantee that a cyber incident will not occur or that attempted security breaches or disruptions would not be successful or damaging. A cyber incident could materially adversely impact our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.

The U.S. Department of Labor has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.
On April 8, 2016, the U.S. Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Internal Revenue Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (including IRAs). The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017. However, on February 3, 2017, the President of the United States asked for additional review of this regulation. In response, on March 2, 2017, the U.S. Department of Labor published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the U.S. Department of Labor published a final rule extending for 60 days the applicability date of the final regulation to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach, and on November 27, 2017, the U.S. Department of Labor further delayed the implementation of certain requirements and exemptions to July 1, 2019. On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. It is unclear what impact this decision will have on the final regulation – the U.S. Department of Labor could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court, or further revise or withdraw the final regulation. In response to the Fifth Circuit’s decision, a U.S. Department of Labor spokesperson has informally indicated that the U.S. Department of Labor will not enforce the final regulation at this time pending further review. If the U.S. Department of Labor does not seek a rehearing, the Fifth Circuit is expected to enter a mandate vacating the final regulation on May 7, 2018.
The final regulation and the accompanying exemptions are complex, and may be subject to further revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulations on purchasing and holding interests in the Company. The final regulation could have negative implications on our ability to raise capital from potential stockholders, including those investing through IRAs.
Risks Related to Conflicts of Interest
We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.
Our advisor and its affiliates, including our dealer manager, face conflicts of interest caused by their compensation arrangements with us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated, which could result in actions that are not in the long-term best interests of our stockholders.
Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and the dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and advisory fees;

•
property acquisitions from other real estate programs sponsored or operated by CCO Group, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property or asset dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor; and

•
how and when to recommend to our board of directors a proposed strategy to provide our stockholders with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of significant fees.

The acquisition fee payable to our advisor is principally based on the cost of our acquisitions and not on performance, which could result in our advisor taking actions that are not necessarily in the long-term best interests of our stockholders.
The acquisition fee we pay to our advisor is based on the cost of our acquisitions. As a result, our advisor receives this fee regardless of the quality of such acquisitions, the performance of such acquisitions or the quality of our advisor’s services rendered to us in connection with such acquisitions. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee may not be aligned with our interest of acquiring real estate that is likely to produce the maximum risk-adjusted returns.
Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative acquisitions in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our stockholders, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon 60 days’ written notice without cause or penalty, which under certain circumstances, could result in our advisor earning a performance fee. This could have the effect of delaying, deferring or preventing a change of control.
Other real estate programs sponsored or operated by CCO Group, as well as VEREIT, CIM and certain of its affiliates, use investment strategies that are similar to ours; therefore, our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.
CCPT IV, CCIT II, CCIT III, Cole Income NAV Strategy, CIM and its affiliates and VEREIT have characteristics, including targeted asset types, and investment objectives and criteria substantially similar to ours. As a result, we may be seeking to acquire properties and real estate-related assets at the same time as CIM or its affiliates, VEREIT or one or more of the other real estate programs sponsored or operated by CCO Group and managed by officers and key personnel of our advisor and/or its affiliates, and these other programs may use investment strategies and have investment objectives and criteria substantially similar to ours. Certain of our executive officers and certain officers of our advisor also are executive officers of CIM or its affiliates and other programs sponsored or operated by CCO Group, the general partners of other private investment programs sponsored or operated by CCO Group and/or the advisors or fiduciaries of other real estate programs sponsored or operated by CCO Group. During the Initial Services Term of the Services Agreement, all transactions with a purchase price at or below $100 million will be allocated among VEREIT, us and the other real estate programs sponsored by CCO Group by an allocation committee, which is comprised of employees of VEREIT and employees of CIM, CCO Group and their respective affiliates, in a manner consistent with the policy described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.” Additionally, for programs sponsored by CCO Group that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us, CCIT II and CCIT III, but does not apply to CCPT IV or Cole Income NAV Strategy. Accordingly, there is a risk that the allocation of acquisition opportunities may result in our acquiring a property that provides lower returns to us than a property purchased by VEREIT or another real estate program sponsored by CCO Group.
In addition, we have acquired, and may continue to acquire, properties in geographic areas where CIM or its affiliates, VEREIT or other real estate programs sponsored by CCO Group own properties. If one of these other real estate programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since CIM or its affiliates or other real estate programs sponsored by CCO Group may be competing with us for these assets. See the section of this prospectus captioned “Prior Performance Summary — Public Programs” for additional information on the amounts raised in the other programs sponsored by CCO Group.

Our officers, certain of our directors and our advisor, including its key personnel and officers, face conflicts of interest related to the positions they hold with affiliated and unaffiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.
Avraham Shemesh, our chief executive officer, president and one of our directors, is also a founder and principal of CIM and certain of its affiliates, as well as a director of CCIT II. Furthermore, Glenn J. Rufrano, one of our directors, is the chief executive officer and a director of VEREIT and a director of several other real estate programs sponsored by CCO Group, and Calvin E. Hollis, who serves as one of our directors, also serves as a director of CCIT II. In addition, our chief financial officer and treasurer, Nathan D. DeBacker, is also an officer of other real estate programs sponsored by CCO Group. Also, our advisor and its key personnel are or may be key personnel of other current or future real estate programs that have investment objectives, targeted assets, and legal and financial obligations substantially similar to ours, and/or key personnel of the advisor to such programs, and they may have other business interests as well. As a result, Messrs. Shemesh, Rufrano, Hollis and DeBacker may owe fiduciary duties to these other entities and their stockholders or equity owners, as applicable, which may from time to time conflict with the duties that they owe to us and our stockholders.
Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new acquisition opportunities, management time and operational expertise among us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the acquisition or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor and its affiliates, and (7) our relationship with, and compensation to, our dealer manager. Even if these persons do not violate their duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources among us and these other entities and persons. Should such persons devote insufficient time or resources to our business, returns on our acquisitions may suffer.
Our charter permits us to acquire assets and borrow funds from affiliates of our advisor, and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.
Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.
Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we may enter into with CIM or its affiliates, VEREIT or another real estate program sponsored or operated by CCO Group, which could result in a disproportionate benefit to CIM or its affiliates, VEREIT or another real estate program sponsored or operated by CCO Group.
We may enter into joint ventures or co-ownership arrangements (including co-investment transactions) with CIM or its affiliates, VEREIT or another real estate program sponsored or operated by CCO Group for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related assets. Since one or more of the officers of our advisor are officers of CIM or its affiliates, including CCO Group and/or the advisors to other real estate programs sponsored or operated by CCO Group, our advisor may face conflicts of interest in determining which real estate program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and any affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive.

In the event we enter into joint venture or other co-ownership arrangements with CIM or its affiliates, VEREIT or another real estate program sponsored or operated by CCO Group, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related asset. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from any affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with another real estate program sponsored or operated by CIM, CCO Group or their respective affiliates, or VEREIT, that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and CIM or its affiliates, VEREIT or another real estate program sponsored or operated by CCO Group grants us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results.
An effective system of internal control over financial reporting is necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. As part of our ongoing monitoring of internal controls, we may discover material weaknesses or significant deficiencies in our internal controls that we believe require remediation. If we discover such weaknesses, we will make efforts to improve our internal controls in a timely manner. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can only provide reasonable, not absolute, assurance that the objectives of the system are met. Any failure to maintain effective internal controls, or implement any necessary improvements in a timely manner, could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock, or cause us to not meet our reporting obligations. Ineffective internal controls could also cause holders of our securities to lose confidence in our reported financial information, which would likely have a negative effect on business.
Risks Related to Our Corporate Structure
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 500,000,000 shares of stock, of which (i) 245,000,000 shares are designated as Class A common stock, (ii) 245,000,000 shares are designated as Class T common stock and (iii) 10,000,000 shares are classified as preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, our board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of shares of our common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”
Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.
Under its Control Share Acquisition Act, Maryland law also provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any acquisition of shares of our stock by CCO Group, LLC or any affiliate of CCO Group, LLC. This provision may be amended or eliminated at any time in the future. If this provision were amended or eliminated, this statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”
Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.
Our charter requires that any tender offer, including any “mini-tender” offer, must comply with most of the requirements of Regulation 14D of the Securities Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, our stockholders will be prohibited from transferring any shares to such non-complying person unless they first offered such shares to us at the tender offer price offered by the non-complying person. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.
If we are required to register as an investment company under the Investment Company Act, we could not continue our current business plan, which may significantly reduce the value of your investment.
We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we nor any of our subsidiaries meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.
In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these acquisitions must be made within one year after the public offering of our shares of common stock ends. To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our acquisition strategy. Accordingly, our board of directors may not be able to change our investment policies as they may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Our board of directors may change certain of our policies without stockholder approval, which could alter the nature of your investment. If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.
Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. As a result, the nature of your investment could change without your consent. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•
an amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets.
In addition, pursuant to our charter, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.
All other matters are subject to the discretion of our board of directors.
The power of the board of directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.
Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if the board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. In such a case, we would become subject to U.S. federal, state and local income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our stockholders, which could have adverse consequences on the total return to holders of our common stock.
Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.
The Maryland General Corporation Law provides that a director has no liability in such capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce our stockholders’ and our recovery against them. In addition, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our advisor. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to our stockholders. See the section of this prospectus captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.
Your interest in us will be diluted if we issue additional shares.
Existing stockholders and potential stockholders in this offering do not have preemptive rights to any shares issued by us in the future. Our charter authorizes 500,000,000 shares of stock, of which 245,000,000 shares are designated as Class A common stock, 245,000,000 shares are designated as Class T common stock and 10,000,000 shares are classified as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock that we have authority to issue, or classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction. Stockholders purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement of our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other real estate programs sponsored or operated by CCO Group, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. If we admit outside limited partners to our operating partnership, our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.
Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

General Risks Related to Real Estate Assets
Adverse economic, regulatory and geographic conditions that have an impact on the real estate market in general may prevent us from being profitable or from realizing growth in the value of our real estate properties.
Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in international, national or local economic or geographic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate assets generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.
These risks and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.
We are primarily dependent on single-tenant leases for our revenue and, accordingly, if we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.
We focus our acquisition activities on ownership of primarily freestanding, single-tenant commercial properties that are net leased to a single tenant. Therefore, the financial failure of, or other default by, a significant tenant or multiple tenants could cause a material reduction in our revenues and operating cash flows. In addition, to the extent that we enter into a master lease with a particular tenant, the termination of such master lease could affect each property subject to the master lease, resulting in the loss of revenue from all such properties.
We cannot assure you that our leases will be renewed or that we will be able to lease or re-lease the properties on favorable terms, or at all, or that lease terminations will not cause us to sell the properties at a loss. Any of our properties that become vacant could be difficult to re-lease or sell. We have and may continue to experience vacancies either by the default of a tenant under its lease or the expiration of one of our leases. We typically must incur all of the costs of ownership for a property that is vacant. Upon or pending the expiration of leases at our properties, we may be required to make rent or other concessions to tenants, or accommodate requests for renovations, remodeling and other improvements, in order to retain and attract tenants. Certain of our properties may be specifically suited to the particular needs of a tenant (e.g., a restaurant) and major renovations and expenditures may be required in order for us to re-lease the space for other uses. If the vacancies continue for a long period of time, we may suffer reduced revenues and increased costs, resulting in less cash available for distribution to our stockholders and unitholders. If we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.
We may be subject to tenant, industry and geographic concentrations that make us more susceptible to adverse events with respect to certain tenants, industries or geographic areas.
As of December 31, 2017, we had derived approximately:

•	14% of our 2017 annualized rental income from Walgreens; and

•	15%, 13%, 12% and 11% of our 2017 annualized rental income from tenants in the pharmacy, discount store, sporting goods and grocery industries, respectively.
Any adverse change in the financial condition of a tenant with whom we may have a significant credit concentration now or in the future, or any downturn of the economy in any state or industry in which we may have a significant credit concentration now or in the future, could result in a material reduction of our cash flows or material losses to us.

Our net leases may require us to pay property-related expenses that are not the obligations of our tenants.
Under the terms of the majority of our net leases, in addition to satisfying their rent obligations, our tenants are responsible for the payment or reimbursement of property expenses such as real estate taxes, insurance and ordinary maintenance and repairs. However, under the provisions of certain existing leases and leases that we may enter into in the future with our tenants, we may be required to pay some or all of the expenses of the property, such as the costs of environmental liabilities, roof and structural repairs, real estate taxes, insurance, certain non-structural repairs and maintenance. If our properties incur significant expenses that must be paid by us under the terms of our leases, our business, financial condition and results of operations may be adversely affected and the amount of cash available to meet expenses and to pay distributions to you may be reduced.
If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.
The bankruptcy or insolvency of our tenants may adversely affect the income produced by our properties. Under bankruptcy law, a tenant cannot be evicted solely because of its bankruptcy and has the option to assume or reject any unexpired lease. If the tenant rejects the lease, any resulting claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. Our claim against the bankrupt tenant for unpaid and future rent will be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and it is unlikely that a bankrupt tenant that rejects its lease would pay in full amounts it owes us under the lease. Even if a lease is assumed and brought current, we still run the risk that a tenant could condition lease assumption on a restructuring of certain terms, including rent, that would have an adverse impact on us. Any shortfall resulting from the bankruptcy of one or more of our tenants could adversely affect our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or maintain our level of distributions on our common stock.
In addition, the financial failure of, or other default by, one or more of the tenants to whom we have exposure could have an adverse effect on the results of our operations. While we evaluate the creditworthiness of our tenants by reviewing available financial and other pertinent information, there can be no assurance that any tenant will be able to make timely rental payments or avoid defaulting under its lease. If any of our tenants’ businesses experience significant adverse changes, they may fail to make rental payments when due, close a number of stores, exercise early termination rights (to the extent such rights are available to the tenant) or declare bankruptcy. A default by a significant tenant or multiple tenants could cause a material reduction in our revenues and operating cash flows. In addition, if a tenant defaults, we may incur substantial costs in protecting any impacted assets.
If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback might be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.
If the sale-leaseback were re-characterized as a financing, we would not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we and our tenant could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the tenant relating to the property.
We have assumed, and in the future may assume, liabilities in connection with our property acquisitions, including unknown liabilities.
In connection with acquisitions of properties, we may assume existing liabilities, some of which may have been unknown or unquantifiable at the time of the transaction. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants or other persons dealing with the sellers prior to our acquisition of the properties, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. If the magnitude of such unknown liabilities is high, either singly or in the aggregate, it could adversely affect our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.
Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets may contribute to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other acquisition strategies, as our acquisition approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our commercial properties could decrease below the amount paid for such assets;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increase tenant improvement expenses or concessions;

•	ownership costs could increase;

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations; and/or

•	the resale value of such properties could decline.
All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.
We may be unable to secure funds for future leasing commissions, tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.
When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for leasing commissions, tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we could be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the net proceeds from this offering to buy real estate and real estate-related assets and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, our assets may generate lower cash flows or decline in value, or both.
We may be unable to successfully expand our operations into new markets.
Each of the risks described in the previous risk factors that are applicable to our ability to acquire and successfully integrate and operate properties in the markets in which our properties are located are also applicable to our ability to acquire and successfully integrate and operate properties in new markets. In addition to these risks, we may not possess the same level of familiarity with the dynamics and market conditions of certain new markets that we may enter, which could adversely affect our ability to expand into those markets. We may be unable to build a significant market share or achieve a desired return on our assets in new markets. If we are unsuccessful in expanding into new markets, it could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
Our properties may be subject to impairment charges.
We routinely evaluate our real estate assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and lease structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. Since our focus is on properties net leased to a single tenant, the financial failure of, or other default by, a single tenant under its lease may result in a significant impairment loss. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property, which could have a material adverse effect on our results of operations in the period in which the impairment charge is recorded. Negative developments in the real estate market may cause management to reevaluate the business and macro-economic assumptions used in its impairment analysis. Changes in management’s assumptions based on actual results may have a material impact on our financial statements.
We may obtain only limited warranties when we purchase a property and typically have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property.
We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions.
Real estate assets are, in general, relatively illiquid and may become even more illiquid during periods of economic downturn. As a result, we may not be able to sell our properties quickly or on favorable terms in response to changes in the economy or other conditions when it otherwise may be prudent to do so. In addition, certain significant expenditures generally do not change in response to economic or other conditions, including debt service obligations, real estate taxes, and operating and maintenance costs. This combination of variable revenue and relatively fixed expenditures may result, under certain market conditions, in reduced earnings. Further, as a result of the 100% prohibited transactions tax applicable to REITs, we intend to hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be favorable. Therefore, we may be unable to adjust our portfolio promptly in response to economic, market or other conditions, which could adversely affect our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property or the price that could be obtained if the rental was at the then-current market rate.
We expect to hold the various real properties we acquire until such time as we decide that a sale or other disposition is appropriate given our REIT status and business objectives. Our ability to dispose of properties on advantageous terms or at all depends on certain factors beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of our properties. We cannot predict the various market conditions affecting real estate assets which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the disposition of our properties, we cannot assure you that we will be able to sell such properties at a profit or at all in the future. Accordingly, the extent to which our stockholders will receive cash distributions and realize potential appreciation on our real estate assets will depend upon fluctuating market conditions. Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.
Our properties where the underlying tenant has a below investment grade credit rating, as determined by major credit rating agencies, or has an unrated tenant, may have a greater risk of default.
As of December 31, 2017, approximately 62.4% of our tenants were not rated or did not have an investment grade credit rating from a major ratings agency or were not affiliates of companies having an investment grade credit rating. Our properties with such tenants may have a greater risk of default and bankruptcy than properties leased exclusively to investment grade tenants. When we acquire properties where the tenant does not have a publicly available credit rating, we will use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (e.g., financial ratios, net worth, revenue, cash flows, leverage and liquidity, if applicable). If our ratings estimates are inaccurate, the default or bankruptcy risk for the subject tenant may be greater than anticipated. If our lender or a credit rating agency disagrees with our ratings estimates, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is the primary source of our cash flow from operations.
We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock could be materially adversely affected.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property or may require us to maintain specified debt levels for a period of years on some properties.
A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance. If a property is subject to a lock-out provision, we may be materially restricted from or delayed in selling or otherwise disposing of or refinancing such property. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change of control even though that disposition or change of control might be in the best interests of our stockholders.
Increased operating expenses could reduce cash flow from operations and funds available to acquire properties or make distributions.
Our properties are subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are payable (or are being paid) in an amount that is insufficient to cover operating expenses that are the landlord’s responsibility under the lease, we could be required to expend funds in excess of such rents with respect to that property for operating expenses. Our properties are subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating and ownership expenses. Some of our property leases may not require the tenants to pay all or a portion of these expenses, in which event we may be responsible for these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.
The market environment may adversely affect our operating results, financial condition and ability to pay distributions to our stockholders.
Any deterioration of domestic or international financial markets could impact the availability of credit or contribute to rising costs of obtaining credit and therefore, could have the potential to adversely affect the value of our assets, the availability or the terms of financing, our ability to make principal and interest payments on, or refinance, any indebtedness and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy their obligations, including the payment of rent under existing leases. The market environment also could affect our operating results and financial condition as follows:

•
Debt Markets — The debt market is sensitive to the macro environment, such as Federal Reserve policy, market sentiment, or regulatory factors affecting the banking and commercial mortgage backed securities (CMBS) industries. Should overall borrowing costs increase, due to either increases in index rates or increases in lender spreads, our operations may generate lower returns.

•
Real Estate Markets — While incremental demand growth has helped to reduce vacancy rates and support modest rental growth in recent years, and while improving fundamentals have resulted in gains in property values, in many markets property values, occupancy and rental rates continue to be below those previously experienced before the most recent economic downturn. If recent improvements in the economy reverse course, the properties we acquire could substantially decrease in value after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in our earnings.
Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.
Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain the level of distributions on our common stock.
Covenants, conditions and restrictions may restrict our ability to operate a property.
Many of our properties are or will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting their operation and any improvements on such properties. Compliance with CC&Rs may adversely affect the types of tenants we are able to attract to such properties, our operating costs and reduce the amount of funds that we have available to pay distributions to you.
Acquisitions of build-to-suit properties will be subject to additional risks related to properties under development.
We may engage in build-to-suit programs and the acquisition of properties under development. In connection with these acquisitions, we will enter into purchase and sale arrangements with sellers or developers of suitable properties under development or construction. In such cases, we are generally obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. We may also engage in development and construction activities involving existing properties, including the expansion of existing facilities (typically at the request of a tenant) or the development or build-out of vacant space at retail properties. We may advance significant amounts in connection with certain development projects.
As a result, we are subject to potential development risks and construction delays and the resultant increased costs and risks, as well as the risk of loss of certain amounts that we have advanced should a development project not be completed. To the extent that we engage in development or construction projects, we may be subject to uncertainties associated with obtaining permits or re-zoning for development, environmental and land use concerns of governmental entities and/or community groups, and the builder’s ability to build in conformity with plans, specifications, budgeted costs and timetables. If a developer or builder fails to perform, we may terminate the purchase, modify the construction contract or resort to legal action to compel performance (or in certain cases, we may elect to take over the project and pursue completion of the project ourselves). A developer’s or builder’s performance may also be affected or delayed by conditions beyond that party’s control. Delays in obtaining permits or completion of construction could also give tenants the right to terminate preconstruction leases.
We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased project costs or the loss of our investment. Although we rarely engage in construction activities relating to space that is not already leased to one or more tenants, to the extent that we do so, we may be subject to normal lease-up risks relating to newly constructed projects. We also will rely on rental income and expense projections and estimates of the fair market value of the property upon completion of construction when agreeing upon a price at the time we acquire the property. If these projections are inaccurate, we may pay too much for a property and our return on our investment could suffer. If we contract with a development company for a newly developed property, there is a risk that money advanced to that development company for the project may not be fully recoverable if the developer fails to successfully complete the project.
Our operating results may be negatively affected by potential development and construction delays and the resultant increased costs and risks.
If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental and land use concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the breached agreement or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our asset. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our assets could suffer.
We may deploy capital in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental and land use concerns of governmental entities and/or community groups.
If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other acquisitions.
In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other acquisitions.
Competition with third parties in acquiring, leasing or selling properties and other assets may reduce our profitability and the return on your investment.
We compete with many other entities engaged in real estate acquisition activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate acquisition activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable acquisitions may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other assets as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.
We are also subject to competition in the leasing of our properties. Many of our competitors own properties similar to ours in the same markets in which our properties are located. If one of our properties is nearing the end of the lease term or becomes vacant and our competitors (which could include funds sponsored by affiliates of our advisor) offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer substantial rent concessions in order to retain tenants when such tenants’ leases expire or to attract new tenants.
In addition, if our competitors sell assets similar to assets we intend to sell in the same markets and/or at valuations below our valuations for comparable assets, we may be unable to dispose of our assets at all or at favorable pricing or on favorable terms. As a result of these actions by our competitors, our business, financial condition, liquidity and results of operations may be adversely affected.
Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to our stockholders and the amount of distributions.
Many of our leases provide for increases in rent as a result of increases in the tenant’s sales volume. There likely will be numerous other retail properties within the market area of such properties that will compete with our tenants for customer business. In addition, traditional retailers face increasing competition from alternative retail channels, including internet based retailers and other forms of e-commerce, factory outlet centers, wholesale clubs, mail order catalogs and television shopping networks which could adversely impact our retail tenants’ sales volume. Such competition could negatively affect such tenants’ ability to pay rent or the amount of rent paid to us. This could result in decreased cash flow from tenants, thus affecting cash available for distributions to our stockholders and the amount of distributions we pay.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are often more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning assets in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we will be required to either pass on the entire portfolio, including the desirable properties, or acquire the entire portfolio and operate or attempt to dispose of the unwanted properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse impact on our operations.
Terrorism and war could harm our operating results.
The strength and profitability of our business depends on demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and the District of Columbia on September 11, 2001 and in Boston on April 15, 2013, and other acts of terrorism or war may have a negative impact on our operations. Terrorist attacks in the United States and elsewhere may result in declining economic activity, which could harm the demand for and the value of our properties. In addition, the public perception that certain locations are at greater risk for attack, such as major airports, ports, and rail facilities, may decrease the demand for and the value of our properties near these sites. A decrease in demand could make it difficult for us to renew or re-lease our properties at these sites at lease rates equal to or above historical rates. Such terrorist attacks could have an adverse impact on our business even if they are not directed at our properties.
In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. Although we maintain terrorism insurance coverage on our portfolio, the amount of our terrorism insurance coverage may not be sufficient to cover losses inflicted by terrorism and therefore could expose us to significant losses and have a negative impact on our operations.
Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.
All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of hazardous materials, and the remediation of any associated contamination. Some of these laws and regulations may impose joint and several liability on tenants, current or previous owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures and/or adversely affect the value of the property. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.
Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.
Some of these properties may contain at the time of acquisition, or may have contained prior to our acquisition, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. Certain of our properties may be adjacent to or near other properties upon which others have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.
We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.
In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.
Changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.
Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on its balance sheet. If the lease does not meet the criteria for a capital lease, the lease is to be considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board conducted a joint project to re-evaluate lease accounting. In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases (ASU 2016-02), which will require that a tenant recognize assets and liabilities on the balance sheet for all leases with a lease term of more than 12 months, with the result being the recognition of a right of use asset and a lease liability and the disclosure of key information about the entity’s leasing arrangements. These and other potential changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how our real estate leasing business is conducted. For example, with the ASU 2016-02 revision, companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets under current practice could be reduced or eliminated. This impact in turn could make it more difficult for us to enter into leases on terms we find favorable. The amendments in ASU 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are still currently evaluating the full impact ASU 2016-02 will have on our consolidated financial statements; however we plan to adopt ASU 2016-02 as of January 1, 2019.
Changes in accounting standards may adversely impact our financial condition and/or results of operations.
We are subject to the rules and regulations of the FASB related to GAAP. Various changes to GAAP are constantly being considered, some of which could materially impact our reported financial condition and/or results of operations. Also, to the extent that public companies in the United States would be required in the future to prepare financial statements in accordance with International Financial Reporting Standards instead of the current GAAP, this change in accounting standards could materially affect our financial condition or results of operations.

Compliance with the Americans with Disabilities Act of 1990, as amended, and fire, safety and other regulations may require us to make unanticipated expenditures that could significantly reduce the cash available for distributions on our common stock.
Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990, as amended (the ADA), pursuant to which all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that our properties substantially comply with present requirements of the ADA, we have not conducted an audit or investigation of all of our properties to determine our compliance. If one or more of our properties or future properties are not in compliance with the ADA, we might be required to take remedial action, which would require us to incur additional costs to bring the property into compliance. Noncompliance with the ADA could also result in imposition of fines or an award of damages to private litigants.
Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation.
In addition, our properties are subject to various federal, state and local regulatory requirements, such as state and local earthquake, fire and life safety requirements. If we were to fail to comply with these various requirements, we might incur governmental fines or private damage awards. If we incur substantial costs to comply with the ADA or any other regulatory requirements, our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock could be materially adversely affected. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties.
Risks Associated with Debt Financing
We have incurred mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.
We have acquired real estate and other real estate-related assets by borrowing new funds. In addition, we have incurred mortgage debt and pledged some of our real properties as security for that debt to obtain funds to acquire additional real properties and other assets and to pay distributions to our stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.
Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to stockholders. There is no limitation on the amount we may borrow against any individual property or other asset. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. A majority of our board of directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets is justified and in the best interests of us and our stockholders during our capital raising stage. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines and our charter; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. We expect that during the offering period, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.
We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flows are sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders’ investments. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our qualification as a REIT. We may give full or partial guarantees to lenders of recourse mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity and with respect to any such property that is vacant, potentially be responsible for any property-related costs such as real estate taxes, insurance and maintenance, which costs will likely increase if the lender does not timely exercise its remedies. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.
We intend to rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to meet maturing obligations or make any additional acquisitions.
In order to maintain our qualification as a REIT under the Internal Revenue Code, we are required, among other things, to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. Because of this dividend requirement, we may not be able to fund from cash retained from operations all of our future capital needs, including capital needed to refinance maturing obligations or make new acquisitions.
The capital and credit markets have experienced extreme volatility and disruption in recent years. Market volatility and disruption could hinder our ability to obtain new debt financing or refinance our maturing debt on favorable terms or at all or to raise debt and equity capital. Our access to capital will depend upon a number of factors, including:

•	general market conditions;

•	government action or regulation, including changes in tax law;

•	the market’s perception of our future growth potential;

•	the extent of stockholder interest;

•	analyst reports about us and the REIT industry;

•	the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•	our financial performance and that of our tenants;

•	our current debt levels and changes in our credit ratings, if any;

•	our current and expected future earnings; and

•	our cash flow and cash distributions, including our ability to satisfy the dividend requirements applicable to REITs.
If we are unable to obtain needed capital on satisfactory terms or at all, we may not be able to meet our obligations and commitments as they mature or make any new acquisitions.
High interest rates may make it difficult for us to finance or refinance assets, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
We run the risk of being unable to finance or refinance our assets on favorable terms or at all. If interest rates are high when we desire to mortgage our assets or when existing loans come due and the assets need to be refinanced, we may not be able to, or may choose not to, finance the assets and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our assets could reduce the number of assets we can acquire, which could reduce our operating cash flow and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact our operating cash flow and returns on our assets.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.
We have incurred indebtedness, and in the future may incur additional indebtedness, that bears interest at a variable rate. To the extent that we incur variable rate debt and do not hedge our exposure thereunder, increases in interest rates would increase the amounts payable under such indebtedness, which could reduce our operating cash flows and our ability to pay distributions to our stockholders. In addition, if our existing indebtedness matures or otherwise becomes payable during a period of rising interest rates, we could be required to liquidate one or more of our assets at times that may prevent realization of the maximum return on such assets.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness or to fund our other liquidity needs.
Additionally, if we incur additional indebtedness in connection with any future deployment of capital or development projects or for any other purpose, our debt service obligations could increase. We may need to refinance all or a portion of our indebtedness before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time;

•	restrictions in the agreements governing our indebtedness;

•	general economic and capital market conditions;

•	the availability of credit from banks or other lenders; and

•	our results of operations.
As a result, we may not be able to refinance our indebtedness on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, or delaying any strategic acquisitions and alliances or capital expenditures, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or maintain our level of distributions on our common stock.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.
In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CR V Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to pay distributions on our common stock.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.
We have financed some of our property acquisitions using interest-only mortgage indebtedness and may continue to do so. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on the value of our common stock.
To hedge against exchange rate and interest rate fluctuations, we have used, and may continue to use, derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.
We have used, and may continue to use, derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in CMBS. Derivative instruments may include interest rate swap contracts, interest rate caps or floor contracts, rate lock arrangements, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.
To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, market risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Market risk includes the adverse effect on the value of the financial instrument resulting from a change in interest rates. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.
Risks Associated with Real Estate-Related Assets
Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.
We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan.
We are subject to risks relating to real estate-related securities, including CMBS.
Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities may be subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer or that income from collateral may be insufficient to meet debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the obliged parties to repay principal and interest or make distribution payments.
CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to the risks above and all of the risks of the underlying mortgage loans. CMBS are issued by investment banks and non-regulated financial institutions, and are not insured or guaranteed by the U.S. government. The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole and may be negatively impacted by any dislocation in the mortgage-backed securities market in general.
CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.
U.S. Federal Income and Other Tax Risks
Failure to maintain our qualification as a REIT for U.S. federal income tax purposes would adversely affect our operations and our ability to make distributions.
We are currently taxed as a REIT under the Internal Revenue Code. Our ability to maintain our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If we fail to continue to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for the acquisition of assets or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If we lose our REIT status, we might be required to borrow funds or liquidate some assets in order to pay the applicable tax. Our failure to continue to qualify as a REIT would adversely affect the return on your investment.
Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.
We may purchase properties and lease them back to the sellers of such properties. We would characterize such a sale-leaseback transaction as a “true lease,” which treats the lessor as the owner of the property for U.S. federal income tax purposes. In the event that any sale-leaseback transaction is challenged by the Internal Revenue Service (IRS) and re-characterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, such a re-characterization could cause the amount of our REIT taxable income to be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year and thus lose our REIT status.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock that does not represent a return of capital. In addition, you may be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount from fair market value. Such an additional deemed distribution could cause you to be subject to additional income tax liability. Unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability arising as a result of the distributions reinvested in our shares.
Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.
Income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates are generally subject to tax at preferential rates. Dividends payable by REITs, however, generally are not eligible for the preferential tax rates applicable to qualified dividend income (but under the Tax Cuts and Jobs Act, U.S. stockholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2026). Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the preferential rates continue to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability or reduce our operating flexibility, including the recently passed Tax Cuts and Jobs Act.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect our taxation and our ability to continue to qualify as a REIT or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that acquires real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our Charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
In addition, the Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. The Tax Cuts and Jobs Act makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. Among the changes made by the Tax Cuts and Jobs Act are permanently reducing the generally applicable corporate tax rate, generally reducing the tax rate applicable to individuals and other noncorporate taxpayers for tax years beginning after December 31, 2017 and before January 1, 2026, eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility and, for individuals, the deduction for non-business state and local taxes), and, for taxable years beginning after December 31, 2017 and before January 1, 2026, providing for preferential rates of taxation through a deduction of up to 20% (subject to certain limitations) on most ordinary REIT dividends and certain trade or business income of non-corporate taxpayers. The Tax Cuts and Jobs Act also imposes new limitations on the deduction of net operating losses and requires us to recognize income for tax purposes no later than when we take it into account on our financial statements, which may result in us having to make additional taxable distributions to our stockholders in order to comply with REIT distribution requirements or avoid taxes on retained income and gains. The Tax Cuts and Jobs Act also makes numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly but may otherwise affect us or our stockholders.
While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Internal Revenue Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.
We urge you to consult with your own tax advisor with respect to the status of the Tax Cuts and Jobs Act and other legislative, regulatory or administrative developments and proposals and their potential effect on holding our common stock.
If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to continue to qualify as a REIT.
Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Internal Revenue Code, we could fail to continue to qualify as a REIT.

In certain circumstances, we may be subject to certain federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we maintain our status as a REIT, we may be subject to certain federal, state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax. Additionally, if we are not able to make sufficient distributions to eliminate our REIT taxable income, we may be subject to tax as a corporation on our undistributed REIT taxable income. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal, state or local taxes we pay will reduce our cash available for distribution to you.
If our operating partnership or certain other subsidiaries fail to maintain their status as disregarded entities or partnerships, their income may be subject to taxation, which would reduce the cash available to us for distribution to you.
We intend to cause CCPT V OP, our operating partnership, to maintain its current status as an entity separate from us (a “disregarded entity”), or in the alternative, a partnership for U.S. federal income tax purposes. Our operating partnership would lose its status as a disregarded entity for U.S. federal income tax purposes if it issues interests to any subsidiary we establish that is not a disregarded entity for tax purposes (a “regarded entity”) or a person other than us. If our operating partnership issues interests to any subsidiary we establish that is a regarded entity for tax purposes or a person other than us, we would characterize our operating partnership as a partnership for U.S. federal income tax purposes. As a disregarded entity or partnership, our operating partnership is not subject to U.S. federal income tax on its income. However, if the IRS were to successfully challenge the status of our operating partnership as a disregarded entity or partnership, CCPT V OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate-level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment.
In addition, if certain of our other subsidiaries through which CCPT V OP owns its properties, in whole or in part, lose their status as disregarded entities or partnerships for U.S. federal income tax purposes, such subsidiaries would be subject to taxation as corporations, thereby reducing cash available for distributions to our operating partnership. Such a re-characterization of CCPT V OP’s subsidiaries also could threaten our ability to maintain REIT status.
To maintain our qualification as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.
In order to maintain our qualification as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which dividends we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. Further, to maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities, qualified real estate assets and stock of a TRS) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, qualified real estate assets and stock of a TRS) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more TRSs and no more than 25% of the value of our total assets can be represented by certain debt securities of publicly offered REITs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences.
The foregoing requirements could cause us to distribute amounts that otherwise would be spent on real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these dividends or make taxable stock dividends. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings, it is possible that we might not always be able to do so.
Non-U.S. stockholders may be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax upon the disposition of our shares.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” (USRPI) under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe that we are a domestically-controlled qualified investment entity. However, because our common stock is and will be freely transferable, no assurance can be given that we are or will be a domestically-controlled qualified investment entity.
Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale.
Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of one or both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary (TRS). This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.
Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.
Even if we continue to qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially. If the property taxes we pay increase and if any such increase is not reimbursable under the terms of our lease, then our cash flows will be impacted, which in turn could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or maintain our level of distributions on our common stock.
The transfer and share ownership restrictions applicable to REITs and contained in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.
In order to continue to qualify as a REIT, five or fewer individuals, as defined in the Internal Revenue Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by the board of directors, for so long as we continue to qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Internal Revenue Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. The board of directors, in its sole discretion and upon receipt of certain representations and undertakings, may exempt a person (prospectively or retrospectively) from the ownership limits. However, the board of directors may not, among other limitations, grant an exemption from these ownership restrictions to any proposed transferee whose ownership, direct or indirect, in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if the board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.
These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
If we elect to treat one or more of our subsidiaries as a TRS, it will be subject to corporate-level taxes, and our dealings with our TRSs may be subject to a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income, including corporate income tax on the TRS’s income, and is, as a result, less tax efficient than with respect to income we earn directly. The after-tax net income of our TRSs would be available for distribution to us. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. In addition, the rules, which are applicable to us as a REIT, as described in the preceding risk factors, also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our TRSs exceeds an arm’s-length rental amount, such amount would be potentially subject to a 100% excise tax. While we intend that all transactions between us and our TRSs would be conducted on an arm’s-length basis, and therefore, any amounts paid by our TRSs to us would not be subject to the excise tax, no assurance can be given that the IRS would not disagree with such conclusion and levy an excise tax on such transactions.
For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.
If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan subject to ERISA or the assets of a plan or account subject to Section 4975 of the Internal Revenue Code (such as an IRA) in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code applicable to your plan or IRA;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA (if applicable) and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity needs to satisfy minimum and other distribution requirements of the plan or IRA and the withholding requirements that may be applicable;

•	your investment will not produce unrelated business taxable income for the plan or IRA;

•	you will be able to value the assets of the plan annually (or more frequently, if required) in accordance with ERISA requirements and applicable provisions of the plan or IRA;

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

•	our assets will not be treated as “plan assets” of your plan or arrangement.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our shares by retirement plans and IRAs, please see the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”
Specific rules apply to foreign, governmental and church plans.
As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the plan assets regulations of the U.S. Department of Labor. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.
If you invest in our common stock through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.
If you establish a plan or account through which you invest in our common stock, federal law may require you to withdraw required minimum distributions from such plan or account in the future. Our common stock will be highly illiquid, and our share redemption program only offers limited liquidity. See “Description of Shares — Share Redemption Program.” If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your common stock. If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this prospectus, and in the information incorporated herein by reference, that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.
The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to raise a substantial amount of capital in the near term;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•
the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected; and

•	changes to GAAP.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS
The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum primary offering of $1,200,000,000 (allocated at $660,000,000 in Class A shares and $540,000,000 in Class T shares). We reserve the right to reallocate the shares of common stock we are offering among classes of common stock and between the primary offering and our distribution reinvestment plan. The amount of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares of our common stock among each class of our common stock and between the primary offering and our distribution reinvestment plan. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis for up to $24.37 per Class A share and up to $23.35 per Class T share beginning March 29, 2018.
Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming an allocation of 55% Class A shares and 45% Class T shares are sold in this offering and assuming a maximum offering, we expect that approximately 88.5% of the money that stockholders invest will be used to purchase real estate or other real estate-related assets, while the remaining approximately 11.5% will be used for working capital and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Although we expect our distributions to continue to be paid from cash flow from operations, we have paid, and may pay, distributions from sources other than our cash flow from operations, including proceeds from asset sales or the sale of our securities in this or future offerings, or borrowings in anticipation of future cash flows, and we have not placed a limit on the amount of net offering proceeds we may use to pay distributions. Proceeds used to purchase real estate or other real estate-related assets include proceeds used to repay any indebtedness incurred in respect of such purchases.

	Maximum Primary Offering (Not Including Distribution Reinvestment Plan)
	$660,000,000 in Class A Shares		$540,000,000 in Class T Shares		Aggregate $1,200,000,000 in Class A Shares and Class T Shares
	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds
Gross Offering Proceeds	$660,000,000	100%	$540,000,000	100%	$1,200,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	46,200,000	7.0%	16,200,000	3.0%	62,400,000	5.2%
Dealer Manager Fee(1)	13,200,000	2.0%	10,800,000	2.0%	24,000,000	2.0%
Organization and Other Offering Expenses(2)	13,200,000	2.0%	10,800,000	2.0%	24,000,000	2.0%
Amount Available for Investment/ Net Investment Amount(3)	587,400,000	89.0%	502,200,000	93.0%	1,089,600,000	90.8%
Acquisition Fee(4)	11,450,292	1.7%	9,789,474	1.8%	21,239,766	1.8%
Acquisition Expenses(5)	2,862,573	0.4%	2,447,368	0.5%	5,309,941	0.4%
Initial Working Capital Reserve(6)	572,515	0.1%	489,474	0.1%	1,061,989	0.1%
Amount Invested in Assets(7)	$572,514,620	86.8%	$489,473,684	90.6%	$1,061,988,304	88.5%
____________________________

(1)
This table assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum primary offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to a 7% selling commission), the aggregate amounts and percentage of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. Our dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, our dealer manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee as marketing fees and due diligence expense allowance based on such factors as the number of shares sold by the participating broker-dealer, the participating broker-dealer’s level of marketing support, and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. We will not pay selling commissions or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

In addition, we will pay a distribution and stockholder servicing fee for Class T shares that will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. We have excluded the distribution and stockholder servicing fee from this table, as we will pay the distribution and stockholder servicing fee from cash flow from operations or, if our cash flow from operations is not sufficient to pay the distribution and stockholder servicing fee, from borrowings in anticipation of future cash flow. We estimate a maximum distribution and stockholder servicing fee of $21,600,000 would be paid, assuming the sale of $540,000,000 of Class T shares in our primary offering.

(2)
Assuming we raise the maximum offering amount, including proceeds from sales of shares under our distribution reinvestment plan, we expect to reimburse our advisor $12 million (0.8% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor $18 million (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses; provided, however, that no portion of the reimbursement of offering expenses that are deemed to be underwriting expenses will be paid from proceeds from sales of shares under our distribution reinvestment plan. These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (1) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (2) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (3) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) our dealer manager’s wholesaling commissions, salaries and expense reimbursements, (c) our dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (2) above and expenses relating to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (3) above will constitute underwriting compensation, and will only be reimbursed to the extent that such reimbursements and the total selling commissions, the dealer manager fee and the distribution and stockholder servicing fee equal less than 10% of the gross proceeds of our primary offering. In no event will total selling commissions, our dealer manager fee, the distribution and stockholder servicing fee and the amount reimbursed for offering expenses that are allocated as underwriting compensation exceed 10% of the gross proceeds of our primary offering. Furthermore, in no event will total organization and offering expenses, including selling commissions, our dealer manager fee, the distribution and stockholder servicing fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(3)
Until required in connection with the acquisition of real estate or other real estate-related assets, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(4)
Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related assets. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. With respect to a development or a redevelopment project, we will pay our advisor an acquisition fee of 2% of the amount expended on such project. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(5)
Acquisition expenses include both third-party acquisition expenses and insourced acquisition expenses. Aggregate acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. We may directly pay third parties for third-party acquisition expenses, and our advisor or its affiliates may incur expenses for third-party services, from time to time. We will reimburse our advisor and its affiliates for any such third-party acquisition expenses that they incur. Additionally, for certain services provided directly by our advisor or its affiliates, we will pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring assets on our behalf, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the asset. We will fix our insourced acquisition expenses on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for our loans or other investments (including our pro rata share of debt attributable to such investments), subject to a potential reduction in such expenses for the following year in light of our annual market check of fees and expenses paid to third parties for comparable services in our industry, pursuant to our advisory agreement. Furthermore, we expect to limit our third-party acquisition expenses (including those third-party acquisition expenses that we pay directly and those third-party acquisition expenses for which we reimburse our advisor) on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for our loans or other investments (including our pro rata share of debt attributable to such investments). Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or points or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6.0% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(6)
Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple-net or double-net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(7)
Includes amounts anticipated to be invested in assets net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves. We will also pay selling commissions over time as a distribution and stockholder servicing fee for Class T shares that will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. We have excluded the distribution and stockholder servicing fee from this table, as we will pay the distribution and stockholder servicing fee from cash flow from operations or, if our cash flow from operations is not sufficient to pay the distribution and stockholder servicing fee, from borrowings in anticipation of future cash flow.

MANAGEMENT
General
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our chairman of the board of directors is an independent director, as such term is defined below. We have retained CR V Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our assets, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.
Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor fewer than three. Our charter provides, in general, that a majority of our directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, other than as a director for us, (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. As of the date of this prospectus, we have a total of five directors, a majority of whom are independent directors.
Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates, may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors, our advisor and their respective affiliates will not be included.
Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by an affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Independent directors shall nominate replacements for vacancies in our independent director positions or to fill newly-created independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.
Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. Our directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of us and our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable acquisitions for us or our advisor may create special purpose entities to acquire properties that would be suitable acquisitions for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. A majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Our independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to stockholders other than REITs by advisors performing the same or similar services;

•
additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.
The advisory agreement has a one-year term, which is currently set to end on November 30, 2018, and may be renewed for an unlimited number of successive one-year periods. Either party will be able to terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees to be payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”
Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.
Committees of our Board of Directors
Our entire board of directors is responsible for supervising our entire business and considering all major business decisions. However, our charter and bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors. Our board of directors may delegate certain responsibilities to any such committee; however, our directors’ fiduciary duties cannot be delegated. Committees typically report to the entire board of directors.
Audit Committee
Our board of directors has established an audit committee, consisting of Robert A. Gary, IV and Marcus E. Bromley, each, an independent director. Mr. Gary serves as chairperson of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors
Avraham Shemesh serves as our chief executive officer and president and one of our directors, and Nathan D. DeBacker serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Shemesh or DeBacker for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. Jeffrey R. Smith serves as our vice president of accounting and principal accounting officer. We do not directly compensate Mr. Smith for his services as a non-executive officer of our company. We have provided below certain information about these three officers and our directors.

Name	Age*	Position(s)
Avraham Shemesh	56	Chief executive officer, president and director
Nathan D. DeBacker	38	Chief financial officer and treasurer
Jeffrey R. Smith	35	Vice president of accounting and principal accounting officer**
Marcus E. Bromley	68	Independent director and non-executive chairman of the board of directors
Robert A. Gary, IV	64	Independent director
Calvin E. Hollis	65	Independent director
Glenn J. Rufrano	68	Director
__________________________

*	As of March 31, 2018.

**	Non-executive officer.
Avraham Shemesh has served as our chief executive officer and president since February 2018, and as one of our directors since March 2018. Mr. Shemesh also has served as president and treasurer of CR V Advisors since February 2018. In addition, Mr. Shemesh serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II	Chief executive officer, president and director	February 2018 – Present
Cole Corporate Income Advisors II, LLC (CCI II Advisors); Cole Corporate Income Advisors III, LLC (CCI III Advisors); Cole REIT Advisors IV, LLC (CCPT IV Advisors); Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (Cole Income NAV Strategy Advisors); CCO Group, LLC; and CREI Advisors
	President and treasurer	February 2018 – Present
Since 1994, Mr. Shemesh has served as Co-Founder and a Principal of CIM, a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets and associated credit strategies and, since February 1, 2018, the indirect parent of our sponsor, advisor, dealer manager and property manager. As Principal and Head of CIM’s Investments Group, he is actively involved in the acquisition process and provides guidance on the diverse acquisition ideas across CIM’s platforms. He serves on CIM’s Investment Committee and Asset Management Committee. Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM, including strategic initiatives, asset management and leasing and partner & co-investor relations and product management. Since March 2014, Mr. Shemesh also has served as a director of CIM Commercial Trust Corporation (NASDAQ: CMCT), a real estate investment trust that acquires, owns and operates office investments and is an affiliate of CIM. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a wide variety of commercial and residential properties in Los Angeles. Mr. Shemesh was selected to serve as a director because of his significant experience with the real estate acquisition process and strategic planning as a result of his experience with CIM, including as Co-Founder thereof, as well as his leadership roles at CIM and CIM Commercial Trust Corporation.

Nathan D. DeBacker has served as our chief financial officer and treasurer since August 2016, and as vice president of CR V Advisors since February 2018. In addition, Mr. DeBacker also serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV; CCIT II; CCIT III; and Cole Income NAV Strategy	Chief financial officer and treasurer	August 2016 – Present
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
CCO Capital	Chief financial officer	February 2018 – Present
From August 2016 to February 2018, Mr. DeBacker served as senior vice president and chief financial officer, Cole REITs, of VEREIT. Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to individuals and business organizations, from May 2014 until August 2016 and sold his ownership interest in the assets of CFO Financial Services, LLC in March 2017. He did not manage or otherwise provide any services with respect to any client accounts for CFO Financial Services, LLC from the time that he joined VEREIT in August 2016 until the sale of his ownership interest in the assets of CFO Financial Services, LLC was finalized. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his bachelor’s degree in accounting from the University of Arizona and is a Certified Public Accountant in Arizona.
Jeffrey R. Smith has served as our vice president of accounting and principal accounting officer since June 2017. Mr. Smith also serves in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV; CCIT II; CCIT III; Cole Income NAV Strategy	Vice president of accounting and principal accounting officer *	June 2017 – Present
______________________

*	Non-Executive Officer
Prior to his appointment, Mr. Smith served as director of accounting of VEREIT from June 2016 until June 2017. From September 2008 until joining VEREIT in June 2016, Mr. Smith worked as an auditor for the independent public accounting firm of KPMG LLP. Mr. Smith earned his master’s degree in accounting from Brigham Young University and is a Certified Public Accountant.
We do not compensate Mr. Smith for his services as a non-executive officer of our company.
Marcus E. Bromley has served as an independent director of our company and as a member of the audit committee of our board of directors since March 2015 and as non-executive chairman of our board of directors since June 2015. Since July 2017, Mr. Bromley has served on the board of directors of Brookdale Senior Living Inc. (NYSE: BKD). Mr. Bromley served as chairman of the audit committee of our board of directors from March 2015 to June 2015. Mr. Bromley served as a member of the board of directors of Cole Corporate Income Trust, Inc. and as a member of its audit committee from January 2011 until January 2015 when that company merged with Select Income REIT. From May 2005 until its merger with Spirit Realty Capital, Inc. in July 2013, Mr. Bromley served as a member of the board of directors of Cole Credit Property Trust II, Inc. and also served as the chairman of that company’s audit committee. He also served as a member of the board of directors of Cole Credit Property Trust III, Inc. from October 2008 until May 2012 and as a member of its audit committee from December 2008 until May 2012. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm, and previously served on the board of directors of SG Partners, a multifamily residential company headquartered in Atlanta, Georgia, from 2013 until 2016. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and an M.B.A. from the University of North Carolina. Our board of directors selected Mr. Bromley to serve as a director of our company because of his experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors.
Robert A. Gary, IV has served as an independent director of our company and as a member of the audit committee of our board of directors since April 2015 and has served as chairman of the audit committee of our board of directors since June 2015. Mr. Gary is a Founding Partner Emeritus of Keiter, PC, Certified Public Accountants and Consultants, which he co-founded in 1978. Mr. Gary has more than 38 years of experience in public accounting, providing accounting, tax, and consulting services to business organizations and individuals. His accounting practice has focused on general business consulting, real estate construction, development and management, employee benefits, executive compensation, estate planning and administration. Mr. Gary has provided insights and opportunities to clients in a variety of industries, including real estate, estates, trusts and foundations, private venture capital investors, manufacturing, distribution and professional services. He previously served as an independent director of Landmark Apartment Trust, Inc. (formerly Grubb & Ellis Apartment REIT, Inc.) from December 2005 until May 2014, and of Cornerstone Realty Income Trust (Cornerstone) from 2003 until its 2005 merger with Colonial Property. While serving on the boards of both Landmark and Cornerstone, Mr. Gary also served as the chairperson and financial expert for each company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant, and a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. Our board of directors selected Mr. Gary to serve as a director of our company because of Mr. Gary’s experience as a founding partner of a certified public accounting firm, his general knowledge of the real estate industry and his financing and accounting experience, all of which are expected to bring valuable insight to the board of directors.
Calvin E. Hollis has served as an independent director of our company since March 2018. In addition, Mr. Hollis serves in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II	Independent director	March 2018 – Present
Mr. Hollis retired from his position as Senior Executive Officer, Real Estate, Countywide Planning and Development for the Los Angeles County Metropolitan Transportation Authority effective year-end 2017. He served in that position from May 2011 until December 2017. His responsibilities included executive oversight of all real estate operations including acquisitions and dispositions, non-operating property asset management, and the commercial long term ground lease program. Prior to that, from February 2009 to May 2011, Mr. Hollis served as the Acting Chief Executive Officer and then Chief Operating Officer for the Community Redevelopment Agency (CRA) of the City of Los Angeles. Prior to joining the CRA, Mr. Hollis served as a Managing Principal with Keyser Marston Associates, Inc. from March 1983 to February 2009, where he provided real estate advisory services to over 150 public, institutional, and private clients in major public-private real estate transactions. Mr. Hollis is a member of Lambda Alpha and the Urban Land Institute Public Private Partnership Council. Mr. Hollis received a B.A. in Economics from California State University Los Angeles. Mr. Hollis was selected to serve as a director because of his experience with real estate projects and transactions of all types, including his experience with public-private partnerships.
Glenn J. Rufrano has served as one of our directors since June 2015. Mr. Rufrano served as our chief executive officer and president from June 2015 to February 2018. He served as chief executive officer and president of CR V Advisors from June 2015 until February 2018. In addition, Mr. Rufrano serves or served in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II; CCIT III; Cole Income NAV Strategy	Director	June 2015 – Present
	Chief executive officer and president	June 2015 – February 2018
CCPT IV	Director	June 2016 – February 2018
CCI II Advisors; CCI III Advisors; and Cole Income NAV Strategy Advisors	Chief executive officer and president	June 2015 – February 2018
CCO Capital	Director	June 2015 – February 2018
CCO Group, LLC	Chief executive officer and director	June 2015 – February 2018
Since April 2015, Mr. Rufrano has served as the chief executive officer and a director of VEREIT, which provides services to CCO Group and to us and the other Cole REITs under the Services Agreement. Mr. Rufrano has served and continues to serve as a director of Ventas, Inc., a publicly traded senior housing and healthcare REIT, since June 2010 and of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm that he co-founded, since October 2013. He served as chairman and chief executive officer of O’Connor Capital Partners from November 2013 through March 2015. He also served as a director for Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Previously, Mr. Rufrano was president and chief executive officer of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, and a member of its board of directors from March 2010 to June 2013. From January 2008 through February 2010, he served as chief executive officer of Centro Properties Group, an Australian-based shopping center company, and, from April 2007 through January 2008, Mr. Rufrano served as chief executive officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as chief executive officer and a director of New Plan Excel Realty Trust, a commercial retail REIT. He presently serves on the Board of New York University’s Real Estate Institute. Mr. Rufrano received his Bachelor’s degree in Business Administration from Rutgers University and his Masters of Science degree in Management and Real Estate from Florida International University. Mr. Rufrano was selected to serve as a director because of his extensive real estate and capital markets experience and investment expertise, all of which are expected to bring valuable insight to our board of directors.
Responsibilities of Independent Directors
In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•
any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•
the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and affiliates;

•
fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.
Compensation of Directors
We pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee and $10,000 to the non-executive chairman of the board of directors. We also pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors are not reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We do not compensate Messrs. Shemesh or Rufrano for their service to us on our board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, or our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors.
The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

No provisions herein, including references to affiliates of our advisor, are intended to expand our ability to indemnify and hold harmless persons beyond the limitations imposed by Section II.G. of the NASAA REIT Guidelines and therefore, the limitations imposed by Section II.G. of the NASAA REIT Guidelines will be imposed with respect to Affiliates, as defined therein.
Our charter provides that the advancement of our funds to our directors, our advisor or its affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the person seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (4) the person seeking indemnification agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, and it is ultimately determined that such person is not entitled to indemnification.
Our Advisor
Our advisor is CR V Advisors, a Delaware limited liability company that was formed on December 13, 2012, and is owned and controlled by CCO Group, LLC. Whereas CR V Advisors was formed solely for the purpose of managing our company and had no operating history prior to managing our company, certain employees within the organization of CCO Group, LLC and its subsidiaries, which is owned and/or controlled by CIM, are dual employees of CR V Advisors, and perform the services required to manage our operations in that capacity. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Our advisor is wholly-owned indirectly by CIM.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Avraham Shemesh	56	President and treasurer
Richard S. Ressler	59	Vice president
Shaul Kuba	55	Vice president
Nicholas V. Morosoff	52	Vice president
Kelly Eppich	61	Vice president
Charles E. Garner, II	55	Vice president
Terry Wachsner	68	Vice president
Nathan D. DeBacker	38	Vice president
Jordan Dembo	39	Vice president and secretary
David Thompson	54	Vice president and chief financial officer
__________________________

*	As of March 31, 2018.
The backgrounds of Messrs. Shemesh and DeBacker are described in the “Management — Executive Officers and Directors” section of the prospectus. Below is a brief description of the other officers and key employees of our advisor.
Richard S. Ressler has served as vice president of CR V Advisors since February 2018. In addition, Mr. Ressler serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV; CCIT III; Cole Income NAV Strategy	Chief executive officer, president and director	February 2018 – Present
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CREI Advisors; and CCO Group, LLC	Vice president	February 2018 – Present
Mr. Ressler is the founder and President of Orchard Capital Corp. (Orchard Capital), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM, Orchard First Source Asset Management (together with its controlled affiliates, OFSAM), a full-service provider of capital and leveraged finance solutions to U.S. corporations, and OCV Management, LLC (OCV), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ: JCOM), director of Presbia PLC (NASDAQ: LENS), and chairman of CIM Commercial Trust Corporation (NASDAQ: CMCT). Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CMCT since March 2014. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its executive, investment, allocation and asset management committees and serves on its credit committee. CIM Investment Advisors, LLC, an affiliate of CIM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. OFS Capital Management, LLC, an affiliate of OFSAM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee. OCV is a relying adviser of OFS Capital Management, LLC. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: VGR) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University.

Shaul Kuba has served as vice president of CR V Advisors since February 2018. In addition, Mr. Kuba serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Kuba, Co-Founder and a Principal of CIM, has been an active real estate investor for more than 25 years. Since co-founding CIM in 1994, Mr. Kuba has been an integral part of building CIM’s investment platforms. As a Principal and head of CIM’s development group, he is actively involved in the development, redevelopment and repositioning of CIM’s real estate investments. Additionally, Mr. Kuba is instrumental in sourcing new investment transactions and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on CIM’s Investment and Asset Management Committees and provides guidance on the diverse investment ideas across CIM’s platforms. Prior to CIM, Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, which developed a variety of commercial and multifamily properties in Los Angeles.
Nicholas V. Morosoff has served as vice president of CR V Advisors since February 2018. In addition, Mr. Morosoff serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Morosoff is a Principal, Counsel for CIM. As a Principal, he serves on CIM’s Investment Committee. From January 1998 until joining CIM full time in January 2001, Mr. Morosoff was General Counsel of Orchard Capital Corporation and of j2 Global, Inc. and also served as CIM’s part-time General Counsel. Before joining Orchard Capital Corporation, from August 1994 until December 1997, Mr. Morosoff was an Assistant U.S. Attorney working for the Department of Justice in Los Angeles, specializing in real property seizures and forfeitures. Prior to that, from October 1989 until August 1994, he was an Associate with Sullivan & Cromwell in New York and Los Angeles. In that capacity he performed research, analysis and negotiations on a variety of real estate transactions including acquisitions and dispositions, tenant leases, sale-leaseback transactions, and securitized real estate financings. Mr. Morosoff received both a B.A. in Economics and a J.D. from Boston University.
Kelly Eppich has served as vice president of CR V Advisors since February 2018. In addition, Mr. Eppich serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Capital; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Eppich is a Principal, Investments of CIM. As a Principal, he serves on CIM’s Investment Committee. From January 2000 until joining CIM in March 2002, Mr. Eppich served as the Chief Financial Officer of the Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of the firm. From 1989 to 2000, he was Vice President Finance/Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Bros., which was responsible for the acquisition, development and operations of theme parks and multiplex theater real estate projects outside of the United States. Prior to joining Warner Bros., Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans Inc. from 1986 to 1989 and worked for Ernst & Young from 1979 to 1986. Mr. Eppich received a B.S. in Finance with an emphasis in Accounting from Weber State University.

Charles E. Garner, II has served as vice president of CR V Advisors since February 2018. In addition, Mr. Garner serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Garner is a Principal, Investments of CIM. As a Principal, Investments, he is involved in the investment and asset management process across CIM’s platforms, and serves on CIM’s Investment and Asset Management Committees. Mr. Garner joined CIM in January 2003. He has also been Chief Executive Officer of CMCT since August 2014. Prior to joining CIM, Mr. Garner worked closely with CIM in various capacities since 1996, including originating Federal Realty Investment Trust’s partnership with CIM and managing that relationship for Federal Realty Investment Trust. Mr. Garner has been involved in billions of dollars of real estate transactions including the acquisition, joint venture investment, disposition and equity and debt financing of more than 100 properties. He began his career in 1984 as a C.P.A. in the Washington, D.C. office of PricewaterhouseCoopers and has held various transactional positions with The Stout & Teague Companies (1986-1989), Federal Realty (1989-1999) and Walker & Dunlop (2000-2002). Mr. Garner holds a B.S. in Management from Tulane University’s A.B. Freeman School of Business.
Terry Wachsner has served as vice president of CR V Advisors since February 2018. In addition, Mr. Wachsner serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Wachsner is a Principal, Property Management of CIM. As a Principal, Mr. Wachsner serves on CIM’s Investment Committee. Prior to joining CIM in September 2005, Mr. Wachsner was Director of Asset Services for Continental Development Corporation where he was involved in property acquisitions, new revenue generation, real estate tax appeals, leasing, and joint venture representation for company-owned assets. Prior to that, Mr. Wachsner held the position of Executive Managing Director for Kennedy-Wilson Properties, Ltd. where he was responsible for operations and leasing of a 75 million square foot national portfolio of office, retail, industrial, and apartments (10,000 units). From 1980 to 1998, Mr. Wachsner headed up Heitman Properties, Ltd. as President, Property Management responsible for the day-to-day operations of the management division that included at one point 125 million square feet of office and industrial properties plus 25,000 apartment properties. From 1976 to 1980, Mr. Wachsner was Regional Manager at R&B Corporate Housing. Prior to that, from 1975 to 1976, Mr. Wachsner held the position of Real Estate Sales Associate at Mary Mac & Associates. Mr. Wachsner received a B.A. degree in Psychology from University of California, Los Angeles, and a Master of Arts in Architecture and Urban Planning from University of California Los Angeles.
Jordan Dembo has served as vice president and secretary of CR V Advisors since February 2018. In addition, Mr. Dembo serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president and secretary	February 2018 – Present
CCO Capital	Vice president	February 2018 – Present
Mr. Dembo is General Counsel and 1st Vice President within CIM’s Legal Department. In this capacity, Mr. Dembo oversees fund formation, assists with corporate governance and compliance oversight, and provides general advice on other legal issues affecting CIM and its investments. Prior to joining CIM in November 2011, Mr. Dembo was a Senior Associate in the Real Estate Department for four years at the Los Angeles office of Katten Muchin Rosenman. Prior to that, from 2005 to 2007, Mr. Dembo was an Associate at Cox, Castle & Nicholson, LLP. Mr. Dembo holds a B.B.A. in Real Estate from the

University of Wisconsin-Madison and received a J.D. from UCLA, graduating Order of the Coif. Mr. Dembo was named a rising star by Super Lawyers from 2009-2011.
David Thompson has served as vice president and chief financial officer of CR V Advisors since February 2018. In addition, Mr. Thompson serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCI III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCO Group, LLC; and CREI Advisors	Vice president and chief financial officer	February 2018 – Present
Mr. Thompson is a Principal, Chief Financial Officer of CIM. As a Principal, Mr. Thompson serves on CIM’s Investment Committee. He has also been Chief Financial Officer of CMCT since March 2014. Prior to joining CIM in November 2009, Mr. Thompson spent 15 years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance. Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions, as well as significant capital markets experience. Mr. Thompson began his career as a C.P.A. in the Los Angeles office of Arthur Andersen & Co. Mr. Thompson received a B.S. degree in Accounting from the University of Southern California.
In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our wholly-owned subsidiary, CRI REIT V, LLC, is the sole limited partner of our operating partnership.
The Advisory Agreement
CR V Advisors is an entity created by our sponsor for the sole purpose of managing the day-to-day operations of our company. We entered into an advisory agreement with CR V Advisors on March 17, 2014. Many of the services performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CR V Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third party will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.
Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CR V Advisors, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide oversight and management of all third-party and affiliated property management and leasing functions;

•
hire, direct and establish policies for employees who will have direct responsibility for the operations of properties we acquire, which may include, but are not limited to, on-site managers and building and maintenance personnel;

•	provide office space, equipment and supplies, as required for the performance of services as our advisor;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•
enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	arrange for the disposal of properties on our behalf in compliance with our investment objectives and policies; and

•	advise our board of directors on the timing and method of providing our stockholders with liquidity.
It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. The advisory agreement has a one-year term, which is currently set to end on November 30, 2018, and may be renewed for an unlimited number of successive one-year periods thereafter. Additionally, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. After termination of the advisory agreement, our advisor will not be entitled to any further compensation; however, it will be entitled to receive all unpaid reimbursements of expenses, subject to certain limitations, and all fees payable to our advisor that accrued prior to the termination of the advisory agreement. A subordinated performance fee also may be payable, as discussed below. Our charter does not permit us to enter into an advisory agreement that includes terms that would impose a penalty, such as a termination fee, on the party that elects to terminate the agreement. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.
We pay our advisor a monthly advisory fee based upon our monthly average asset value, equal to the following amounts: (1) an annualized rate of 0.75% will be paid on our monthly average asset value that is between $0 and $2 billion; (2) an annualized rate of 0.70% will be paid on our monthly average asset value that is between $2 billion and $4 billion; and (3) an annualized rate of 0.65% will be paid on our monthly average asset value that is over $4 billion. Monthly average asset value will be determined using the value of our assets invested, as determined by our board of directors. Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. In addition, upon mutual agreement between us and our advisor, we may pay our advisor’s fees, in whole or in part, in cash or in shares of our common stock. For the purposes of the payment of any fees in common stock, each share of common stock will be valued at NAV. However, the determination of the value of each share of common stock may change subject to any regulatory requirements that may be applicable to such determination.
We also pay our advisor acquisition fees equal to 2% of: (1) the contract purchase price of each property or asset that we acquire; (2) the amount paid in respect of the development, construction or improvement of each asset we acquire; (3) the purchase price of any loan we acquire; and (4) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, as commercially competitive, fair and reasonable to us, although we intend to limit such payments below 6%.
If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of one or more properties (or our entire portfolio), we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event will the total disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price. In addition, if our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of assets other than property, we may separately compensate our advisor or its affiliates at such rates and in such amounts as our board of directors, including a majority of our independent directors, and our advisor agree upon, not to exceed 1% of the contract price of the assets sold.
Additionally, we will be required to pay to our advisor, in cash, a non-interest bearing promissory note or shares of our common stock (or any combination thereof), at our election, subordinated fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our stockholders have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and a 6% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our stockholders exceeds the sum of the total amount of capital raised from stockholders plus the amount of distributions necessary to generate a 6% annual cumulative, non-compounded return to stockholders. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a non-interest bearing promissory note or our shares, at our election, similar to that which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.
Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing or leasing our properties. Our advisor is permitted to collect from tenants of our properties administrative charges such as credit report fees and charges for non-negotiable checks.
We reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of our sponsor who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which our advisor receives acquisition fees.
Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. CCO Group is a business segment within CIM, an entity which employs dual employees of our advisor who dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. See the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings” for additional information about our advisor, our sponsor and their affiliates.
Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to our advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.
Our advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, our advisor is covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we expect that the liability would be paid by our advisor from its cash balances or by the insurance policy. However, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. In such event, and if insurance proceeds are insufficient, we may not be able to collect the full amount of any claims we may have against our advisor.

Dealer Manager
CCO Capital, our dealer manager, is a member firm of FINRA. CCO Capital was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by CCO Group, its affiliates and its predecessors.
Pursuant to a dealer manager agreement entered into in March 2014, CCO Capital provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we pay to CCO Capital in connection with this offering is described in the sections of this prospectus captioned “Management Compensation” and “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”
We generally pay to our dealer manager selling commissions of up to 7% of the gross proceeds from the sale of Class A shares pursuant to the primary offering and up to 3% of the gross proceeds from the sale of Class T shares pursuant to the primary offering. We also pay a dealer manager fee of up to 2% of the gross proceeds from the sale of Class A shares and Class T shares pursuant to the primary offering. We expect that all of the selling commissions and some or all of the dealer manager fees we pay to our dealer manager will be reallowed to broker-dealers participating in this offering. In addition, we will pay selling commissions over time as an ongoing distribution and stockholder servicing fee for Class T shares that will be calculated on a daily basis in the amount of 1/365th of 1.0% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. If the maximum selling commissions, dealer manager fees and distribution and stockholder servicing fees are paid, the total of such underwriting compensation, including other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, would be 10.0% of the gross offering proceeds in the primary offering. No selling commissions, dealer manager fees or distribution and stockholder servicing fees are paid with respect to shares of our common stock issued pursuant to our distribution reinvestment plan.
CCO Capital is an indirect wholly-owned subsidiary of CIM. CCO Capital is an affiliate of our advisor. The backgrounds of the officers of CCO Capital are described in the “— Our Advisor” section above.
Acquisition Decisions
The primary responsibility for the acquisition decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these assets, and the management of our assets resides with the executive officers and key personnel of our advisor and its affiliates. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— Our Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION
We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we have paid, and will continue to pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum offering. This table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee, and accounts for the fact that shares are sold through our distribution reinvestment plan at a price per share for Class A shares and Class T shares that is equal to the most recent per share NAV for each share class as determined by our board of directors.

Type of Compensation — Recipient (1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

	Offering Stage

Up-front Selling Commissions — CCO Capital(3)	We generally will pay to our dealer manager, CCO Capital, up to 7% of the gross proceeds from the sale of Class A shares pursuant to our primary offering and up to 3% of the gross proceeds from the sale of Class T shares pursuant to our primary offering. CCO Capital will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$62,400,000

Up-front Dealer Manager Fee — CCO Capital(3)	We generally will pay to CCO Capital 2% of the gross proceeds from the sale of Class A shares and Class T shares pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$24,000,000

Organization and Offering Expense Reimbursement — CR V Advisors(4)
Our advisor will incur or pay our organization and offering expenses (excluding selling commissions, the dealer manager fee and distribution and stockholder servicing fees). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$30,000,000

Of the $30,000,000, we expect to reimburse our advisor $12,000,000 (1% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor $18,000,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses; provided, however, that no portion of the reimbursement of offering expenses that are deemed to be underwriting expenses will be paid from proceeds from sales of shares under our distribution reinvestment plan.

Type of Compensation — Recipient (1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Acquisition and Operations Stage

Distribution and Stockholder Servicing Fee — CCO Capital(5)
We will pay our dealer manager a fee that will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account, or a lower limit agreed upon between our dealer manager and the participating broker-dealer at the time such Class T shares were sold; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). At the time we cease paying the distribution and stockholder servicing fee with respect to an outstanding Class T share pursuant to the provisions above, such Class T share will convert into a number of Class A shares (including any fractional shares) with an equivalent NAV as such Class T share. We cannot predict when this will occur. Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the distribution and stockholder servicing fee.
$21,600,000

Acquisition Fee — CR V Advisors or its affiliates(6)
In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (1) the contract purchase price of each property or asset; (2) the amount paid in respect of the development, construction or improvement of each asset we acquire; (3) the purchase price of any loan we acquire; and (4) the principal amount of any loan we originate.
$26,970,760 assuming no debt or $107,883,041 assuming leverage of 75% of the contract purchase price.

Type of Compensation — Recipient (1)	Determination of Amount		Estimated Amount for Maximum Offering(2)

	Acquisition and Operations Stage

Advisory Fee — CR V Advisors(7)
In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average asset value, which will be determined using the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average asset value and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average asset value, our annualized advisory fee will be as follows:

	Monthly Average Asset Value Range	Annualized Fee Rate for Each Range	Monthly Average Asset Value	Annualized Effective Fee Rate	Annualized Advisory Fee
	$0 - $2 billion	0.75%	$1 billion	0.75%	$7,500,000
	over $2 billion - $4 billion	0.70%	$2 billion	0.75%	$15,000,000
	over $4 billion	0.65%	$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

Acquisition Expense Reimbursement — CR V Advisors or its affiliates(8)
We will reimburse our advisor or its affiliates for their respective acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

$6,742,690 estimated for reimbursement of acquisition expenses assuming no debt or $26,970,760 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. Such estimates reflect only the compensation payable to our advisor and its affiliates for insourced acquisition expenses.

Operating Expenses — CR V Advisors(9)
We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third-party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

			For all reimbursements other than acquisition expenses, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

	Liquidity/Listing Stage

Disposition Fee — CR V Advisors or its affiliates(10)
For substantial assistance in connection with the sale of one or more properties (or our entire portfolio), we will pay our advisor or its affiliates an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event will the total disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.
			Because the disposition fee is based on a fixed percentage of the contract price for sold properties, the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CR V Advisors(11)
After stockholders have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.
			Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.
_____________________

(1)
Upon mutual agreement between us and our advisor, we may pay our advisor’s fees, in whole or in part, in cash or in Class A shares of our common stock. For the purposes of the payment of any fees in Class A common stock, each share of Class A common stock will be valued at the most recent estimated per share NAV, without adding any up-front selling commission or dealer manager fee.

(2)
The estimated maximum dollar amounts are based on the sale of the maximum of $1,500,000,000 in shares allocated as (a) $660,000,000 in Class A shares and $540,000,000 in Class T shares pursuant to our primary offering, and (b) $165,000,000 in Class A shares and $135,000,000 in Class T shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between our primary offering and our distribution reinvestment plan. In the event that we sell a greater percentage allocation of Class A shares (which are subject to a 7% selling commission), the estimated dollar amounts of selling commissions to be paid in connection with the maximum offering will be higher.

(3)
This table assumes selling commissions equal to 7% of gross offering proceeds from the sale of Class A shares of our common stock pursuant to the primary offering and 3% of gross offering proceeds from the sale of Class T shares of our common stock pursuant to the primary offering and a dealer manager fee equal to 2% of gross offering proceeds from the sale of Class A shares and Class T shares of our common stock pursuant to the primary offering. Our dealer manager may, from time to time, at the request of certain broker-dealers or financial advisors, enter into agreements that provide for a reduced or waived selling commission applicable to sales of shares through such entities. Our dealer manager may also, from time to time, enter into selected dealer agreements with respect to sales of Class A shares and Class T shares that provide for reduced selling commissions and an increased dealer manager fee. In no event will the aggregate of the selling commission and the dealer manager fee with respect to sales of Class A shares and Class T shares, and the distribution and stockholder servicing fee with respect to sales of Class T shares, be greater than 9% of the gross offering proceeds for Class A shares and Class T shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay with respect to sales of Class A shares and Class T shares may be reduced in connection with certain categories of sales, such as sales of Class A shares and Class T shares for which a volume discount applies, sales of Class A shares and Class T shares through investment advisors or banks acting as trustees or fiduciaries and sales of Class A shares to our affiliates. Information about the amount of selling commissions charged by a broker-dealer or financial advisor (including whether the broker-dealer or financial advisor has negotiated a lower or waived selling commission) is available from the broker-dealer or financial advisor. The reduction in the aggregate selling commission and dealer manager fee payable with respect to a purchase of shares in the primary offering will result in a reduction in the effective per share purchase price. We expect that all of the selling commissions and some or all of the dealer manager fees we pay to our dealer manager will be reallowed to broker-dealers participating in this offering. See the “Plan of Distribution” section of this prospectus.

(4)
These organization and offering expenses consist of all expenses (other than selling commissions, the dealer manager fee and distribution and stockholder servicing fee) to be paid by us in connection with the offering, including: (1) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (2) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (3) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) our dealer manager’s wholesaling commissions, salaries and expense reimbursements, (c) our dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (2) above and expenses relating to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (3) above will constitute underwriting compensation, and will only be reimbursed to the extent that such reimbursements and the total selling commissions, the dealer manager fee and the distribution and stockholder servicing fee equal less than 10% of the gross proceeds of our primary offering. In no event will total selling commissions, our dealer manager fee, the distribution and stockholder servicing fee and the amount reimbursed for offering expenses that are allocated as underwriting compensation exceed 10% of the gross proceeds of our primary offering.

The estimated maximum reimbursement for other organization and offering expenses, $30.0 million, is calculated based upon gross offering proceeds including proceeds from our distribution reinvestment plan. The $12 million portion of the estimated maximum reimbursement for other organization and offering expenses that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan; provided, however, that no portion of the reimbursement of offering expenses that are deemed to be underwriting expenses will be paid from proceeds from sales of shares under our distribution reinvestment plan. However, because we do not take proceeds from the sale of shares under our distribution reinvestment plan into account when we calculate the maximum amount we will pay for underwriting compensation, the table also indicates that the $12 million that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 1% of the gross offering proceeds of our offering, excluding proceeds from our distribution reinvestment plan (which we refer to in this prospectus as our primary offering). In no event will total organization and offering expenses, including selling commissions, the dealer manager fee, the distribution and stockholder servicing fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(5)	In the event that we sell all shares of the primary offering in Class T shares, the maximum amount of distribution and stockholder servicing fees will be approximately $48 million.

(6)
In the event that we enter into a joint venture, we expect to pay our advisor an acquisition fee for each property or asset acquisition made by the joint venture, if any; provided, however, that the amount of such acquisition fee will be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related asset.

Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(7)
Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. An asset’s book value typically will equal its cost. In the event that we enter into a joint venture, the joint venture’s book value will typically equal our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related asset. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(8)
Specifically, we will pay our advisor or its affiliates for any insourced expenses. Such insourced expenses in any year will be fixed initially at 0.5% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.5% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), subject to a potential reduction in such expenses for the following year in light of our annual market check of fees and expenses paid to third parties for comparable services in our industry, pursuant to our advisory agreement. Insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. By fixing insourced expenses for each acquisition and for any year to 0.5% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced all of the services described above for each such year.

Additionally, we will pay third-party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, third-party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third-party legal expenses.

(9)
We will reimburse our advisor for the portion of the compensation paid to employees of our sponsor who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services. Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement such third parties will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (1) 2% of average invested assets, or (2) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately.
We share office space with other entities affiliated with our sponsor and reimburse our advisor for our portion of office rent expense. The amount we pay to share the space is determined on a monthly basis based upon an allocation of the overall lease cost according to the approximate percentage of time incurred by the advisor’s personnel providing services to us.

(10)
Although we are most likely to pay disposition fees to CR V Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational stage if we sell properties or assets prior to our liquidation.

(11)
We will pay a subordinated performance fee under only one of the following alternative events: (1) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of capital raised from stockholders and the amount of distributions necessary to generate a 6% annual cumulative, non-compounded return to stockholders; (2) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after stockholders have received a return of their capital invested and a 6% annual cumulative, non-compounded return; or (3) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we cannot increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds remaining after stockholders have received a return of their net capital contributions and a 6% per year cumulative, non-compounded return.

For example, for each of the subordinated performance fee events described in (1), (2) and (3) above, should the total amount of capital raised from stockholders equal $2 billion, our advisor would be entitled to receive 15% of the amount remaining to the extent the applicable market value, net sale proceeds or independently appraised value of the portfolio exceeded $2.12 billion. Therefore, if the market value, net sale proceeds or independently appraised value of the portfolio for these purposes equaled $2.2 billion, our advisor would be entitled to receive 15% of the $80 million difference between the market value, net sale proceeds or independently appraised value of the portfolio, as applicable, and the hurdle of $2.12 billion, or $12 million.
In the event of a listing or the termination of the advisory agreement, the subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property or real estate-related asset after the date of such listing or termination, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such non-interest bearing promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because stockholders have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.
The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof.

We incurred commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates during the periods indicated (in thousands):

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016
Selling commissions	$4,021	$4,691
Dealer manager fees	$1,553	$1,642
Other organization and offering expenses	$1,766	$1,816
Distribution and stockholder servicing fees (1)	$197	$16
Acquisition fees and expenses	$3,077	$690
Advisory fees and expenses	$5,442	$4,841
Operating expenses	$2,100	$2,035
______________________

(1)
Amounts are calculated for the respective period in accordance with the dealer manager agreement and exclude the estimated liability for future distribution and stockholder servicing fees payable to CCO Capital of $1.1 million and $306,000 as of December 31, 2017 and 2016, respectively.

As of December 31, 2017 and 2016, $1.8 million and $1.3 million, respectively, were recorded for services and expenses incurred, but not yet reimbursed to CR V Advisors or its affiliates. These amounts were primarily for advisory and operating expenses and distribution and stockholder servicing fees payable to CCO Capital.
At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of the meetings of our board of directors. The total operating expenses of our company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in our charter and the NASAA REIT Guidelines) or 25% of Net Income (as defined in our charter and the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees and any amounts we may pay to intermediaries for record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees; (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of real property; and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
Our independent directors shall also supervise the performance of our advisor and review and determine, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of the meetings of our board of directors and based on the factors that our independent directors deem relevant, including the factors listed in the “Management — General” section of this prospectus.
Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.
Becoming Self-Administered
Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed; therefore, we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CR V Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.
If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates.
We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national securities exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition; however, we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interests, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. In addition, we will submit any proposed business combination with our advisor to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust V, Inc.”

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with CR V Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CR V Advisors as our advisor, the fees payable to CR V Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of our sponsor would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures that are set forth in our charter, are described below.
Our officers and affiliates of our advisor will try to balance our interests with the interests of CIM and its affiliates and other programs sponsored by CCO Group to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, our officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.
Interests in CIM, VEREIT, Their Respective Affiliates, Other Real Estate Programs Sponsored by CCO Group and Other Concurrent Offerings
Affiliates of our advisor act as an advisor to, and our executive officers act as officers and/or directors of, CCPT IV, Cole Income NAV Strategy, CCIT II and/or CCIT III, all of which are REITs offered, distributed and/or sponsored by affiliates of our advisor. In addition, Mr. Rufrano, one of our directors, also serves as a director of Cole Income NAV Strategy, CCIT II and CCIT III, as well as serving as an officer and director of VEREIT, and Mr. Hollis, one of our directors, also serves as a director of CCIT II. Furthermore, Mr. Shemesh, our chief executive officer and president and one of our directors, is also a founder and principal of CIM and an officer/director of certain of its affiliates. There may be a significant overlap in the assets and strategies of us, CIM or its affiliates, VEREIT or other programs sponsored by CCO Group, and many of the same management personnel will provide operational expertise to each of these entities. We, along with CCPT IV, Cole Income NAV Strategy, CCIT II and CCIT III, employ our sponsor’s acquisition strategy, which primarily focuses on single-tenant commercial properties subject to long-term net leases to creditworthy tenants, and have acquired or may acquire similar assets. CCPT IV, like us, focuses primarily on the retail sector, while CCIT II and CCIT III focus primarily on the office and industrial sector and Cole Income NAV Strategy focuses primarily on commercial properties in the retail, office and industrial sectors. Nevertheless, the common acquisition strategy used by each Cole REIT would permit them to purchase certain properties that may also be suitable for our portfolio. Similarly, during the Initial Services Term of the Services Agreement, VEREIT may continue to employ a substantially similar acquisition strategy to our sponsor while continuing to participate in the allocation of acquisition opportunities among the Cole REITs, and therefore may purchase certain properties that may also be suitable for our portfolio. Furthermore, CIM and its affiliates have formed or may form funds, accounts, vehicles and ventures that have overlapping objectives with ours and therefore may compete with us for acquisition opportunities. The ability of certain management personnel of the advisor to engage in other business activities, including the management of other funds, accounts, vehicles and ventures operated by CIM, CCO Group, VEREIT or their respective affiliates, may reduce the time such personnel spend managing our activities.
On March 17, 2014, CCPT I entered into an Agreement and Plan of Merger with VEREIT and Desert Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of VEREIT (Desert Merger Sub). On May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of VEREIT (the CCPT Merger).
On January 22, 2013, CCPT II entered into an Agreement and Plan of Merger with Spirit Realty Capital, Inc. (Spirit), a publicly listed REIT (the Spirit Merger). The Spirit Merger was completed on July 17, 2013.
On October 22, 2013, Cole entered into an Agreement and Plan of Merger (the VEREIT Merger Agreement) with VEREIT and Clark Acquisition, LLC (Merger Sub). The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of VEREIT (the VEREIT Merger). The VEREIT Merger was completed on February 7, 2014.
CCIT’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on February 10, 2011. At the completion of its initial public offering, CCIT had received gross proceeds of approximately $1.9 billion. CCIT ceased issuing shares in its primary offering on November 21, 2013. On August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with Select Income REIT, a publicly listed Maryland real estate investment trust (SIR), and SC Merger Sub LLC (SIR Merger Sub). The CCIT Merger Agreement provided for the merger of CCIT with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR (the SIR Merger). The SIR Merger was completed January 29, 2015.
CCPT IV’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on January 26, 2012. CCPT IV’s initial public offering terminated on April 14, 2014. At the completion of the initial public offering, CCPT IV had received gross proceeds of $3 billion.
Cole Income NAV Strategy’s offerings of an aggregate of up to $4 billion of shares of common stock were declared effective by the SEC on December 6, 2011, August 26, 2013 and February 10, 2017. As of March 31, 2018, Cole Income NAV Strategy had received gross proceeds of approximately $586.3 million in its offerings and was authorized to raise an additional $3.4 billion in its offerings.
CCIT II’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on September 17, 2013. CCIT II’s initial public offering terminated on September 17, 2016. At the completion of the initial public offering, CCIT II had received gross proceeds of approximately $678.0 million.
CCIT III’s initial public offering of up to $3.5 billion of shares of common stock was declared effective by the SEC on September 22, 2016. As of March 31, 2018, CCIT III had received gross proceeds of approximately $21.6 million in its initial public offering and was authorized to raise an additional $3.5 billion in its initial public offering.
It is likely that potential acquisitions appropriate for CCPT IV and Cole Income NAV Strategy may also be appropriate for us. In addition, some potential acquisitions which may be appropriate for CCIT II and CCIT III may also be appropriate for us. These potential acquisitions are expected to be funded by proceeds from the respective offerings, available borrowings and potential property or asset sales. See the section of this prospectus captioned “Certain Conflict Resolution Procedures” below.
Due to Mr. Shemesh’s positions as a principal of CIM and as our chief executive officer and president and one of our directors, we are subject to conflicts of interest arising out of our relationship with CIM, which may operate programs with investment objectives, targeted assets and legal and financial obligations similar to ours. In addition, due to Mr. Rufrano’s positions as one of our directors and as chief executive officer of VEREIT, we are subject to conflicts of interest arising out of our association with VEREIT, which also has investment objectives and targeted assets similar to ours. CIM, VEREIT and any other real estate program operated by CIM, CCO Group, VEREIT or their respective affiliates, whether or not existing as of the date of this prospectus, could compete with us in the sale, lease or operation, respectively, of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers. In addition, Messrs. Shemesh and Rufrano will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources among us, CIM, VEREIT, their respective affiliates, and other real estate programs sponsored by CCO Group, as applicable.
Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates and VEREIT and other real estate programs sponsored by CCO Group, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor, VEREIT or other real estate programs sponsored by CCO Group also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or VEREIT or another real estate program sponsored by CCO Group.
Other Activities of Our Advisor and Its Affiliates
We rely on our advisor, CR V Advisors, and, during the Initial Services Term of the Services Agreement, VEREIT OP, for the day-to-day operation of our business. As a result of the interests of certain members of these entities’ management in CIM or its affiliates, VEREIT and/or other real estate programs sponsored by CCO Group, and the fact that such persons also are engaged, and will continue to engage, in other business activities, CIM, VEREIT, our advisor and their respective officers, key persons and affiliates may have conflicts of interest in allocating their time and resources among us, CIM, VEREIT, their respective affiliates and other real estate programs sponsored by CCO Group, as applicable. However, our advisor believes that it, CIM and their respective affiliates, along with VEREIT, have sufficient personnel to discharge fully their responsibilities to all of the other programs operated by CIM, CCO Group or their respective affiliates, or VEREIT, and the other ventures in which they are involved.
Mr. Shemesh, our chief executive officer and president and one of our directors, is also a founder and principal of CIM and an officer/director of certain of its affiliates. One of our directors, Mr. Rufrano, is also the chief executive officer of VEREIT and a director of several other real estate programs sponsored by CCO Group. In addition, our chief financial officer and treasurer, Nathan D. DeBacker, is also an officer of other real estate programs sponsored by CCO Group. As a result, Messrs. Shemesh, Rufrano and DeBacker may owe duties to these other entities and their stockholders or equity owners, as applicable, which may from time to time conflict with the duties that they owe to us and our stockholders.
Transactions with Our Advisor and Its Affiliates
Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable acquisitions for us or our advisor may create special purpose entities to acquire properties that would be suitable acquisitions for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property or an asset to an affiliate.
From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third-party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders.
Acquiring, Leasing and Reselling of Properties
During the Initial Services Term of the Services Agreement, all transactions with a purchase price at or below $100 million will be allocated among VEREIT, us and the other real estate programs sponsored by CCO Group by an allocation committee, which is comprised of employees of VEREIT and of CIM, CCO Group and their respective affiliates, in a manner consistent with the asset allocation policy described below and the terms of the Services Agreement. Accordingly, there is a risk that a potential acquisition would be suitable for VEREIT or one or more programs sponsored by CCO Group, in which case the members of the allocation committee will have a conflict of interest allocating the acquisition opportunity among us, VEREIT or such other programs. Accordingly, while representatives of CIM or its affiliates will participate in allocation decisions with respect to us and other programs sponsored by CCO Group, during the Initial Services Term of the Services Agreement there is a risk that a property will be chosen for us that provides lower returns than a property purchased by VEREIT or another program sponsored by CCO Group. Additionally, for programs sponsored by CCO Group that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us, CCIT II and CCIT III, but does not apply to CCPT IV or Cole Income NAV Strategy. Additionally, an affiliate of our advisor may cause a prospective tenant to enter into a lease for property owned by another program sponsored by CCO Group. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of CIM or its affiliates, VEREIT or other programs sponsored by CCO Group decide whether to allocate any particular property to us, to VEREIT or to another program sponsored by CCO Group. In addition, after the Initial Services Term of the Services Agreement, CIM or its affiliates will have similar responsibilities for allocating acquisition opportunities among CIM and its affiliates, us and the other real estate programs sponsored by CCO Group, and in such circumstances will accordingly face similar conflicts of interest to those described above with respect to VEREIT during the Initial Services Term of the Services Agreement.
Conflicts of interest will also exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or other programs sponsored by CCO Group are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or another program sponsored by CCO Group were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or another program sponsored by CCO Group were to attempt to sell similar properties at the same time, including, in particular, in the event CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or another program sponsored by CCO Group liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. VEREIT and/or our property manager will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making such prospective developers, contractors or building managers aware of all such properties with respect to which their services may be sought, regardless of whether such properties are owned by us or another program sponsored by CCO Group. In addition, VEREIT and/or our property manager will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties, regardless of whether such properties are owned by us or another program sponsored by CCO Group. However, these conflicts cannot be fully avoided in that there may be differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Dealer Manager
Since CCO Capital, our dealer manager, is an affiliate of our sponsor and our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.
Property Manager
Our properties are, and we anticipate that the properties we acquire in the future will be, managed and leased by our property manager, CREI Advisors, an affiliate of our advisor, pursuant to property management and leasing agreements. We expect CREI Advisors to also serve as property manager for properties owned by other real estate programs sponsored by CCO Group, some of which may be in competition with our properties. CREI Advisors may hire third-party managers and/or leasing agents.
Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor
We may enter into joint ventures or other co-ownership arrangements with CIM or other programs sponsored by CCO Group (as well as other parties) for the acquisition, development or improvement of properties and other real estate-related assets. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of CIM or another program sponsored by CCO Group should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and CIM or any other co-venturer or co-owner sponsored by CCO Group, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.
See the risk factor captioned “Our participation in a co-ownership arrangement could subject us to risks that otherwise may not be present in other real estate assets, which could result in litigation or other liabilities that could increase our costs and negatively affect our results of operations” for additional information.
Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates
A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related asset, will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the asset and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Basing acquisition fees and advisory fees on the cost or estimated value of the asset may influence our advisor’s decisions relating to property acquisitions.
In advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fees and other consideration they may receive under alternative liquidity events, such as the listing of our shares of common stock on a national securities exchange, the sale of our company or the liquidation of our assets. In each event, a subordinated performance fee would be paid to our advisor only after our stockholders have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. However, in the event our shares of common stock are listed on a national securities exchange, we may internalize our management functions. One method for internalizing our management functions would be for us to acquire our advisor through a business combination that will be submitted to our stockholders for approval, which, if consummated, could result in significant payments to our advisor or its affiliates. Such payments would be made irrespective of whether our stockholders have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. Therefore, our advisor may have an incentive to recommend a listing transaction rather than a liquidation transaction. See the “Management Compensation” section of this prospectus.
In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to CCO Capital, our dealer manager and an affiliate of our advisor. Further, our dealer manager has a compensation program for its registered employees who market and sell this investment to participating broker-dealers that may be different from the compensation program it has for the marketing and sale of other programs sponsored by CCO Group. Different compensation programs may result in our dealer manager’s registered employees receiving different compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote this investment over other programs sponsored by CCO Group, or to promote investments in such other programs over this investment.
Certain Conflict Resolution Procedures
In order to reduce or eliminate certain potential conflicts of interest, our charter contains, or we have adopted policies containing, a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, any of our directors or any of their respective affiliates, (2) certain future offerings, and (3) allocation of acquisition opportunities among other programs sponsored by CCO Group. Conflict resolution provisions that are in our charter or in policies adopted by our board of directors include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser.

Although we have not established a policy that specifically addresses how we will determine the sale or lease price of a property that we sell or lease to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our charter contains a similar provision.

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We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make loans to wholly-owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (1) 2% of our average invested assets for such period; or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period. Our independent directors will have the responsibility of limiting our total operating expenses to amounts that do not exceed the limitations described above unless they find that there are unusual and non-recurring factors sufficient to justify a higher level of expenses. Any such finding and the reasons in support thereof will be reflected in the minutes of the meetings of our board of directors. If our independent directors make such a finding, we will send a written disclosure of that fact, together with an explanation of the factors our independent directors considered in determining that such higher level of expenses was justified, within 60 days after the end of that fiscal quarter.

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During the Initial Services Term of the Services Agreement, property acquisition opportunities will be allocated among VEREIT and the real estate programs sponsored by CCO Group pursuant to an asset allocation policy and in accordance with the terms of the Services Agreement. During this period, in the event that an acquisition opportunity has been identified that may be suitable for more than one of us, VEREIT or one or more other programs sponsored by CCO Group, and for which more than one of such entities has sufficient uninvested funds, then an allocation committee, which is comprised of employees of VEREIT and employees of CIM, CCO Group or their respective affiliates, will examine the following factors, among others, in determining the entity for which the acquisition opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s assets by type of property, geographic area and tenant concentration;

•	the ability of each entity to finance the property, if necessary;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	whether any of the entities already owns an associated land parcel or building;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.
If, in the judgment of the allocation committee, the acquisition opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an acquisition opportunity of a similar size and type (e.g., office, industrial, retail properties or anchored shopping centers) will be allocated such acquisition opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such acquisition, in the opinion of the allocation committee, to be more appropriate for an entity other than the entity that committed to make the acquisition, the allocation committee may determine that VEREIT or another program sponsored by CCO Group will make the acquisition. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by VEREIT or by other programs sponsored by CCO Group seeking to acquire similar types of properties is applied fairly to us.
For programs sponsored by CCO Group that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us, CCIT II and CCIT III, but does not apply to CCPT IV or Cole Income NAV Strategy. During the Initial Services Term of the Services Agreement, all transactions with a purchase price at or below $100 million will be allocated among us, VEREIT and the other programs sponsored by CCO Group pursuant to the terms of the allocation policy described above.
In addition, after the Initial Services Term of the Services Agreement, CIM or its affiliates will have similar responsibilities for allocating acquisition opportunities among CIM and its affiliates, us and the other real estate programs sponsored by CCO Group, and in such circumstances will accordingly face similar conflicts of interest to those described above with respect to VEREIT during the Initial Services Term of the Services Agreement.

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We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES
Investment Objectives
Our primary investment objectives are:

•	to acquire quality retail commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.
We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.
Our Competitive Strengths
We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of retail and other income-producing properties. We believe our long-term success will be supported through the following competitive strengths:

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Our Sponsor’s Disciplined Approach to Net Lease Assets.    Our advisor utilizes a disciplined approach with respect to the ownership and management of net lease assets focused on acquiring necessity commercial and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, our sponsor targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Through this disciplined approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our stockholders, plus the potential for capital appreciation in the value of our real estate assets.

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Experienced Advisor.    The members of our advisor’s real estate management team each have decades of experience in acquiring, structuring, developing and selling income-producing commercial properties. Additionally, our advisor’s management team has public company operating experience, with several of its officers having held senior positions at publicly held REITs and other public companies.

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Successful Credit Underwriting Experience.    Our sponsor has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of other real estate programs sponsored by our sponsor. The combined portfolios of CCPT IV, CCPT V, Cole Income NAV Strategy, CCIT II and CCIT III had a 98% occupancy rate as of December 31, 2017.

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Strong Industry Relationships.    We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity.

Our advisor’s strong relationships with the tenant and leasing brokerage communities are expected to aid in attracting and retaining tenants.

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Ability to Purchase Properties for Cash.    We believe that one of our competitive strengths is our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. CCO Capital, the broker-dealer affiliate of our sponsor, has successfully raised capital for other real estate programs sponsored by CCO Group, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, CCO Capital will be successful in selling shares on our behalf.

While we believe that these factors will help distinguish us from our competitors and contribute to our long-term success, there is no guarantee that they will provide us with any actual competitive advantages.
Liquidity Opportunities
We presently intend to consider alternatives for providing liquidity for our stockholders beginning three to six years after the end of the initial public offering. If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our initial public offering, our charter requires our board of directors to adopt a resolution declaring that a proposed liquidation of our company is advisable and direct that a plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless a majority of the board of directors, including a majority of the independent directors, determines that a liquidation is not then in the best interest of our stockholders. Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the initial public offering. Our primary offering is expected to continue until August 1, 2019, which is two years from the effective date of this offering, subject to our right to extend this offering. In no event will we extend this offering beyond 180 days after August 1, 2020. Therefore, our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider exit alternatives during our offering stage. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.
Acquisition and Investment Policies
Types of Assets
We primarily acquire income-producing necessity retail properties that are single-tenant properties, which are leased to national and regional creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. We also own anchored shopping centers, which are multi-tenant properties that are anchored by one or more large national, regional or local retailers.
We also may acquire other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail properties, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe acquisitions of these types of office and industrial properties, which are essential to the business operations of the tenant, are consistent with our goal of providing stockholders with a relatively stable stream of current income and an opportunity for capital appreciation.
We may further diversify our portfolio by making and investing in mortgage, bridge or mezzanine loans, or in participations in such loans, secured directly or indirectly by the same types of commercial properties that we may acquire directly, and we may invest in other real estate-related securities. We may acquire properties under development or that require substantial refurbishment or renovation. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. We will not forgo a high quality asset because it does not precisely fit our expected portfolio composition. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.
Many of our properties are and we anticipate that future properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties, as well as leased to large national retailers as stand alone properties. Our advisor will monitor industry trends and identify properties on our behalf that serve to provide a favorable return balanced with risk. Our management is expected primarily to target regional or national name brand retail businesses with established track records.
By acquiring a large number of retail properties, we believe that lower than expected results of operations from one or a few assets will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to stockholders than an approach that targets other asset classes. In addition, we believe that retail properties under long-term triple-net and double-net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets. Our management believes that a portfolio consisting of freestanding retail properties will enhance our liquidity opportunities for stockholders by making the sale of individual properties, multiple properties or our asset portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties. We will pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries may include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We also will seek to diversify our tenants among national, regional and local brands. We generally expect to target properties with lease terms in excess of ten years. We may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace or if the property has other significant favorable attributes. We expect that these assets will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect that substantially all of our acquisitions will be in the United States, including U.S. protectorates.
Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our acquisition strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to acquisitions in retail properties. We will not forego a high quality asset because it does not precisely fit our expected portfolio composition. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related assets we may acquire.
We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.
Real Estate Underwriting Process
In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. We consider a tenant to be creditworthy if we believe that the tenant has sufficient assets, cash flow generation and stability of operations to meet its obligations under the lease. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be national or regional retail chains that are creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.
When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.
Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.
A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies that, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.
Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.
While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process also will consider other information provided by third-party analytical services, such as Moody’s CreditEdge, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition. These factors may cause us to consider a prospective tenant to be creditworthy even if it is not rated or does not have an investment grade rating.
Description of Leases
We expect, in most instances, to acquire tenant properties with existing double-net or triple-net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple-net leases typically require the tenant to pay all costs associated with a property (e.g., real estate taxes, insurance, maintenance and repairs, including roof, structure and parking lot). Double-net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property (e.g., real estate taxes, insurance and maintenance). We expect that double-net and triple-net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We expect that not all of our leases will be net leases. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.
We generally expect to enter into long-term leases that have terms of ten years or more; however, certain leases may have a shorter term. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insureds on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.
Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.
We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.
Acquisition Decisions
Our advisor has substantial discretion with respect to the selection of our specific acquisitions, subject to our investment and borrowing policies, which are approved by our board of directors. In pursuing our investment objectives and making acquisition decisions on our behalf, our advisor evaluates the proposed terms of the acquisition against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential acquisition, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
Our advisor procures and reviews an independent valuation estimate on the proposed acquisition. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions;

•	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

•
lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and Its Affiliates.”
Conditions to Closing Our Acquisitions
Generally, we condition our obligation to close the purchase of any asset on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	estoppel certificates.
In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “Environmental Matters.”
We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.
In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.
In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Acquisitions of Real Estate” section of this prospectus.
Ownership Structure
Our investments in real estate generally take the form of holding fee title or a long-term leasehold estate. We have acquired, and expect to continue to acquire, such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through participations in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Ventures” section below.
Joint Ventures
We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisor, including other real estate programs sponsored or operated by CCO Group, or other affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related assets. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related asset using the same criteria described above in “— Acquisition Decisions” for the selection of our real property acquisitions. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement. Our advisor and its affiliates will likely receive compensation for services provided in connection with the joint venture’s acquisitions; provided, however, that the amount of such compensation to be paid to our advisor and its affiliates will generally be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related asset. See the section of this prospectus captioned “Management Compensation.”
Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.
In the event we enter into a joint venture of other co-ownership arrangements with CIM or its affiliates, or another real estate program sponsored or operated by CCO Group, CR V Advisors’ officers, key persons and affiliates may have conflicts of interest. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other co-venturer sponsored or operated by CCO Group will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
We may enter into joint ventures with other real estate programs sponsored or operated by CCO Group, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.
Development and Construction of Properties
We may acquire properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

•
we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint ventures, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.
It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.
In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Acquisitions of Real Estate” section of this prospectus.
We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.
In addition, we may acquire unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.
Environmental Matters
All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of contamination associated with disposals. Federal, state and local laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.
We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I environmental site assessment that we deem satisfactory. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.
In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the acquisition opportunity and whether we will have a “Phase II” environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (1) the types of operations conducted on the property and surrounding property, (2) the time, duration and materials used during such operations, (3) the waste handling practices of any tenants or property owners, (4) the potential for hazardous substances to be released into the environment, (5) any history of environmental law violations on the subject property and surrounding property, (6) any documented environmental releases, (7) any observations from the consultant that conducted the Phase I environmental site assessment, and (8) whether any party (i.e., surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.
We expect that some of the properties that we acquire may contain, at the time of our acquisition, or may have contained prior to our acquisition, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.
From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments
Although we primarily acquire real estate, our portfolio may also include other real estate-related assets, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector, provided that we do not intend for such assets to constitute a significant portion of our portfolio, and we will evaluate our portfolio to ensure that any such assets do not cause us to lose our REIT status, cause us or any of our subsidiaries to be an investment company under the Investment Company Act, or cause our advisor to have assets under management that would require our advisor to register as an investment adviser under the Investment Advisers Act. We may make adjustments to our target portfolio based on real estate market conditions and acquisition opportunities. Thus, to the extent that our advisor presents us with high quality acquisition opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership, or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.
Investing in and Originating Loans.    The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of assets other than those relating to real estate. We expect that the average duration of loans will typically be one to five years.
We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an appraisal, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our sponsor, our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.
We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, any of our directors or any of their or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Participations in mortgage loans are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.
In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.
In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.
We will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the outstanding amount of senior debt, does not exceed 90% of the appraised value of the property, if after giving effect thereto, the value of all such investments will not then exceed 25% of our tangible assets. The value of all investments in subordinated debt which do not meet the aforementioned requirements will be limited to 10% of our tangible assets. We do not have any other policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.
Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.
Investment in Other Real Estate-Related Securities.    To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus with respect to this offering and that are in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Our board of directors (including all of our independent directors) has authorized us to invest in preferred real estate-related equity securities, provided that such investments do not exceed the limitations contained in any credit facility or other agreement to which we are a party. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.
We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in non-investment grade CMBS to not more than 10% of our total assets.
Borrowing Policies
Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to stockholders. By operating on a leveraged basis, we have more funds available to acquire properties. This allows us to make more acquisitions than would otherwise be possible, resulting in a more diversified portfolio.
At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost of our gross assets (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing; provided, however, that a majority of our board of directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of our gross assets is justified and in the best interest of us and our stockholders during our capital raising stage. Our independent directors believe that we are justified in exceeding these limitations on borrowings during the period of this offering, as we are in the process of raising our equity capital to build our portfolio. Higher debt levels during the offering stage may enable us to acquire properties earlier than we might otherwise be able to acquire them if we were to adhere to these debt levels, which could yield returns that are accretive to the portfolio. In addition, as we will be in the offering stage, more equity could be raised in the future to reduce the debt levels to within the limitations described herein. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. As of December 31, 2017, our ratio of debt to the cost (before deducting depreciation or other non-cash reserves) of our gross assets was 48.9%.
Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which have been approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive asset becomes available and the proceeds from the refinancing can be used to purchase such asset. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.
Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.
We may not borrow money from any of our directors or from our sponsor, our advisor or its affiliates unless such loan is approved by a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies
We intend to hold each property we acquire for an extended period. Holding periods for other real estate-related assets may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other acquisitions, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
Investment Limitations, in General
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to these limitations, we:

•
will not borrow in excess of 75% of the aggregate cost of our gross assets (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•
will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not make or invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
will not invest in commodities or commodity future contracts, except for future contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•
will not issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•
will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed 10% of our outstanding shares on the date of grant;

•
will not make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•
will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of our company (as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets (and the value of all investments in this type of subordinated debt will be limited to 10% of our tangible assets); provided, however, that any such investment shall also be subject to the limitations on borrowing described above and in Section 9.3(d) of our charter and Section V.K.3.b of the NASAA REIT Guidelines;

•	will not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by others;

•
will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter, except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market; and

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.
In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.
Investment Limitations to Avoid Registration as an Investment Company
We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding the 40% test. “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to continue to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related assets such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will continue to be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We do not intend for such assets to constitute a significant portion of our portfolio, and we intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.
We believe that we, or our operating partnership and any subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.
In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.
In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering period ends. To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our acquisition strategy. Accordingly, our board of directors may not be able to change our investment policies as it may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Change in Investment Policies
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.
Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend any investment policies that are provided in our charter, without the approval of holders of a majority of the outstanding shares of common stock.
Real Property Acquisitions
As of March 31, 2018, we, through separate wholly-owned limited liability companies of ours and our operating partnership, owned 138 properties, which are listed below, acquired for an aggregate purchase price of $641.3 million, located in 33 states, consisting of nine anchored shopping centers and 129 retail properties, comprising approximately 3.2 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. As of March 31, 2018, these properties were 98.6% leased and had a weighted-average lease term remaining of 10.4 years. The properties were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Dollar General — Moundridge, KS	March 18, 2014	2014	$933,455	$23,336	7.15%	7.22%	100%
Advance Auto — Fairmont, NC	March 18, 2014	2004	1,246,379	31,159	7.18%	7.18%	100%
Dollar General — Logansport, IN	March 31, 2014	2014	1,120,090	28,002	7.20%	7.27%	100%
Tractor Supply — Midland, NC	June 20, 2014	2013	3,136,364	78,409	6.60%	7.39%	100%
Academy Sports — Cartersville, GA	June 27, 2014	2014	10,496,000	262,400	7.00%	7.00%	100%
Walgreens — Kilgore, TX	June 27, 2014	2007	6,234,000	155,850	6.40%	6.40%	100%
CVS — Riverton, NJ	June 30, 2014	2007	6,080,000	152,000	6.31%	6.31%	100%
Stop & Shop — North Kingstown, RI	August 6, 2014	1979	2,628,573	65,714	7.00%	7.67%	100%
Walgreens — Edmond, OK	August 8, 2014	2007	4,641,895	116,047	6.03%	6.03%	100%
Family Dollar — Salina, UT	August 18, 2014	2014	1,400,001	35,000	8.00%	8.00%	100%
Family Dollar — Morgan, UT	August 18, 2014	2013	1,275,000	31,875	8.00%	8.00%	100%
Dollar General — Wakarusa, IN	September 3, 2014	2012	1,346,449	33,661	7.21%	7.30%	100%
Dollar General — Wolcottville, IN	September 3, 2014	2013	1,191,609	29,790	7.21%	7.29%	100%
Dollar General — Elmwood, IL	September 3, 2014	2012	1,071,381	26,785	7.53%	7.61%	100%
Mattress Firm — Raleigh, NC	September 12, 2014	2014	1,959,677	48,992	7.75%	8.25%	100%
Family Dollar — Roswell, NM	September 12, 2014	2014	1,254,368	31,359	8.16%	8.16%	100%
Dollar General — Pipestone, MN	September 19, 2014	2014	1,187,756	29,694	7.20%	7.20%	100%
Kroger — Bay City, MI	September 24, 2014	2012	6,535,104	163,378	6.25%	6.25%	100%
Houma Crossing — Houma, LA	September 25, 2014	2008	24,650,000	616,250	7.58%	7.32%	95%
Dollar General — Junction City, OH	September 25, 2014	2014	991,500	24,788	7.20%	7.32%	100%

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Walgreens — Delavan, WI	September 26, 2014	2006	$4,569,420	$114,236	6.43%	6.43%	100%
Walgreens — Whiteville, NC	September 26, 2014	2007	4,863,569	121,589	6.43%	6.43%	100%
Walgreens — Salisbury, NC	September 26, 2014	2006	4,669,026	116,726	6.43%	6.43%	100%
Walgreens — Kokomo, IN	September 26, 2014	2006	3,890,855	97,271	6.43%	6.43%	100%
Walgreens — Richmond, IN	September 26, 2014	2006	5,447,198	136,180	6.43%	6.43%	100%
Walgreens — Baton Rouge, LA	September 26, 2014	2006	5,547,582	138,690	6.43%	6.43%	100%
Walgreens — Sulphur, LA	September 26, 2014	2006	4,356,202	108,905	6.43%	6.43%	100%
Walgreens — Houma, LA	September 26, 2014	2007	4,970,957	124,274	6.43%	6.43%	100%
Walgreens — Lubbock, TX	September 26, 2014	2006	5,053,924	126,348	6.43%	6.43%	100%
Walgreens — San Antonio, TX	September 26, 2014	2005	9,166,854	229,171	6.43%	6.43%	100%
Dollar General — Huntington, WV	September 29, 2014	2014	1,418,208	35,455	7.20%	7.27%	100%
United Oil Portfolio — Various (5)	September 30, 2014	Various	52,677,165	1,316,929	6.35%	7.09%	100%
Burger King — Yukon, OK	September 30, 2014	2000	1,216,957	30,424	7.45%	8.06%	100%
Winn-Dixie — Amite, LA	September 30, 2014	1994	3,102,438	77,561	8.00%	8.00%	100%
Raising Cane’s — Murphy, TX	September 30, 2014	2014	2,896,000	72,400	7.15%	7.46%	100%
Fresh Thyme Farmer’s Market — Lafayette, IN	October 17, 2014	2014	6,831,621	170,791	7.40%	7.84%	100%
Bass Pro Shops — Portage, IN	October 22, 2014	2006	6,930,000	173,250	10.10%	10.10%	100%
Brynwood Square — Rockford, IL	October 23, 2014	1983	12,689,324	317,233	7.93%	7.39%	100%
Blankenbaker Plaza — Louisville, KY	October 23, 2014	2007	16,622,986	415,575	7.22%	7.32%	85%
Dollar General — Clarion, IA	October 24, 2014	2014	1,091,468	27,287	7.20%	7.20%	100%
Dollar General — Braham, MN	October 24, 2014	2014	1,080,333	27,008	7.20%	7.20%	100%
Dollar General — Selma, AL	November 4, 2014	2014	1,211,562	30,289	7.15%	7.15%	100%
Lawton Marketplace — Lawton, OK	November 5, 2014	2013	33,700,000	842,500	7.38%	7.70%	99%
Dollar General — Virden, IL	November 14, 2014	2014	1,300,973	32,524	7.20%	7.20%	100%
Dollar General — Willard, MO	November 14, 2014	2014	1,247,608	31,190	7.25%	7.25%	100%
Dollar General — Collinsville, AL	November 20, 2014	2014	1,159,447	28,986	7.15%	7.15%	100%
Dollar General — Oneonta, AL	November 20, 2014	2014	1,105,734	27,643	7.15%	7.15%	100%
Dollar General — Shorter, AL	November 20, 2014	2014	1,185,189	29,630	7.15%	7.15%	100%
Family Dollar — Tennessee Colony, TX	November 21, 2014	2014	1,010,993	25,844	6.67%	6.67%	100%
O’Reilly Auto Parts — Iron Mountain, MI	November 21, 2014	2014	1,454,298	36,357	6.25%	6.44%	100%
The Shoppes at Gary Farms — Bowling Green, KY	November 24, 2014	2013	18,600,000	465,000	7.17%	7.36%	100%
Walgreens Portfolio — Various (6)	November 26, 2014	Various	35,795,596	894,890	5.88%	6.18%	100%
Mattress Firm — Lake City, FL	December 9, 2014	2014	2,061,425	51,536	7.48%	7.86%	100%
The Shops at Abilene — Abilene, TX	December 11, 2014	2004	26,275,000	656,875	7.91%	7.43%	100%
Aaron’s — Arkadelphia, AR	December 12, 2014	2014	905,363	22,634	7.25%	7.25%	100%
Family Dollar — San Antonio (Braun), TX	December 12, 2014	2014	1,346,789	34,534	6.84%	6.84%	100%
Family Dollar — Talladega, AL	December 12, 2014	2014	1,266,746	32,029	6.75%	6.75%	100%
Walgreens — Greenville, OH	December 15, 2014	2006	4,683,000	117,075	6.15%	6.15%	100%
Raising Cane’s — Reno, NV	December 18, 2014	2002	3,745,824	93,646	6.25%	7.27%	100%
Family Dollar — Hobbs, NM	December 19, 2014	2014	1,389,519	34,738	8.10%	8.10%	100%
Mattress Firm — Draper, UT	December 19, 2014	2014	2,387,000	59,675	7.95%	8.41%	100%
Burlington Coat Factory — Bangor, ME	December 22, 2014	2001	4,877,057	121,926	7.84%	8.29%	100%
Dollar General — Athens, WV	January 16, 2015	2014	1,578,216	39,455	7.20%	7.27%	100%
Buffalo Wild Wings / Shoe Carnival — Salina, KS	January 26, 2015	2014	3,150,000	78,750	7.45%	7.62%	100%
Village at Chapel Hill — Douglasville, GA	January 27, 2015	2009	14,900,000	372,500	7.19%	7.73%	89%
Vitamin Shoppe — Taylor, MI	January 29, 2015	2015	1,394,366	34,859	7.10%	7.64%	100%
Family Dollar — Cabot, AR	February 13, 2015	2014	1,456,686	37,797	6.92%	6.92%	100%
Family Dollar — Lewiston, ME	February 13, 2015	2014	1,442,289	37,245	6.89%	6.89%	100%
Family Dollar — Valley, AL	February 13, 2015	2014	1,222,681	31,385	6.85%	6.85%	100%
Family Dollar — Walthourville, GA	February 13, 2015	2014	1,408,226	35,957	6.81%	6.81%	100%

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Family Dollar — Columbus, OH	February 20, 2015	2014	$1,541,859	$38,969	6.76%	6.76%	100%
Family Dollar — San Antonio (Eisenhauer), TX	February 20, 2015	2014	1,531,164	38,982	6.79%	6.79%	100%
Dollar General — Selma (Jones), AL	February 26, 2015	2014	998,272	24,957	7.15%	7.15%	100%
Dollar General — Autaugaville, AL	February 26, 2015	2014	1,049,146	26,229	7.15%	7.15%	100%
Dollar General — Dothan, AL	February 26, 2015	2014	1,069,160	26,729	7.15%	7.15%	100%
Dollar General — Lineville, AL	February 26, 2015	2014	1,430,266	35,757	7.15%	7.15%	100%
Dollar General — Semmes, AL	February 26, 2015	2014	1,121,790	28,045	7.15%	7.15%	100%
Dollar General — Talladega, AL	February 26, 2015	2014	999,122	24,978	7.15%	7.15%	100%
Dollar General — Charleston, WV	February 27, 2015	2014	1,490,528	37,263	7.20%	7.27%	100%
Dollar General — Ridgeley, WV	February 27, 2015	2014	1,340,573	33,514	7.20%	7.27%	100%
Family Dollar — Warrenville, SC	February 27, 2015	2014	1,231,128	31,731	6.88%	6.88%	100%
Tractor Supply — Blytheville, AR	March 11, 2015	2014	3,012,909	75,323	6.60%	7.28%	100%
Family Dollar — Bearden, AR	March 23, 2015	2014	858,601	21,465	8.15%	8.15%	100%
Family Dollar — New Roads, LA	March 23, 2015	2014	990,123	24,753	8.15%	9.32%	100%
Dollar General — Glouster, OH	March 24, 2015	2015	1,461,051	36,526	7.20%	7.27%	100%
Dollar General — Sissonville, WV	March 24, 2015	2015	1,294,637	32,366	7.20%	7.27%	100%
Dollar General — South Charleston, WV	April 6, 2015	2014	1,472,480	36,812	7.20%	8.05%	100%
Dollar General — Huntington, WV	May 15, 2015	2015	1,441,821	36,046	7.25%	7.32%	100%
O’Reilly Auto Parts — Bennettsville, SC	June 9, 2015	2014	1,414,080	35,352	6.25%	6.52%	100%
Muncie Marketplace — Muncie, IN	June 15, 2015	2014	15,600,000	390,000	7.32%	7.52%	100%
Dollar General — Bluefield, WV	June 29, 2015	2015	1,376,784	34,420	7.25%	7.32%	100%
Dollar General — Charleston, WV	June 29, 2015	2015	1,340,618	33,515	7.25%	7.32%	100%
West Marine — Chicago, IL	August 28, 2015	2015	12,621,507	315,538	6.90%	7.63%	100%
Advance Auto — Hampton, VA	September 25, 2015	2005	1,351,724	33,793	7.25%	7.25%	100%
Aspen Dental — Rogers, AR	November 9, 2015	2014	1,844,595	46,115	7.40%	7.70%	100%
O’Reilly Auto Parts — Flowood, MS	January 29, 2016	2015	1,652,459	41,311	6.10%	6.29%	100%
Advance Auto — Stratford, CT	February 8, 2016	2015	2,742,753	68,569	6.24%	6.24%	100%
Kohl’s — Eagan, MN	February 18, 2016	1994	9,176,000	229,400	7.11%	7.33%	100%
Lowe’s — Hermitage, PA	March 9, 2016	1996	14,042,829	351,071	6.15%	6.15%	100%
Fresh Thyme Farmer’s Market— Ypsilanti Township, MI	February 21, 2017	2016	9,679,560	241,989	6.90%	7.61%	100%
Duluth Trading — Nobelsville, IN	March 29, 2017	2017	5,199,000	129,975	7.00%	7.73%	100%
Camping World — Fort Myers, FL	April 11, 2017	2003	15,171,000	379,275	7.00%	7.00%	100%
Bob Evans — Gallipolis, OH	April 28, 2017	2003	2,725,115	68,128	7.25%	8.81%	100%
Bob Evans — Peoria, IL	April 28, 2017	2003	896,552	22,414	7.25%	8.81%	100%
Bob Evans — Hagerstown, MD	April 28, 2017	1995	2,554,863	63,872	7.25%	8.81%	100%
Bob Evans — Piqua, OH	April 28, 2017	2015	2,034,483	50,862	7.25%	8.81%	100%
Bob Evans — Mansfield, OH	April 28, 2017	1989	2,275,862	56,897	7.25%	8.81%	100%
Bob Evans — Monroe, MI	April 28, 2017	2004	2,206,897	55,172	7.25%	8.81%	100%
Bob Evans — Northwood, OH	April 28, 2017	1998	2,549,088	63,727	7.25%	8.81%	100%
Hy-Vee — Omaha, NE	May 15, 2017	2010	10,480,000	262,000	6.60%	6.60%	100%
Tractor Supply — Logan, WV	August 10, 2017	2016	3,671,875	91,797	6.40%	7.13%	100%
Western Crossing — Jacksonville, NC	August 18, 2017	2015	12,190,000	304,750	7.98%	8.33%	100%
Derby Marketplace — Derby, KS	August 22, 2017	2015	11,225,000	280,625	7.02%	7.35%	100%
Fairlane Green II — Allen Park, MI	August 30, 2017	2006	18,400,000	460,000	7.60%	7.60%	100%
Pick ‘n Save — Waterford, WI	October 2, 2017	1995	4,778,906	119,473	6.95%	6.95%	100%
Tractor Supply — Shelbyville, IL	November 3, 2017	2017	3,053,846	76,346	6.50%	6.84%	100%
Tractor Supply — Carlyle, IL	November 3, 2017	2017	3,076,923	76,923	6.50%	6.83%	100%
Sprouts — Lawrence, KS	November 27, 2017	2015	8,127,766	203,194	6.20%	6.96%	100%
Pick ‘n Save — Waupaca, WI	December 22, 2017	2001	10,750,000	268,750	6.80%	7.34%	100%
Natural Grocers — Heber City, UT	January 10, 2018	2017	5,940,740	148,519	6.77%	7.04%	100%
Cash & Carry — Salt Lake City, UT	March 2, 2018	2016	5,129,293	128,232	6.65%	7.32%	100%
			$641,348,023	$16,041,710
_______________________

(1)	Purchase price does not include acquisition-related expenses.

(2)
Fees and expenses paid or due to sponsor are payments we made or owe to an affiliate of our advisor for acquisition fees and expenses in connection with the property acquisition. For more detailed information on fees and expenses paid to our advisor or its affiliates, see the section captioned “Management Compensation” of this prospectus.

(3)
Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred in the first year of ownership, if any, and exclusive of acquisition-related fees and expenses. In general, our properties are subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(4)
Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancelable lease term at the respective property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred over the ten-year period subsequent to the acquisition date, if any, exclusive of acquisition-related fees and expenses. In general, our properties are subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(5)	The United Oil Portfolio consists of 13 single-tenant commercial properties located in California, which are subject to a master lease agreement.

(6)	The Walgreens Portfolio consists of six single-tenant properties located in five states, which are subject to individual lease agreements with identical terms.

The following table sets forth the principal provisions of the lease terms for the major tenants at the properties listed above:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Dollar General — Moundridge, KS	Dollar General	9,100	100%	4/5 yr.	$66,742	$7.33	3/18/2014	-	2/28/2024
					$68,744	$7.55	3/1/2024	-	2/28/2029
Advance Auto — Fairmont, NC	Advance Auto	6,960	100%	4/5 yr.	$89,490	$12.86	3/18/2014	-	10/31/2023
Dollar General — Logansport, IN	Dollar General	9,100	100%	5/5 yr.	$80,646	$8.86	3/31/2014	-	2/28/2024
					$83,066	$9.13	3/1/2024	-	2/28/2029
Tractor Supply — Midland, NC	Tractor Supply	19,097	100%	4/5 yr.	$207,000	$10.84	6/20/2014	-	4/30/2018
					$228,000	$11.94	5/1/2018	-	4/30/2023
					$254,400	$13.32	5/1/2023	-	4/30/2028
Academy Sports — Cartersville, GA	Academy Sports	71,695	100%	3/5 yr.	$734,874	$10.25	6/27/2014	-	4/30/2029
Walgreens — Kilgore, TX	Walgreens	14,820	100%	(5)	$399,000	$26.92	6/27/2014	-	9/30/2032
CVS — Riverton, NJ	CVS	12,900	100%	4/5 yr.	$383,388	$29.72	6/30/2014	-	1/31/2033
Stop & Shop — North Kingstown, RI	Stop & Shop	1,732	100%	6/5 yr.	$184,000	$106.24	8/6/2014	-	10/31/2018
					$199,000	$114.90	11/1/2018	-	10/31/2023
					$219,000	$126.44	11/1/2023	-	10/31/2028
Walgreens — Edmond, OK	Walgreens	14,722	100%	(5)	$280,000	$19.02	8/8/2014	-	7/31/2032
Family Dollar — Salina, UT	Family Dollar	8,320	100%	6/5 yr.	$112,000	$13.46	8/18/2014	-	5/31/2024
Family Dollar — Morgan, UT	Family Dollar	8,000	100%	6/5 yr.	$102,000	$12.75	8/18/2014	-	3/31/2023
Dollar General — Wakarusa, IN	Dollar General	9,100	100%	4/5 yr.	$97,079	$10.67	9/3/2014	-	5/31/2022
					$99,991	$10.99	6/1/2022	-	5/31/2027
Dollar General — Wolcottville, IN	Dollar General	9,026	100%	4/5 yr.	$85,915	$9.52	9/3/2014	-	5/31/2023
					$88,492	$9.80	6/1/2023	-	5/31/2028
Dollar General — Elmwood, IL	Dollar General	9,100	100%	4/5 yr.	$80,675	$8.87	9/3/2014	-	5/31/2023
					$83,095	$9.13	6/1/2023	-	5/31/2028
Mattress Firm — Raleigh, NC	Mattress Firm	4,500	100%	2/5 yr.	$151,875	$33.75	9/12/2014	-	8/31/2019
					$167,040	$37.12	9/1/2019	-	8/31/2024
					$183,780	$40.84	9/1/2024	-	8/31/2025
Family Dollar — Roswell, NM	Family Dollar	8,320	100%	6/5 yr.	$102,321	$12.30	9/12/2014	-	6/30/2024

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet		Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Dollar General — Pipestone, MN	Dollar General	9,002	100%		3/5 yr.	$85,518		$9.50		9/19/2014	-	9/30/2029
Kroger — Bay City, MI	Kroger	64,608	100%		5/5 yr.	$408,444		$6.32		9/24/2014	-	11/30/2024
Houma Crossing — Houma, LA	Hobby Lobby	56,676	30%		3/5 yr.	$453,408		$8.00		9/25/2014	-	6/30/2017
						$481,746		$8.50		7/1/2017	-	6/30/2022
	Kohl’s	(6)	30%	(7)	8/5 yr.	$170,000		$3.05	(7)	9/25/2014	-	1/31/2024
						$178,250		$3.20	(7)	2/1/2024	-	1/31/2034
Dollar General — Junction City, OH	Dollar General	9,026	100%		5/5 yr.	$71,392		$7.91		9/25/2014	-	9/30/2024
						$73,533		$8.15		10/1/2024	-	9/30/2029
Walgreens — Delavan, WI	Walgreens	14,820	100%		10/5 yr.	$293,600		$19.81		9/26/2014	-	5/31/2031
Walgreens — Whiteville, NC	Walgreens	14,820	100%		10/5 yr.	$312,500		$21.09		9/26/2014	-	12/31/2031
Walgreens — Salisbury, NC	Walgreens	14,820	100%		10/5 yr.	$300,000		$20.24		9/26/2014	-	4/30/2031
Walgreens — Kokomo, IN	Walgreens	14,820	100%		10/5 yr.	$250,000		$16.87		9/26/2014	-	1/31/2032
Walgreens — Richmond, IN	Walgreens	14,820	100%		10/5 yr.	$350,000		$23.62		9/26/2014	-	12/31/2031
Walgreens — Baton Rouge, LA	Walgreens	14,820	100%		10/5 yr.	$356,450		$24.05		9/26/2014	-	2/28/2031
Walgreens — Sulphur, LA	Walgreens	14,820	100%		(5)	$279,900		$18.89		9/26/2014	-	1/31/2032
Walgreens — Houma, LA	Walgreens	14,490	100%		(5)	$319,400		$22.04		9/26/2014	-	2/28/2032
Walgreens — Lubbock, TX	Walgreens	14,820	100%		(5)	$324,731		$21.91		9/26/2014	-	8/31/2031
Walgreens — San Antonio, TX	Walgreens	14,490	100%		10/5 yr.	$589,000		$40.65		9/26/2014	-	4/30/2031
Dollar General — Huntington, WV	Dollar General	9,100	100%		5/5 yr.	$102,111		$11.22		9/29/2014	-	8/31/2024
						$105,174		$11.56		9/1/2024	-	8/31/2029
United Oil Portfolio — Various	United Oil	19,800	100%		3/5 yr.	$3,345,000	(8)	$168.94		9/30/2014	-	6/29/2034
Burger King — Yukon, OK	Burger King	3,783	100%		4/5 yr.	$90,663	(9)	$23.97		10/1/2014	-	9/30/2034
Winn-Dixie — Amite, LA	Winn-Dixie	47,524	100%		5/5 yr.	$248,195		$5.22		9/30/2014	-	8/31/2024
Raising Cane’s — Murphy, TX	Raising Cane’s	2,807	100%		5/5 yr.	$207,096	(10)	$73.78		9/30/2014	-	7/31/2029
Fresh Thyme Farmer’s Market— Lafayette, IN	Fresh Thyme Farmer’s Market	28,888	100%		4/5 yr.	$505,540		$17.50		10/17/2014	-	10/31/2019
						$537,606		$18.61		11/1/2019	-	10/31/2024
						$564,183		$19.53		11/1/2024	-	10/31/2029
Bass Pro Shops — Portage, IN	Bass Pro Shops	130,000	100%		6/5 yr.	$700,000		$5.38		10/22/2014	-	2/14/2027
Brynwood Square — Rockford, IL	Schnucks	71,800	59%		5/5 yr.	$497,000		$6.92		10/23/2014	-	11/30/2021
Blankenbaker Plaza —Louisville, KY	Wal-mart	48,203	55%		13/5 yr.	$494,081		$10.25		10/23/2014	-	7/2/2027
	Fitness 19	8,912	10%		2/5 yr.	$151,609		$17.01		10/23/2014	-	11/30/2014
						$152,521		$17.11		12/1/2014	-	12/31/2014
						$161,040		$18.07		1/1/2015	-	12/31/2024
Dollar General — Clarion, IA	Dollar General	9,100	100%		3/5 yr.	$78,586		$8.64		11/1/2014	-	10/31/2029
Dollar General — Braham, MN	Dollar General	9,026	100%		3/5 yr.	$77,784		$8.62		11/1/2014	-	10/31/2029
Dollar General — Selma, AL	Dollar General	9,026	100%		5/5 yr.	$86,627		$9.60		11/4/2014	-	10/31/2029
Lawton Marketplace — Lawton, OK	Academy Sports	62,168	33%		3/5 yr.	$543,970		$8.75		11/5/2014	-	1/31/2020
						$575,054		$9.25		2/1/2020	-	1/31/2025
						$606,138		$9.75		2/1/2025	-	1/31/2030
	T.J. Maxx	24,000	13%		4/5 yr.	$216,000		$9.00		11/5/2014	-	8/31/2018
						$228,000		$9.50		9/1/2018	-	8/31/2023
Dollar General — Virden, IL	Dollar General	9,100	100%		3/5 yr.	$93,670		$10.29		11/14/2014	-	10/31/2029
Dollar General — Willard, MO	Dollar General	9,100	100%		3/5 yr.	$90,452		$9.94		11/14/2014	-	10/31/2029
Dollar General — Collinsville, AL	Dollar General	9,100	100%		5/5 yr.	$82,900		$9.11		11/20/2014	-	9/30/2029
Dollar General — Oneonta, AL	Dollar General	9,100	100%		5/5 yr.	$79,060		$8.69		11/20/2014	-	10/31/2029
Dollar General — Shorter, AL	Dollar General	9,026	100%		5/5 yr.	$84,741		$9.39		11/20/2014	-	10/31/2029
Family Dollar — Tennessee Colony, TX	Family Dollar	8,400	100%		6/5 yr.	$68,951	(5)	$8.21		11/21/2014	-	3/31/2030
O’Reilly Auto Parts — Iron Mountain, MI	O’Reilly Auto Parts	7,225	100%		3/5 yr.	$90,894		$12.58		11/21/2014	-	10/31/2024
						$96,347		$13.38		11/1/2024	-	10/31/2034

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
The Shoppes at Gary Farms — Bowling Green, KY	Dick’s Sporting Goods	49,929	50%	4/5 yr.	$679,034		$13.60	11/24/2014	-	1/31/2019
					$703,999		$14.10	2/1/2019	-	1/31/2024
	Bed Bath & Beyond	23,540	24%	4/5 yr.	$258,940		$11.00	11/24/2014	-	1/31/2019
					$270,710		$11.50	2/1/2019	-	1/31/2024
	PetSmart	12,288	12%	5/5 yr.	$172,032		$14.00	11/24/2014	-	1/31/2019
					$184,320		$15.00	2/1/2019	-	1/31/2024
Walgreens Portfolio — Various	Walgreens	88,977	100%	12/5 yr.	$2,104,708	(9)	$23.65	11/26/2014	-	12/31/2029
Mattress Firm — Lake City, FL	Mattress Firm	4,500	100%	2/5 yr.	$154,125	(11)	$34.25	12/9/2014	-	9/30/2024
The Shops at Abilene — Abilene, TX	Michaels	21,332	12%	2/5 yr.	$213,320		$10.00	12/11/2014	-	2/28/2019
	PetSmart	19,107	11%	6/5 yr.	$238,838		$12.50	12/11/2014	-	1/31/2020
	Bed Bath & Beyond	18,043	10%	5/5 yr.	$157,876		$8.75	12/11/2014	-	1/31/2022
	Ross	30,187	17%	4/5 yr.	$271,683		$9.00	12/11/2014	-	1/31/2020
	T.J. Maxx	27,600	16%	2/5 yr.	$207,000		$7.50	12/11/2014	-	11/30/2021
Aaron’s — Arkadelphia, AR	Aaron’s	6,000	100%	2/5 yr.	$65,604		$10.93	12/12/2014	-	10/31/2024
Family Dollar — San Antonio (Braun), TX	Family Dollar	8,484	100%	6/5 yr.	$92,135	(12)	$10.86	12/12/2014	-	3/31/2030
Family Dollar — Talladega, AL	Family Dollar	8,376	100%	6/5 yr.	$85,454	(12)	$10.20	11/21/2014	-	3/31/2030
Walgreens — Greenville, OH	Walgreens	13,650	100%	(5)	$288,000		$21.10	12/15/2014	-	10/31/2031
Raising Cane’s — Reno, NV	Raising Cane’s	3,429	100%	4/5 yr.	$234,114	(11)	$68.27	12/18/2014	-	7/31/2034
Family Dollar — Hobbs, NM	Family Dollar	8,320	100%	6/5 yr.	$112,551		$13.53	12/19/2014	-	9/30/2024
Mattress Firm — Draper, UT	Mattress Firm	4,995	100%	2/5 yr.	$189,810	(11)	$38.00	12/19/2014	-	6/30/2025
Burlington Coat Factory — Bangor, ME	Burlington Coat Factory	85,000	100%	1/2 yr., 1/5 yr.	$382,500	(13)	$4.50	12/22/2014	-	8/31/2025
Dollar General — Athens, WV	Dollar General	9,100	100%	5/5 yr.	$113,631	(14)	$12.49	1/16/2015	-	11/30/2029
Buffalo Wild Wings / Shoe Carnival — Salina, KS	Buffalo Wild Wings	5,059	34%	4/5 yr.	$111,000		$21.94	1/26/2015	-	12/31/2024
	Shoe Carnival	9,800	66%	3/5 yr.	$122,500	(15)	$12.50	1/26/2015	-	1/31/2025
Village at Chapel Hill —Douglasville, GA	L.A. Fitness	45,000	72%	3/5 yr.	$884,215		$19.65	1/27/2015	-	1/31/2025
Vitamin Shoppe — Taylor, MI	Vitamin Shoppe	3,000	100%	2/5 yr.	$99,000	(11)	$33.00	2/14/2015	-	2/28/2027
Family Dollar — Cabot, AR	Family Dollar	8,422	100%	6/5 yr.	$100,842	(12)	$11.97	11/21/2014	-	3/31/2030
Family Dollar — Lewiston, ME	Family Dollar	8,335	100%	6/5 yr.	$99,369	(12)	$11.94	11/21/2014	-	3/31/2030
Family Dollar — Valley, AL	Family Dollar	8,393	100%	6/5 yr.	$83,735	(12)	$9.98	11/21/2014	-	3/31/2030
Family Dollar — Walthourville, GA	Family Dollar	8,320	100%	6/5 yr.	$95,933	(12)	$11.53	11/21/2014	-	3/31/2030
Family Dollar — Columbus, OH	Family Dollar	8,350	100%	6/5 yr.	$104,174	(12)	$12.48	11/21/2014	-	3/31/2030
Family Dollar — San Antonio (Eisenhauer), TX	Family Dollar	8,555	100%	6/5 yr.	$104,004	(12)	$12.16	11/21/2014	-	3/31/2030
Dollar General — Selma (Jones), AL	Dollar General	9,100	100%	5/5 yr.	$71,376		$7.84	2/26/2015	-	12/31/2029
Dollar General — Autaugaville, AL	Dollar General	9,026	100%	5/5 yr.	$75,014		$8.31	2/26/2015	-	11/30/2029
Dollar General — Dothan, AL	Dollar General	9,100	100%	5/5 yr.	$76,445		$8.40	2/26/2015	-	10/31/2029
Dollar General — Lineville, AL	Dollar General	10,566	100%	5/5 yr.	$102,264		$9.68	2/26/2015	-	10/31/2029
Dollar General — Semmes, AL	Dollar General	9,100	100%	4/5 yr.	$80,208		$8.81	2/26/2015	-	11/30/2029
Dollar General — Talladega, AL	Dollar General	9,026	100%	5/5 yr.	$71,437		$7.91	2/26/2015	-	12/31/2029
Dollar General — Charleston, WV	Dollar General	9,026	100%	5/5 yr.	$107,319	(14)	$11.89	2/27/2015	-	11/30/2029
Dollar General — Ridgeley, WV	Dollar General	9,026	100%	5/5 yr.	$96,521	(14)	$10.69	2/27/2015	-	11/30/2029
Family Dollar — Warrenville, SC	Family Dollar	8,353	100%	6/5 yr.	$84,658	(12)	$10.14	2/27/2015	-	3/31/2030
Tractor Supply — Blytheville, AR	Tractor Supply	19,100	100%	4/5 yr.	$198,852	(11)	$10.41	3/11/2015	-	3/31/2030
Family Dollar — Bearden, AR	Family Dollar	8,320	100%	6/5 yr.	$69,976		$8.41	3/23/2015	-	6/30/2025
Family Dollar — New Roads, LA	Family Dollar	8,320	100%	6/5 yr.	$80,695		$9.70	3/23/2015	-	6/30/2025
Dollar General — Glouster, OH	Dollar General	10,640	100%	5/5 yr.	$105,196	(14)	$9.89	3/24/2015	-	1/31/2030
Dollar General — Sissonville, WV	Dollar General	9,026	100%	5/5 yr.	$93,216	(14)	$10.33	3/24/2015	-	1/31/2030
Dollar General — South Charleston, WV	Dollar General	9,100	100%	5/5 yr.	$106,019	(14)	$11.65	4/6/2015	-	2/28/2030
Dollar General — Huntington, WV	Dollar General	9,026	100%	5/5 yr.	$104,532		$11.58	5/15/2015	-	3/31/2025
					$107,664		$11.93	4/1/2025	-	3/31/2030

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
O’Reilly Auto Parts — Bennettsville, SC	O’Reilly Auto Parts	6,800	100%	3/5 yr.	$88,380		$13.00	6/9/2015	-	1/31/2024
					$95,451		$14.04	2/1/2024	-	1/31/2034
Muncie Marketplace — Muncie, IN (16)	Dick’s Sporting Goods	40,000	51%	4/5 yr.	$460,000		$11.50	6/15/2015	-	1/31/2020
					$480,000		$12.00	2/1/2020	-	1/31/2025
	Michaels	17,060	22%	4/5 yr.	$179,130		$10.50	6/15/2015	-	10/31/2019
					$187,660		$11.00	11/1/2019	-	2/28/2025
	Five Below	7,911	10%	3/5 yr.	$130,531		$16.50	6/15/2015	-	1/31/2020
					$138,442		$17.50	2/1/2020	-	1/31/2025
Dollar General — Bluefield, WV	Dollar General	9,026	100%	5/5 yr.	$99,817		$11.06	6/29/2015	-	6/30/2025
					$102,811		$11.39	7/1/2025	-	6/30/2030
Dollar General — Charleston, WV	Dollar General	9,100	100%	5/5 yr.	$97,195		$10.68	6/29/2015	-	4/30/2025
					$100,111		$11.00	5/1/2025	-	4/30/2030
West Marine — Chicago, IL	West Marine	20,000	100%	3/5 yr.	$870,884		$43.54	8/28/2015	-	3/31/2020
					$957,972		$47.90	4/1/2020	-	3/31/2025
					$1,053,769		$52.69	4/1/2025	-	3/31/2030
Advance Auto — Hampton, VA	Advance Auto	7,000	100%	3/5 yr.	$98,000		$14.00	9/25/2015	-	12/31/2025
Aspen Dental — Rogers, AR	Aspen Dental	3,500	100%	3/5 yr.	$136,500		$39.00	11/9/2015	-	10/31/2020
					$147,420		$42.12	11/1/2020	-	10/31/2025
O’Reilly Auto Parts — Flowood, MS	O’Reilly Auto Parts	7,396	100%	3/5 yr.	$100,800		$13.63	1/29/2016	-	7/31/2025
					$106,848		$14.45	8/1/2025	-	7/31/2035
Advance Auto — Stratford, CT	Advance Auto	6,768	100%	3/5 yr.	$171,110		$25.28	2/8/2016	-	12/31/2030
Kohl’s — Eagan, MN	Kohl’s	97,097	100%	2/5 yr.	$652,187		$6.72	2/18/2016	-	1/31/2020
					$689,669		$7.10	2/1/2020	-	1/31/2025
Lowe’s — Hermitage, PA	Lowe’s	126,078	100%	(17)	$863,634		$6.85	3/9/2016	-	12/31/2026
Fresh Thyme Farmer’s Market— Ypsilanti Township, MI	Fresh Thyme Farmer’s Market	29,332	100%	4/5 yr.	$667,890		$22.77	2/21/2017	-	1/31/2022
					$734,767		$25.05	2/1/2022	-	1/31/2027
					$808,097		$27.55	2/1/2027	-	1/31/2032
Duluth Trading — Nobelsville, IN	Duluth Trading	14,577	100%	4/5 yr.	$363,925	(11)	$24.97	3/29/2017	-	2/28/2032
Camping World — Fort Myers, FL	Camping World	44,800	100%	3/5 yr.	$1,062,000	(18)	$23.71	4/11/2017	-	10/31/2032
Bob Evans — Gallipolis, OH	Bob Evans	5,606	100%	5/5 yr.	$197,571	(19)	$35.24	4/28/2017	-	4/30/2037
Bob Evans — Peoria, IL	Bob Evans	5,263	100%	5/5 yr.	$65,000	(19)	$12.35	4/28/2017	-	4/30/2037
Bob Evans — Hagerstown, MD	Bob Evans	6,701	100%	5/5 yr.	$185,228	(19)	$27.64	4/28/2017	-	4/30/2037
Bob Evans — Piqua, OH	Bob Evans	5,117	100%	5/5 yr.	$147,500	(19)	$28.83	4/28/2017	-	4/30/2037
Bob Evans — Mansfield, OH	Bob Evans	5,943	100%	5/5 yr.	$165,000	(19)	$27.76	4/28/2017	-	4/30/2037
Bob Evans — Monroe, MI	Bob Evans	5,534	100%	5/5 yr.	$160,000	(19)	$28.91	4/28/2017	-	4/30/2037
Bob Evans — Northwood, OH	Bob Evans	6,674	100%	5/5 yr.	$184,809	(19)	$27.69	4/28/2017	-	4/30/2037
Hy-Vee — Omaha, NE	Hy-Vee	69,917	100%	5/5 yr.	$691,849		$9.90	5/15/2017	-	4/30/2027
Tractor Supply — Logan, WV	Tractor Supply	19,097	100%	4/5 yr.	$235,000	(20)	$12.31	8/10/2017	-	3/31/2031
Western Crossing — Jacksonville, NC	Burlington Coat Factory	55,000	80%	4/5 yr.	$660,000	(21)	$12.00	8/18/2017	-	2/28/2031
	Rack Room Shoes	6,000	9%	2/5 yr.	$129,000		$21.50	8/18/2017	-	11/30/2022
Derby Marketplace — Derby, KS	Hobby Lobby	55,000	55%	4/5 yr.	$330,000	(21)	$6.00	8/22/2017	-	9/30/2030
	Ross	25,000	25%	4/5 yr.	$262,500	(21)	$10.50	8/22/2017	-	1/31/2027
	T.J. Maxx	20,000	20%	4/5 yr.	$195,000		$9.75	8/22/2017	-	3/31/2026
Fairlane Green II — Allen Park, MI	LA Fitness	50,000	53%	3/5 yr.	$825,308		$16.51	8/30/2017	-	7/31/2027
	Best Buy	45,000	47%	4/5 yr.	$573,750		$12.75	8/30/2017	-	3/31/2023
Pick ‘n Save — Waterford, WI	Pick ‘n Save	42,856	100%	4/5 yr.	$332,134		$7.75	10/2/2017	-	12/31/2028
Tractor Supply — Shelbyville, IL	Tractor Supply	19,097	100%	4/5 yr.	$198,500	(9)	$10.39	11/3/2017	-	3/31/2032
Tractor Supply — Carlyle, IL	Tractor Supply	19,097	100%	4/5 yr.	$200,000	(9)	$10.47	11/3/2017	-	9/30/2032
Sprouts — Lawrence, KS	Sprouts	27,239	100%	3/5 yr.	$503,922	(20)	$18.50	11/27/2017	-	7/31/2030
Pick ‘n Save — Waupaca, WI	Pick ‘n Save	63,740	100%	4/5 yr.	$767,845	(9)	$12.05	12/22/2017	-	12/31/2026
Natural Grocers — Heber City, UT	Natural Grocers	15,312	100%	3/5 yr.	$401,940	(10)	$26.25	1/10/2018	-	10/31/2032
Cash & Carry — Salt Lake City, UT	Cash & Carry	21,657	100%	5/5 yr.	$341,051	(22)	$15.75	3/2/2018	-	11/30/2031

_______________________

(1)
Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property, or those tenants whose annual rental revenue accounts for greater than 10% of the property’s annual rental revenue. The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Represents the number of renewal options and the term of each option.

(3)
Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, these properties are subject to long-term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

(5)
Lease continues for 50 years following the end of the non-cancelable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12-months prior notice.

(6)	Subject to a ground lease.

(7)	Percentage of total rentable square feet and effective annual base rent per square foot calculated based on square feet of a building that is on land subject to a ground lease.

(8)
The annual base rent under the master lease increases annually by 1.5% of the then-current annual base rent for the first five years of the lease term and then the annual base rent under the master lease increases every five years by 7.5% of the then-current annual base rent. The annual base rent excludes the amount of annual base rent related to the one property that has not been acquired yet.

(9)	The annual base rent under the lease increases every five years by 5% of the then-current annual base rent.

(10)	The annual base rent under the lease increases every five years by approximately 4% of the then-current annual base rent.

(11)	The annual base rent under the lease increases after five years by 10% of the then-current annual base rent.

(12)	The annual base rent under the lease increases every three years by the percentage increase in the Consumer Price Index over the preceding three-year period.

(13)	The annual base rent under the lease increases after three years and eight years by approximately $0.02 per square foot of the then-current annual base rent.

(14)	The annual base rent under the lease increases after ten years by 3% of the then-current annual base rent.

(15)	The annual base rent under the lease increases after five years by 8% of the then-current annual base rent.

(16)	This property is 100% leased.

(17)	Renewal option for two additional successive terms, the first being for five years and the second being for four years and six months.

(18)	The annual base rent under the lease increases every five years by the cumulative percentage increase in the Consumer Price Index over the preceding five-year period.

(19)	The annual base rent under the lease increases each year by 2% of the then-current annual base rent.

(20)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.

(21)	The annual base rent under the lease increases every five years by $0.50 per square foot of the then-current annual base rent.

(22)	The annual base rent under the lease increases every five years by 9% of the then-current annual base rent.

Tenant Lease Expirations
The following table sets forth the aggregate lease expirations for our properties acquired as of March 31, 2018 for each of the next 10 years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2018	5	20,790	$228,217	1%
2019	13	67,772	981,169	2%
2020	17	84,661	1,227,238	3%
2021	15	135,525	1,360,256	3%
2022	13	133,104	1,678,643	3%
2023	12	117,869	1,603,621	3%
2024	20	297,369	3,552,176	8%
2025	17	355,504	4,061,482	9%
2026	3	209,818	1,847,748	4%
2027	9	338,920	3,249,077	7%
2028	8	96,341	1,211,017	3%
Thereafter	77	1,319,116	25,197,274	54%
	209	3,176,789	$46,197,918	100%
Depreciable Tax Basis
For federal income tax purposes, the aggregate depreciable basis in the 138 properties described in this prospectus is approximately $528.5 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method, mid-month convention for 40-year property and a straight-line method, half-year convention for all other property. Except as noted below, we currently have no additional plans for any significant renovations, improvements or development of the properties described in this prospectus that would be an additional cost to us and we believe the properties described in this prospectus are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire. The preliminary depreciable basis in these properties is estimated, as of March 31, 2018, as follows:

Property	Depreciable Tax Basis
Dollar General – Moundridge, KS	$769,167
Advance Auto – Fairmont, NC	1,027,016
Dollar General – Logansport, IN	922,954
Tractor Supply – Midland, NC	2,584,364
Academy Sports – Cartersville, GA	8,648,704
Walgreens – Kilgore, TX	5,136,816
CVS – Riverton, NJ	5,009,920
Stop & Shop – North Kingstown, RI	2,165,944
Walgreens – Edmond, OK	3,824,921
Family Dollar – Salina, UT	1,153,601
Family Dollar – Morgan, UT	1,050,600
Dollar General – Wakarusa, IN	1,109,474
Dollar General – Wolcottville, IN	981,886
Dollar General – Elmwood, IL	882,818
Mattress Firm – Raleigh, NC	1,614,774
Family Dollar – Roswell, NM	1,033,599

Property	Depreciable Tax Basis
Dollar General – Pipestone, MN	$978,711
Kroger – Bay City, MI	5,384,926
Houma Crossing – Houma, LA	20,311,600	(1)
Dollar General – Junction City, OH	816,996
Walgreens – Delavan, WI	3,765,202
Walgreens – Whiteville, NC	4,007,581
Walgreens – Salisbury, NC	3,847,277
Walgreens – Kokomo, IN	3,206,065
Walgreens – Richmond, IN	4,488,491
Walgreens – Baton Rouge, LA	4,571,208
Walgreens – Sulphur, LA	3,589,510
Walgreens – Houma, LA	4,096,069
Walgreens – Lubbock, TX	4,164,433
Walgreens – San Antonio, TX	7,553,488
Dollar General – Huntington, WV	1,168,603
United Oil Portfolio – Various	43,405,984
Burger King – Yukon, OK	1,002,773
Winn-Dixie – Amite, LA	2,556,409
Raising Cane’s – Murphy, TX	2,386,304
Fresh Thyme Farmer’s Market– Lafayette, IN	5,629,256
Bass Pro Shops – Portage, IN	5,710,320
Brynwood Square – Rockford, IL	10,456,003	(2)
Blankenbaker Plaza – Louisville, KY	13,697,340
Dollar General – Clarion, IA	899,370
Dollar General – Braham, MN	890,194
Dollar General – Selma, AL	998,327
Lawton Marketplace – Lawton, OK	27,768,800
Dollar General – Virden, IL	1,072,002
Dollar General – Willard, MO	1,028,029
Dollar General – Collinsville, AL	955,384
Dollar General – Oneonta, AL	911,125
Dollar General – Shorter, AL	976,596
Family Dollar – Tennessee Colony, TX	851,810
O’Reilly Auto Parts – Iron Mountain, MI	1,198,342
The Shoppes at Gary Farms – Bowling Green, KY	15,326,400
Walgreens Portfolio – Various	29,495,571
Family Dollar – Warrenville, SC	1,014,449
Dollar General – Autaugaville, AL	864,496
Dollar General – Semmes, AL	924,355
Dollar General – Dothan, AL	880,988
Dollar General – Lineville, AL	1,178,539
Dollar General – Talladega, AL	823,276
Dollar General – Ridgeley, WV	1,104,632
Dollar General – Charleston, WV	1,228,195
Tractor Supply – Blytheville, AR	2,482,637
Family Dollar – Bearden, AR	707,487
Family Dollar – New Roads, LA	815,861
Dollar General – Glouster, OH	1,203,906

Property	Depreciable Tax Basis
Dollar General – Sissonville, WV	$1,066,781
Dollar General – South Charleston, WV	1,213,324
Dollar General – Athens, WV	1,300,450
Buffalo Wild Wings / Shoe Carnival – Salina, KS	2,595,600
Burlington Coat Factory – Bangor, ME	4,018,695
Walgreens – Greenville, OH	3,858,792
Raising Cane’s – Reno, NV	3,086,559
Mattress Firm – Draper, UT	1,966,888
Family Dollar – Hobbs, NM	1,144,964
Mattress Firm – Lake City, FL	1,698,466
The Shops at Abilene – Abilene, TX	21,650,600	(3)
Family Dollar – San Antonio (Braun), TX	1,109,754
Family Dollar – Talladega, AL	1,043,798
Aaron’s – Arkadelphia, AR	746,019
Village at Chapel Hill – Douglasville, GA	12,277,600
Vitamin Shoppe – Taylor, MI	1,148,958
Family Dollar – Walthourville, GA	1,160,378
Family Dollar – Cabot, AR	1,200,309
Family Dollar – Valley, AL	1,007,489
Family Dollar – Lewiston, ME	1,188,446
Family Dollar – San Antonio (Eisenhauer), TX	1,261,679
Dollar General – Selma (Jones), AL	822,576
Family Dollar – Columbus (Oakland Park), OH	1,270,492
Dollar General – Huntington, WV	1,188,061
O’Reilly Auto Parts – Bennettsville, SC	1,165,202
Muncie Marketplace – Muncie, IN	12,854,400
Dollar General – Bluefield, WV	1,134,470
Dollar General – Charleston, WV	1,104,669
West Marine – Chicago, IL	10,400,112
Advance Auto – Hampton, VA	1,113,821
Aspen Dental – Rogers, AR	1,519,946
O’Reilly Auto Parts – Flowood, MS	1,361,626
Advance Auto – Stratford, CT	2,260,028
Kohl’s – Eagan, MN	7,561,024
Lowe’s – Hermitage, PA	11,571,291
Fresh Thyme Farmer’s Market– Ypsilanti Township, MI	7,975,957
Duluth Trading – Nobelsville, IN	4,283,976
Camping World – Fort Myers, FL	12,500,904
Bob Evans – Gallipolis, OH	2,245,495
Bob Evans – Peoria, IL	738,759
Bob Evans – Hagerstown, MD	2,105,207
Bob Evans – Piqua, OH	1,676,414
Bob Evans – Mansfield, OH	1,875,310
Bob Evans – Monroe, MI	1,818,483
Bob Evans – Northwood, OH	2,100,449
Hy-Vee – Omaha, NE	8,635,520
Tractor Supply — Logan, WV	3,025,625
Western Crossing — Jacksonville, NC	10,044,560

Property	Depreciable Tax Basis
Derby Marketplace — Derby, KS	$9,249,400
Fairlane Green II — Allen Park, MI	15,161,600
Pick ‘n Save — Waterford, WI	3,937,819
Tractor Supply — Shelbyville, IL	2,516,368
Tractor Supply — Carlyle, IL	2,535,385
Sprouts — Lawrence, KS	6,697,279
Pick ‘n Save — Waupaca, WI	8,858,000
Natural Grocers — Heber City, UT	4,895,170
Cash & Carry — Salt Lake City, UT	4,226,537
$528,489,362
_____________________________________

(1)
Capital improvements and renovations are estimated to be $1.7 million over the ten-year period subsequent to the acquisition date. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(2)
Capital improvements and renovations are estimated to be $1.2 million over the ten-year period subsequent to the acquisition date. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(3)
Capital improvements and renovations are estimated to be $2.3 million over the ten-year period subsequent to the acquisition date. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

Debt
Credit Facility
On March 27, 2018, CCPT V OP, our operating partnership, entered into a credit agreement (the Credit Agreement) with JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, letter of credit issuer, joint lead arranger and joint bookrunner; Bank of America, N.A. as syndication agent and line of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. each as joint lead arrangers and joint bookrunners; and other financial institutions that are or may become parties to the Credit Agreement.
The Credit Agreement allows for borrowings of up to $350.0 million (the Credit Facility), including $220.0 million in term loans (the Term Loans), and up to $130.0 million in revolving loans (the Revolving Loans) under a revolving credit facility (the Revolving Facility). No amounts were outstanding under the Revolving Facility as of March 31, 2018.
The lesser of 15.0% of the total amount of revolving commitments under the Revolving Facility and $50.0 million may be used for issuing letters of credit. Our operating partnership used the proceeds of the Term Loans to repay amounts outstanding under its existing credit facility dated April 25, 2014.
Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million, with each increase being no less than $50.0 million and integral multiples of $5.0 million in excess thereof. The Term Loans mature on March 27, 2023. The Revolving Facility matures on March 28, 2022 unless we elect to extend the maturity date for up to two six-month periods, but no later than March 28, 2023, subject to satisfying certain conditions described in the Credit Agreement.
The Credit Facility is guaranteed by us and our consolidated subsidiaries that (i) own or lease the underlying unencumbered asset pool or (ii) guarantee or incur recourse debt. Prior to the time that total asset value is at least $750.0 million, the Credit Facility is secured by the equity interests in CCPT V OP and all of its existing and future subsidiaries which (i) own, directly or indirectly, properties or other assets contributing to unencumbered asset value, or (ii) incur or guarantee any recourse debt. After such time, the collateral shall be released.
Borrowings under the Credit Facility bear interest at rates depending upon the type of loan specified by us. For a borrowing that is a London Interbank Offered Rate (LIBOR) loan or letter of credit, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR, as elected by us, multiplied by the statutory reserve rate, as defined in the Credit Agreement (the Adjusted LIBO Rate), for the interest period plus the applicable rate. The applicable rate is based upon the overall net leverage ratio (the Net Leverage Ratio), and for borrowings at the LIBOR rate, ranges from 1.30% at a Net Leverage Ratio of less than 30.0% to 1.70% at a Net Leverage Ratio greater than or equal to 55.0%. For borrowings at the base rate, the interest rate will be a per annum amount equal to the applicable rate (which is 1.00% lower than the applicable LIBOR rate) plus the greatest of (a) JPMorgan Chase’s prime rate; (b) the NYFRB Rate, as defined in the Credit Agreement, plus 0.50%; or (c) the Adjusted LIBO Rate for a period of one month plus 1.0%.
The Credit Agreement requires the payment of customary closing and other fees and contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage ratio and fixed charge coverage ratio requirements, maximum net leverage ratio and unsecured debt to unencumbered asset value ratio requirements, maximum secured debt and recourse debt requirements and minimum encumbered asset value.
Our operating partnership has the right to prepay the outstanding amounts under the Credit Facility or terminate commitments under the Revolving Facility, in each case in whole or in part, subject to certain specific conditions including minimum prepayment or termination amounts, as applicable.
Ladder Loan
In connection with our acquisition of the Walgreens Portfolio described above, on November 26, 2014, our operating partnership, through certain of its wholly-owned subsidiaries, entered into a mortgage loan agreement with Ladder Capital Finance LLC (the Walgreens Lender), in the aggregate principal amount of $25 million (the Ladder Loan). The Ladder Loan is collateralized by the six single-tenant commercial properties comprising the Walgreens Portfolio, which we purchased for an aggregate collective purchase price of approximately $35.8 million, exclusive of closing costs. The Ladder Loan bears interest at a fixed rate of 4.45% per annum with interest payments due monthly. The interest only period ends December 6, 2019. The outstanding principal amount will be due December 6, 2024, the maturity date. We generally do not have the right to prepay the Ladder Loan, in whole or in part, prior to October 6, 2024. There is no prepayment penalty due if we elect to prepay the Ladder Loan in whole on or after October 6, 2024. The Ladder Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The Ladder Loan contains customary financial, affirmative and negative covenants and other customary events of default. Upon the occurrence of an event of default, interest on the Ladder Loan will accrue at an annual default interest rate equal to the lesser of 9.45% per annum or the highest rate permitted by the applicable law governing the Ladder Loan and any outstanding principal and interest would be payable on the demand of the Walgreens Lender.
Huntington Loan
On January 15, 2016, we, through two of our wholly-owned subsidiaries, entered into a loan agreement with Huntington National Bank (Huntington) in the principal amount of $21.1 million (the Huntington Loan). The Huntington Loan is collateralized by two multi-tenant commercial properties, which we purchased for an aggregate purchase price of approximately $35.2 million. The Huntington Loan bears interest at a fixed rate of approximately 3.49% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due February 1, 2021, the maturity date.
We have the right to prepay the Huntington Loan, in whole or in part, prior to maturity; however, we would incur a prepayment penalty. The Huntington Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The Huntington Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the Huntington Loan will accrue at an annual default interest rate of approximately 8.49% and any outstanding principal and interest would be payable on the demand of Huntington.
Bank of America Loan
On September 29, 2016, we, through three of our wholly-owned subsidiaries, entered into a loan agreement with Bank of America in the principal amount of $46.5 million (the Bank of America Loan). The Bank of America Loan is collateralized by three multi-tenant commercial properties, which we purchased for an aggregate purchase price of $84.6 million. The Bank of America Loan bears interest at a fixed rate of approximately 3.98% per annum with interest payments due monthly. The principal amount will be due October 1, 2021, the maturity date.
We generally do not have the right to prepay the Bank of America Loan, in whole or in part, prior to March 29, 2019. There is no prepayment penalty due if we elect to prepay the Bank of America Loan in whole on or after June 1, 2021. The Bank of America Loan contains customary financial, affirmative and negative covenants and other customary events of default. Upon the occurrence of an event of default, interest on the Bank of America Loan will accrue at an annual default interest rate of approximately 7.98% and any outstanding principal and interest would be payable on the demand of Bank of America.

Net Debt Leverage Ratio
As of December 31, 2017, our ratio of debt to the cost (before deducting depreciation or other non-cash reserves) of our gross assets was 48.9%, and our ratio of debt to the fair market value of our gross assets was 45.6%.
Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage, and we therefore believe that the presentation of net debt provides useful information to stockholders. Net debt is a non-GAAP measure used to show our outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums or discounts, less all cash and cash equivalents. As of December 31, 2017, our net debt leverage ratio, which is the ratio of net debt to total gross real estate assets net of gross intangible lease liabilities, was 48.7%. The following table provides a reconciliation of the credit facility and notes payable, net balance, as reported on our consolidated balance sheet, to net debt as of December 31, 2017 (in thousands):

Balance as of December 31, 2017
Credit facility and notes payable, net	$308,559
Deferred costs and net premiums (1)	1,041
Less: Cash and cash equivalents	(1,173)
Net debt	$308,427

Gross real estate assets, net (2)	$633,407
Net debt leverage ratio	48.7%
______________________
(1) Deferred costs relate to mortgage notes payable and the term portion of the credit facility.
(2) Net of gross intangible lease liabilities.
Dilution of the Net Tangible Book Value of Our Shares
Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share or per share NAV. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (3) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (4) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, stockholders in this offering may experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price. As of December 31, 2015, our net tangible book value per share was $18.89. The offering price for our common stock was $25.00 per share in the primary portion of our initial public offering as of December 31, 2015 (ignoring purchase price discounts for certain categories of purchasers). In connection with the initial determination of our estimated per share NAV by our board of directors, effective as of April 11, 2016, the offering price for our common stock was $26.37 per share in the primary portion of our initial public offering. Commencing April 29, 2016, our initial public offering consisted of two classes of shares: Class A shares of common stock at a primary offering price of up to $26.37 per share and Class T shares of common stock at a primary offering price of up to $25.26 per share. The offering prices for shares from April 11, 2016 to March 28, 2018 were based on our estimated per share NAV of $24.00 as of both February 29, 2016 and December 31, 2016, as determined by our board of directors on April 8, 2016 and March 24, 2017, respectively, plus any applicable up-front selling commissions and dealer manager fees. The primary offering prices beginning March 29, 2018 of $24.37 per Class A share and $23.35 per Class T share are based on the most recent estimated per share NAV of $22.18 for each share class as of December 31, 2017, as determined by our board of directors on March 29, 2018, plus any applicable up-front selling commissions and dealer manager fees. Accordingly, stockholders in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.
Even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

SELECTED FINANCIAL DATA
The following data should be read in conjunction with our audited consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, incorporated by reference into this prospectus.
The selected financial data presented below has been derived from our audited consolidated financial statements as of and for the years ended December 31, 2017, 2016, 2015 and 2014 and for the period from December 12, 2012 (Date of Inception) to December 31, 2013. As we did not commence principal operations until March 18, 2014, we had limited activity as of and during the period from December 12, 2012 (Date of Inception) to December 31, 2013 (dollars in thousands, except share and per share data).

	As of and for the Year Ended December 31,				December 12, 2012 (Date of Inception) to December 31, 2013
	2017	2016	2015	2014
Balance Sheet Data:
Total real estate assets, net	$592,908	$474,090	$460,368	$386,329	$—
Cash and cash equivalents	$1,173	$19,161	$10,110	$6,907	$200
Total assets	$603,177	$499,210	$475,153	$396,738	$200
Credit facility and notes payable, net	$308,559	$253,918	$268,463	$226,972	$—
Intangible lease liabilities, net	$4,019	$3,708	$4,249	$3,823	$—
Total liabilities	$320,516	$264,608	$299,593	$256,946	$—
Stockholders’ equity	$272,418	$223,352	$168,283	$138,321	$200
Operating Data:
Total revenue	$45,370	$40,438	$35,616	$6,080	$—
Total operating expenses	$32,310	$29,345	$27,295	$16,569	$—
Operating income (loss)	$13,060	$11,093	$8,321	$(10,489)	$—
Net income (loss)	$1,509	$(1,185)	$(2,075)	$(12,117)	$—
Cash Flow Data:
Net cash provided by (used in) operating activities	$16,033	$11,399	$9,849	$(7,066)	$—
Net cash used in investing activities	$(134,135)	$(28,196)	$(87,750)	$(339,830)	$—
Net cash provided by financing activities	$100,366	$25,588	$81,458	$353,603	$200
Class A Common Stock:
Net income (loss)	$1,606	$(1,161)	$(2,075)	$(12,117)	$—
Basic and diluted weighted average shares number of common shares outstanding	13,605,267	11,009,047	7,958,164	2,298,800	8,000
Basic and diluted net income (loss) per common share	$0.12	$(0.11)	$(0.26)	$(5.27)	$—
Distributions declared per common share	$1.575	$1.575	$1.575	$1.247	$—
Class T Common Stock:
Net loss	$(97)	$(24)	$—	$—	$—
Basic and diluted weighted average number of common shares outstanding	834,963	72,998	—	—	—
Basic and diluted net loss per common share	$(0.12)	$(0.32)	$—	$—	$—
Distributions declared per common share	$1.575	$1.011	$—	$—	$—

PRIOR PERFORMANCE SUMMARY
Investment Programs
The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the public real estate programs managed over the last ten years by our sponsor, CCO Group, including certain officers and directors of our advisor and its affiliates. The performance of the public programs previously sponsored by CCO Group is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in other public real estate programs sponsored by CCO Group.
We intend to conduct this offering along with current and future offerings by one or more public and private real estate entities sponsored by CCO Group. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.
The Prior Performance Tables set forth information as of the dates indicated regarding the programs subject to public reporting requirements, including (1) experience in raising and investing funds (Table I); (2) annual operating results of real estate programs (Table III); (3) results of completed programs (Table IV); and (4) results of sales or disposals of properties (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like public programs. The following discussion is intended to summarize briefly the objectives and performance of the public real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2017, all of the public real estate programs had investment objectives similar to those of this program.
Summary Information
CCO Group is currently sponsoring or has sponsored nine publicly offered REITs, Cole Credit Property Trust, Inc. (CCPT I), Cole Credit Property Trust II, Inc. (CCPT II), Cole Real Estate Investments, Inc. (Cole), Cole Corporate Income Trust, Inc. (CCIT), Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy), Cole Credit Property Trust IV, Inc. (CCPT IV), Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III, collectively with CCPT I, CCPT II, Cole, CCIT II, Cole Income NAV Strategy, CCPT IV and CCPT V, the CCO Group Sponsored Programs), during the period from January 1, 2008 to December 31, 2017. As of December 31, 2017, each of the other publicly offered REITs had similar investment objectives to our program. As of December 31, 2017, the CCO Group Sponsored Programs had raised a total of $14.4 billion from approximately 276,000 investors. For more detailed information about the experience of our sponsor in raising and investing funds of CCIT, CCPT IV and CCIT II, see Table I of the Prior Performance Tables. For more detailed information about the compensation paid to the sponsor from CCPT I, CCPT II, Cole and CCIT, see Table IV of the Prior Performance Tables.
Since 1994, CIM, which owns and controls our sponsor, has operated eleven privately-offered real estate programs focused on urban real assets across four distinct investment strategies: Opportunistic Real Estate, Core/Stabilized Real Estate, Infrastructure and Real Estate Debt.  These private programs have raised approximately $10.3 billion of gross offering proceeds from more than 90 institutional investors.  As of December 31, 2017, these programs held more than 100 real estate and real estate-related equity, debt and mezzanine, and infrastructure investments throughout North America, with an aggregate gross cost basis of approximately $13.1 billion.
CIM also operates CIM Commercial Trust Corporation (CMCT), a real estate investment trust listed on the Nasdaq Global Market and the Tel Aviv Stock Exchange, in each case under the ticker symbol “CMCT.” CMCT was formed through the March 2014 merger of CIM Urban Partners, L.P., a subsidiary of one of CIM’s private funds focused on acquiring stabilized real estate assets, and PMC Commercial Trust, a Texas-based REIT primarily focused on direct lending to the limited service hospitality industry. CMCT acquires, owns and operates Class A and creative office assets in vibrant and improving urban communities throughout the United States.  As of December 31, 2017, CMCT’s real estate portfolio consisted of 20 assets, comprised of 18 office properties (including one parking garage and two development sites, one of which is being used as a parking lot), totaling approximately 3.3 million rentable square feet, which were 94.2% occupied, and one hotel with an ancillary parking garage, which has a total of 503 rooms. In 2016, CMCT commenced a public offering of up to 36,000,000 Series A Preferred Units, with each unit consisting of (i) one share of Series A Preferred Stock, par value $0.001 per share (Series A Preferred Stock), of CMCT with an initial stated value of $25.00 per share and (ii) one warrant to purchase 0.25 share of common stock of CMCT. The public offering of Series A Preferred Units remains ongoing. As of December 31, 2017, CMCT had issued 1,287,169 Series A Preferred Units and received net proceeds of $29,505,000 after commissions, fees and allocated costs. During the year ended December 31, 2017, 1,265 shares of Series A Preferred Stock were redeemed (in December 2017, CMCT received a request to redeem 600 shares of Series A Preferred Stock, which were redeemed in January

2018). In November 2017, CMCT completed a public offering of 808,074 Series L Preferred Units in Israel and received net proceeds of $207,845,000 after commissions, fees, allocated costs, and discounts. Each Series L Preferred Unit consists of ten shares of Series L Preferred Stock, par value $0.001 per share (Series L Preferred Stock), of CMCT, and CMCT issued 8,080,740 shares of Series L Preferred Stock in the offering, with each share of Series L Preferred Stock having an initial stated value of $28.37 per share.
During the period from January 1, 2008 to December 31, 2017, the CCO Group Sponsored Programs purchased 3,191 properties located in 49 states and the U.S. Virgin Islands for an aggregate purchase price of $21.5 billion. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,679	52.6%
Midwest	902	28.3%
West	400	12.5%
Northeast	209	6.6%
U.S. Virgin Islands	1	—%
	3,191	100.0%
Based on the aggregate purchase price of the 3,191 properties, approximately 76.9% were retail and/or commercial properties and approximately 23.1% were office and/or industrial properties.
The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the CCO Group Sponsored Programs as of December 31, 2017:

Type of Property	New	Used	Construction
Retail/Commercial	14.0%	86.0%	—%
Office/Industrial	25.6%	74.4%	—%
Land	—%	1.8%	98.2%
As of December 31, 2017, five of the CCO Group Sponsored Programs had sold 81 properties for net proceeds of $860.9 million, and one of the CCO Group Sponsored Programs had sold land parcels of two properties (but retained ownership of the remainder of these properties) as of December 31, 2017 for net proceeds of $2.8 million.
Public Programs
Cole Credit Property Trust, Inc. (CCPT I)
On April 6, 2004, CCPT I commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. On March 17, 2014, CCPT I entered into an agreement and plan of merger (the CCPT Merger Agreement) among CCPT I, VEREIT and Desert Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of VEREIT (Desert Merger Sub), pursuant to which, among other things, Desert Merger Sub commenced a cash tender offer (the Offer) to purchase all of CCPT I’s outstanding shares of common stock. On May 19, 2014, the merger contemplated by the CCPT Merger Agreement was completed and CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a wholly-owned subsidiary of VEREIT. As of May 18, 2014, the day prior to the merger, CCPT I had raised approximately $100.3 million from approximately 1,500 investors, and owned 39 retail and/or commercial properties located in 19 states for an aggregate acquisition cost of approximately $164.4 million.
Cole Credit Property Trust II, Inc. (CCPT II)
On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan through December 6, 2012. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit Realty Capital, Inc. (Spirit), a publicly listed REIT. The agreement and plan of merger provided for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation under the name Spirit Realty Capital, Inc. On July 17, 2013, the merger and the other transactions contemplated by the agreement and plan of merger were completed. As of July 16, 2013, the day prior to the merger, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and owned 747 retail and/or commercial properties in 45 states and the U.S. Virgin Islands, with an aggregate acquisition cost of approximately $3.3 billion.
Cole Real Estate Investments, Inc. (Cole)
On October 1, 2008, Cole commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole ceased issuing shares in its follow-on offering on April 27, 2012, although it continued to offer and sell shares pursuant to its distribution reinvestment plan. On April 5, 2013, Cole completed a transaction whereby Cole Holdings Corporation merged with and into CREInvestments, LLC (CREI), a wholly-owned subsidiary of Cole (the Cole Holdings Merger). Cole changed its name from Cole Credit Property Trust III, Inc. to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange (NYSE) on June 20, 2013. On October 22, 2013, Cole entered into an agreement and plan of merger with VEREIT (the VEREIT Merger Agreement). The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT. On February 7, 2014, the VEREIT Merger and the other transactions contemplated by the VEREIT Merger Agreement were completed. As of June 19, 2013, the date prior to the listing, Cole had raised approximately $5.0 billion from approximately 101,000 investors and owned 1,004 retail and/or commercial properties, nine office and/or industrial properties and one land parcel in 48 states, or a total of 1,014 properties, which included four consolidated joint ventures, with an aggregate acquisition cost of approximately $7.5 billion.
Cole Corporate Income Trust, Inc. (CCIT)
On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCIT ceased issuing shares in its primary offering on November 21, 2013, although it continued to offer and sell shares of its common stock to existing CCIT stockholders pursuant to its distribution reinvestment plan through September 30, 2014. On August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with Select Income REIT, a publicly-listed Maryland real estate investment trust (SIR), and SC Merger Sub LLC, a Maryland limited liability company and wholly-owned subsidiary of SIR (SIR Merger Sub). The CCIT Merger Agreement provided that, subject to satisfaction or waiver of certain conditions, CCIT would be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR. On January 29, 2015, CCIT merged with and into SIR Merger Sub. As of January 28, 2015, the day prior to the merger, CCIT had raised approximately $2.0 billion from approximately 38,000 investors and owned 87 office and/or industrial properties in 30 states with an aggregate acquisition cost of approximately $2.7 billion, which included one consolidated joint venture.
Cole Credit Property Trust IV, Inc. (CCPT IV)
On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. Effective November 14, 2016, CCPT IV revised its offering price of shares pursuant to the distribution reinvestment plan to be $9.92 per share, the estimated per share NAV as of September 30, 2016. On March 28, 2017, CCPT IV revised its offering price of shares pursuant to the distribution reinvestment plan to be $10.08 per share, the estimated per share NAV as of December 31, 2016. As of December 31, 2017, CCPT IV had raised approximately $3.4 billion from approximately 62,300 investors and owned 905 retail and/or commercial properties and four office and/or industrial properties, or a total of 909 properties, in 45 states with an aggregate acquisition cost of approximately $5.1 billion.
Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)
On December 6, 2011, Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of Cole Income NAV Strategy’s common stock varied from day-to-day and, on any given business day, is equal to its NAV divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under Cole Income NAV Strategy’s distribution reinvestment plan is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of

December 31, 2017, Cole Income NAV Strategy had raised approximately $550.6 million ($354.6 million in Wrap Class common stock, $172.4 million in Advisor Class common stock and $23.6 million in Institutional Class common stock) from approximately 10,100 investors and owned 122 retail and/or commercial properties and 17 office and/or industrial properties, or a total of 139 properties, in 36 states with an aggregate acquisition cost of approximately $705.6 million.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
On September 17, 2013, CCIT II commenced an initial public offering in a single class of common stock (now referred to as the CCIT II Class A Shares as defined below) for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On January 13, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCIT II commenced principal operations. Effective as of March 4, 2016, CCIT II changed the designation of its common stock to Class A common stock (the CCIT II Class A Shares) and then reclassified a portion of its CCIT II Class A Shares as Class T common stock (the CCIT II Class T Shares). Effective April 11, 2016, CCIT II revised the offering price of CCIT II Class A Shares in the primary portion of its offering to be $10.99 per share (representing the $10.00 estimated per share NAV plus applicable selling commissions and dealer manager fees) and revised its offering price of CCIT II Class A Shares pursuant to the distribution reinvestment plan to be $10.00 per share (the estimated per share NAV). On April 29, 2016, CCIT II began offering up to $1.0 billion, of the $2.5 billion in shares that make up the primary portion of the offering, in CCIT II Class T Shares at a price of $10.53 per share in the primary portion of its offering (representing the $10.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCIT II Class T Shares), along with up to $1.5 billion in CCIT II Class A Shares at a price of $10.99 per share in the primary portion of its offering. CCIT II also began offering CCIT II Class T Shares pursuant to the distribution reinvestment plan at a price of $10.00 per share, along with CCIT II Class A Shares pursuant to the distribution reinvestment plan at a price of $10.00 per share. CCIT II ceased issuing shares in its primary offering on September 17, 2016. Effective March 28, 2017, CCIT II revised its offering price of shares pursuant to the distribution reinvestment plan to be $10.32 per share for both Class A Shares and Class T shares, the estimated per share NAV as of December 31, 2016. As of December 31, 2017, CCIT II had raised approximately $705.4 million ($678.8 million in CCIT II Class A shares and $26.6 million in CCIT II Class T shares) from approximately 13,900 investors and owned 17 office and 19 industrial properties in 19 states, with an aggregate acquisition cost of approximately $1.2 billion.
Cole Credit Property Trust V, Inc. (CCPT V)
On March 17, 2014, CCPT V commenced an initial public offering in a single class of shares of common stock (now referred to as the CCPT V Class A Shares as defined below) for $25.00 per share, subject to certain volume and other discounts, in a primary offering, and for $23.75 per share pursuant to a distribution reinvestment plan. On March 18, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCPT V commenced principal operations. Effective as of March 4, 2016, CCPT V changed the designation of its common stock to Class A common stock (the CCPT V Class A Shares) and then reclassified a portion of its CCPT V Class A Shares as Class T common stock (the CCPT V Class T Shares). Effective April 11, 2016, CCPT V revised the offering price of CCPT V Class A Shares in the primary portion of its offering to be $26.37 per share (representing the $24.00 estimated per share NAV plus applicable selling commissions and dealer manager fees) and revised its offering price of CCPT V Class A Shares pursuant to the distribution reinvestment plan to be $24.00 per share (the estimated per share NAV). On April 29, 2016, CCPT V began offering up to $1.125 billion, of the $2.5 billion in shares that make up the primary portion of the offering, in CCPT V Class T Shares at a price of $25.26 per share in the primary portion of its offering (representing the $24.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCPT V Class T Shares), along with up to $1.375 billion in CCPT V Class A Shares at a price of $26.37 per share in the primary portion of its offering. CCPT V also began offering CCPT V Class T Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share, along with CCPT V Class A Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share. CCPT V terminated its initial public offering on August 1, 2017 and commenced a follow-on public offering on August 1, 2017. Pursuant to the follow-on offering, CCPT V began offering up to $540.0 million, of the $1.2 billion in shares that make up the primary portion of the follow-on offering, in CCPT V Class T Shares at a price of $25.26 per share in the primary portion of its follow-on offering (representing the $24.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCPT V Class T Shares), along with up to $660.0 million in CCPT V Class A Shares at a price of $26.37 per share in the primary portion of its follow-on offering (representing the $24.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCPT V Class T Shares). CCPT V also began offering CCPT V Class T Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share, along with CCPT V Class A Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share. As of December 31, 2017, CCPT V had raised approximately $409.6 million ($375.6 million in CCPT V Class A Shares and $34.0 million in CCPT V Class T Shares) from approximately 8,200 investors and owned 136 retail and/or commercial properties in 33 states, with an aggregate acquisition cost of approximately $630.3 million.

Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
On September 22, 2016, CCIT III commenced an initial public offering of shares of its common stock pursuant to the primary offering, consisting of two classes of shares: Class A shares at a price of $10.00 per share (up to $1.25 billion in shares) and Class T shares at a price of $9.57 per share (up to $1.25 billion in shares). Pursuant to the offering, CCIT III is also offering up to $1.0 billion in shares of its common stock pursuant to a distribution reinvestment plan at a purchase price during the offering equal to the per share primary offering price net of selling commissions and dealer manager fees, or $9.10 per share, for both Class A shares and Class T shares, assuming a $10.00 per Class A share primary offering price and a $9.57 per Class T share primary offering price. On September 22, 2016, the conditions of the escrow agreement were satisfied, and thereafter CCIT III commenced principal operations. As of December 31, 2017, CCIT III had raised approximately $19.8 million ($13.8 million in Class A shares and $6.0 million in Class T shares) from approximately 260 investors and owned one office property and one industrial property in two states, with an aggregate acquisition cost of approximately $49.3 million.
Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by CCPT I, CCPT II, Cole, CCPT IV, CCIT, CCIT II, CCPT V, Cole Income NAV Strategy and CCIT III at www.colenetlease.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.
Liquidity Track Record
Prior Public Programs
Of the nine CCO Group Sponsored Programs discussed above, four programs, CCPT I, CCPT II, Cole and CCIT have completed liquidity events.
Cole Credit Property Trust, Inc. (CCPT I)
As noted above, on May 19, 2014, the merger of CCPT I with VEREIT and Desert Merger Sub was completed. Pursuant to the CCPT Merger Agreement, VEREIT commenced the Offer to purchase all of the outstanding shares of common stock of CCPT I (other than shares held by VEREIT, any of its subsidiaries or any wholly-owned subsidiaries of CCPT I) at a price of $7.25 per share (the Offer Price). As of the expiration of the Offer, a total of 7,735,069 shares of CCPT I common stock were validly tendered and not withdrawn, representing approximately 77% of the shares of CCPT I common stock outstanding. Immediately following the Offer, VEREIT exercised its option (the Top-Up Option), granted pursuant to the CCPT Merger Agreement, to purchase, at a price per share equal to the Offer Price, 13,457,874 newly issued shares of CCPT I common stock (collectively, the Top-Up Shares). The Top-Up Shares, taken together with the shares of CCPT I common stock owned, directly or indirectly, by VEREIT and its subsidiaries immediately following the acceptance for payment and payment for the shares of CCPT I common stock that were validly tendered in the Offer, constituted one share more than 90% of the outstanding shares of CCPT I common stock (after giving effect to the issuance of all shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Maryland law without stockholder approval. Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the CCPT Merger Agreement, VEREIT completed its acquisition of CCPT I by effecting a short-form merger under Maryland law, pursuant to which CCPT I was merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of VEREIT.
Cole Credit Property Trust II, Inc. (CCPT II)
As noted above, on July 17, 2013, the merger of CCPT II with Spirit was completed. Pursuant to the agreement and plan of merger, each Spirit stockholder received 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equated to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). The shares of the combined company’s common stock closed trading on July 17, 2013 at $9.28 per share on the NYSE under the symbol “SRC.”
Cole Real Estate Investments, Inc. (Cole)
As noted above, on April 5, 2013, Cole completed a transaction whereby Cole Holdings Corporation merged with and into CREI, a wholly-owned subsidiary of Cole. Cole changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the NYSE on June 20, 2013 at an initial price of $11.50 per share. In connection with the Cole Holdings Merger, the sole stockholder of Cole Holdings Corporation and certain of Cole Holdings Corporation’s executive officers (collectively, the Holdings Executives) received a total of $21.9 million in cash, which included $1.9 million paid related to an excess working capital adjustment, and approximately 10,700,000 newly-issued shares of common stock of Cole, inclusive of approximately 661,000 shares that were withheld to satisfy applicable tax withholdings (jointly, the Upfront Stock Consideration). In addition, as a result of the listing of Cole’s common stock on the NYSE, an aggregate of approximately 2,100,000 newly-issued shares of common stock of Cole, inclusive of approximately 135,000 shares that were withheld to satisfy applicable tax withholdings (jointly, the Listing Consideration) were issued to the Holdings Executives. In accordance with the merger agreement and as further discussed below, approximately 4,300,000 shares of the Upfront Stock Consideration and the Listing Consideration were placed into escrow (the Escrow Shares) and were scheduled to be released on April 5, 2014, subject to meeting certain requirements. The Upfront Stock Consideration and the Listing Consideration were subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date.
Pursuant to the merger agreement and certain preexisting transaction bonus entitlements, additional shares of Cole’s common stock were potentially payable in 2017 by Cole to the Holdings Executives as an “earn-out” contingent upon the acquired business’ demonstrated financial success during the years ending December 31, 2015 and 2016 (the Earnout Consideration). The Earnout Consideration was subject to a lockup until December 31, 2017. Additionally, the Holdings Executives were potentially entitled to additional shares of Cole’s common stock (the Incentive Consideration, and collectively with the Earnout Consideration, the Merger Contingent Consideration) based on the terms of Cole’s advisory agreement with CCPT III Advisors, which was a wholly-owned subsidiary of Cole Holdings Corporation, in effect prior to the Cole Holdings Merger. However, the sole stockholder of Cole Holdings Corporation agreed as part of the Cole Holdings Merger to reduce the amount that would have been payable as Incentive Consideration by 25%. The Incentive Consideration was based on 11.25% (reduced from 15% in Cole’s advisory agreement) of the amount by which the market value of Cole’s common stock raised in Cole’s initial offering, follow-on offering and distribution reinvestment plan offering (the Capital Raised) plus all distributions paid on such shares through the Incentive Consideration Test Period (as defined below) exceeded the amount of Capital Raised and the amount of distributions necessary to generate an 8% cumulative, non-compounded annual return to investors. The market value of the Capital Raised was based on the average closing price over a period of 30 consecutive trading days (the Incentive Consideration Test Period) beginning 180 days after June 20, 2013, the date Cole’s shares of common stock were listed on the NYSE.
On October 22, 2013, Cole entered into the VEREIT Merger Agreement. The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT. On February 7, 2014, the VEREIT Merger and the other transactions contemplated by the VEREIT Merger Agreement were completed.
In connection with the execution of the VEREIT Merger Agreement, the Holdings Executives entered into letter agreements with VEREIT (together, the Letter Agreements), pursuant to which, among other arrangements, such persons would receive the Incentive Consideration from Cole in the form of shares of Cole common stock in the event the VEREIT Merger was not consummated before the end of the Incentive Consideration Test Period. The Incentive Consideration Test Period ended January 30, 2014 and, in accordance with the terms of the merger agreement for the Cole Holdings Merger and the Letter Agreements, on January 31, 2014 Cole issued a total of 15,744,370 shares of Cole common stock to the Holdings Executives (before applicable tax withholding).
The Letter Agreements also provided that the shares of VEREIT common stock issued to the Holdings Executives in connection with the VEREIT Merger would generally be subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date of the Cole Holdings Merger. The shares of VEREIT common stock issued to the Holdings Executives that were attributable to the Merger Contingent Consideration under the Cole Holdings Merger Agreement are released from their lock-up (which generally prohibits transfer of such shares until December 31, 2017) on a quarterly basis on the last day of each calendar quarter, beginning with the first full calendar quarter following the consummation of the VEREIT Merger through December 31, 2017.
The Letter Agreements also provided for the conversion of the Escrow Shares into shares of VEREIT common stock or cash, depending on the applicable Holdings Executive’s election under the terms of the VEREIT Merger Agreement.
Cole Corporate Income Trust, Inc. (CCIT)
As noted above, on January 29, 2015, CCIT merged with and into SIR Merger Sub. Pursuant to the CCIT Merger Agreement, each share of CCIT common stock (CCIT Common Stock) issued and outstanding was converted into the right to receive either (1) $10.50 in cash (the Cash Consideration); or (2) 0.360 of a common share of beneficial interest, par value $0.01, of SIR (SIR Common Shares) (the Share Consideration). The Cash Consideration and the Share Consideration were allocated in accordance with the CCIT Merger Agreement so that the aggregate number of shares of CCIT Common Stock converted into the right to receive the Cash Consideration did not exceed 60% of the shares of CCIT common stock issued and outstanding immediately prior to the effective time of the merger. No fractional SIR Common Shares were issued in the merger, and cash was paid in lieu thereof. The shares of the combined company’s common stock closed trading on January 29, 2015 at $25.20 per share on the NYSE under the symbol “SIR.”

Current Public Programs
Cole Credit Property Trust IV, Inc. (CCPT IV)
CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning five to seven years following the termination of its initial public offering. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCPT IV was undetermined as of December 31, 2017.
Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)
Cole Income NAV Strategy is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
CCIT II has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning five to seven years following the termination of its initial public offering. CCIT II ceased issuing shares in its primary offering on September 17, 2016, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCIT II was undetermined as of December 31, 2017.
Cole Credit Property Trust V, Inc. (CCPT V)
CCPT V has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning three to six years following the termination of its initial public offering. CCPT V terminated its initial public offering on August 1, 2017 and commenced a follow-on public offering on August 1, 2017. CCPT V continues to sell shares of its common stock pursuant to its follow-on offering as of December 31, 2017. The timing and method of any liquidity event for CCPT V was undetermined as of December 31, 2017.
Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
CCIT III has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning five to seven years following the termination of its initial public offering. CCIT III continues to sell shares of its common stock pursuant to its initial public offering. The timing and method of any liquidity event for CCIT III was undetermined as of December 31, 2017.
Adverse Business and Other Developments
Adverse changes in general economic conditions have occasionally affected the performance of the CCO Group Sponsored Programs. The following discussion presents a summary of certain business developments or conditions experienced by CCO Group’s programs over the past ten years that may be material to investors in this offering.
Share Valuation
Cole Credit Property Trust, Inc. (CCPT I)
CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated per share value for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 31, 2014, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $6.55 per share as of December 31, 2013. This was a decrease from the previously reported estimated value of CCPT I’s common stock of $7.75 per share as of December 31, 2012; $7.95 per share as of December 31, 2011; and $7.65 per share as of December 31, 2010 and 2009, announced January 15, 2013, January 13, 2012, January 13, 2011 and February 1, 2010, respectively. On March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, VEREIT and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the

Offer to purchase all of the outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash. The shares of CCPT I’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and general economic conditions. In addition, in determining the estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I considered the potential impact of transaction costs that may be incurred in liquidating CCPT I’s portfolio on the net proceeds to be received by CCPT I stockholders in a liquidity transaction. The board of directors of CCPT I determined that, although transaction costs were not reflected in its previous determinations of CCPT I’s estimated share value, it would be appropriate to reflect the potential impact of such costs in the estimated per share value of CCPT I’s common stock as of December 31, 2013 in light of various factors. From February 2010 through January 2014, the board of directors of CCPT I relied upon information provided by an independent third-party valuation firm and information provided by Cole REIT Advisors, LLC in determining an estimated value of CCPT I’s shares of common stock.
Cole Credit Property Trust II, Inc. (CCPT II)
To assist broker-dealers in complying with FINRA requirements, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This was an increase from the previously reported estimated share values of $9.35 per share and $8.05 per share announced on July 27, 2011 and June 22, 2010, respectively. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94% as of March 31, 2010. CCPT II’s occupancy rate increased to 96% as of June 30, 2013. In determining an estimated value of CCPT II’s shares of common stock in January 2013, the board of directors of CCPT II primarily considered the exchange ratio agreed to by the parties to the merger with Spirit, described above, as it was the result of arm’s length negotiations that occurred over a period of time leading up to the execution of the agreement and plan of merger between CCPT II and Spirit. In determining an estimated value of CCPT II’s shares of common stock in July 2011 and June 2010, the board of directors of CCPT II relied upon information provided by an independent third-party valuation firm and information provided by Cole REIT Advisors II, LLC.
Cole Credit Property Trust IV, Inc. (CCPT IV)
The board of directors of CCPT IV established an estimated value of CCPT IV’s common stock of $9.70 per share as of August 31, 2015. On November 10, 2016, the board of directors of CCPT IV established an updated estimated per share NAV of the company’s common stock, as of September 30, 2016, of $9.92 per share. On March 24, 2017, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2016, of $10.08 per share. On March 29, 2018, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2017, of $9.37 per share. The shares of CCPT IV’s common stock were originally sold at a gross offering price of $10.00 per share. CCPT IV intends to publish an updated estimated per share NAV on at least an annual basis. In determining an estimated value of CCPT IV’s shares of common stock, the board of directors of CCPT IV relied upon information provided by an independent third-party valuation firm, information provided by Cole REIT Advisors IV, LLC and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
On April 11, 2016, CCIT II announced that its board of directors established an estimated per share NAV of the company’s common stock (now referred to as CCIT II Class A Shares) of $10.00 per share as of February 29, 2016. Effective as of March 4, 2016, CCIT II changed the designation of its common stock to CCIT II Class A Shares and then reclassified a portion of the CCIT II Class A Shares as CCIT II Class T Shares. On March 22, 2017, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2016, of $10.32 per share for both CCIT II Class A Shares and CCIT II Class T Shares. On March 28, 2018, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2017, of $10.58 per share for both CCIT II Class A Shares and CCIT II Class T Shares. CCIT II originally sold a single class of common stock (now referred to as CCIT II Class A Shares) at a gross offering price of $10.00 per share. CCIT II intends to publish an updated estimated per share NAV on at least an annual basis going forward. In determining an estimated value of the company’s shares of common stock, the board of directors relied upon information provided by an independent third-party valuation firm, information provided by Cole Corporate Income Advisors II, LLC and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.

Cole Credit Property Trust V, Inc. (CCPT V)
On April 11, 2016, CCPT V announced that its board of directors established an estimated per share NAV of the company’s common stock (now referred to as CCPT V Class A Shares) of $24.00 per share as of February 29, 2016. Effective as of March 4, 2016, CCPT V changed the designation of its common stock to CCPT V Class A Shares and then reclassified a portion of the CCPT V Class A Shares as CCPT V Class T Shares. On March 24, 2017, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2016, of $24.00 per share for both CCPT V Class A Shares and CCPT V Class T Shares. On March 29, 2018, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2017, of $22.18 per share for both CCPT V Class A Shares and CCPT V Class T Shares. Effective March 29, 2018, CCPT V offers CCPT V Class A Shares in the primary portion of its follow-on offering for $24.37 per share and CCPT V Class T Shares in the primary portion of its follow-on offering for $23.35 per share. CCPT V originally sold a single class of common stock (now referred to as CCPT V Class A Shares) at a gross offering price of $25.00 per share. CCPT V intends to publish an updated estimated per share NAV on at least an annual basis going forward. In determining an estimated value of the company’s shares of common stock, the board of directors relied upon information provided by an independent third-party valuation firm, information provided by Cole REIT Advisors V, LLC and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.
Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
On September 22, 2016, CCIT III commenced its initial public offering. The shares of CCIT III’s common stock are being sold at a gross offering price of $10.00 per share and $9.57 per share for Class A shares and Class T shares, respectively.
Distributions and Redemptions
Cole Credit Property Trust, Inc. (CCPT I)
From June 2005 through February 2010, CCPT I paid a 7% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5% based on a purchase price of $10.00 per share, or 7.6% based on the most recent estimated value prior to its merger with VEREIT of $6.55 per share. The principal reasons for the lower distribution rate were the approximately $50.0 million of fixed rate debt that was to mature by year-end 2010 and the then prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan. As of May 18, 2014, the day prior to the merger with VEREIT, CCPT I had paid approximately $55.7 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.
Pursuant to CCPT I’s share redemption program, CCPT I could use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings or capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors determined at the beginning of each fiscal year the maximum amount of shares that CCPT I could redeem during that year. In each of the years from 2007 until its merger with VEREIT, CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemption.
Cole Credit Property Trust II, Inc. (CCPT II)
From October 2005 through February 2006, CCPT II paid a 6% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through June 30, 2013, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on its then most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008 to 95% on September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of June 30, 2013 was 96%.
From inception until June 30, 2013, CCPT II had paid approximately $732.5 million in cumulative distributions. These distributions were funded by net cash provided by operating activities of approximately $652.2 million (89%), net borrowings of approximately $26.7 million (3.6%), net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million (2.9%), principal repayments from mortgage notes receivable and real estate under direct financing leases, including excess amounts from prior years of $15.4 million (2.1%), offering proceeds of approximately $9.9 million (1.4%), net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million (less than 1%) and proceeds from the sale of real estate and condemnations of $909,000

(less than 1%). From inception until the date of the merger with Spirit, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.
Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The CCPT II board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares in the respective quarter under CCPT II’s distribution reinvestment plan. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, only those redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitations of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012. As of June 30, 2013, CCPT II had redeemed approximately 13,000 shares for $121,000 pursuant to redemption requests received on or before December 6, 2012.
Cole Real Estate Investments, Inc. (Cole)
Cole’s board of directors began authorizing distributions in January 2009, after Cole commenced business operations. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole paid a 7.0% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing January 1, 2011 through April 4, 2013. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with Cole’s then-current operating income. On April 5, 2013, Cole’s annualized distribution rate was increased to 7.0% based upon an assumed $10.00 per share purchase price.
From its inception through the date of the listing of its shares on the NYSE, Cole had paid approximately $785.6 million in cumulative distributions. These distributions were funded by net cash provided by operating activities of approximately $570.8 million (72.6%), offering proceeds of approximately $173.3 million (22.1%), net borrowings of $32.8 million (4.2%) and distributions received in excess of income from unconsolidated joint ventures of approximately $8.7 million (1.1%). As of June 30, 2013, Cole had expensed approximately $230.3 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Cole treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.
Cole’s share redemption program provided, in general, that the number of shares Cole may redeem was limited to 5% of the weighted average number of shares outstanding during the trailing 12-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption was limited to the proceeds from the sale of shares pursuant to Cole’s distribution reinvestment plan. On April 12, 2013, Cole announced that its board of directors had voted to suspend Cole’s share redemption program in anticipation of the listing of its shares on the NYSE. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by Cole to be in good order on or before April 22, 2013 were honored in accordance with the terms, conditions and limitations of the share redemption program. Prior to April 22, 2013, Cole had redeemed in full all valid redemption requests received in good order. A valid redemption request was one that complied with the applicable requirements and guidelines of Cole’s share redemption program. Thereafter, the share redemption program was terminated effective June 20, 2013, the date on which its common stock was listed on the NYSE.

Cole Corporate Income Trust, Inc. (CCIT)
CCIT’s board of directors began authorizing distributions in June 2011, after the company commenced business operations. CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on June 29, 2011 through January 28, 2015. From inception until December 31, 2014, CCIT had paid approximately $181.4 million in cumulative distributions. The distributions were funded by operating activities of approximately $106.7 million (58.8%), offering proceeds of approximately $68.6 million (37.8%) and proceeds from the issuance of debt of approximately $6.1 million (3.4%). From inception until December 31, 2014, CCIT had expensed approximately $68.6 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCIT treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.
Pursuant to CCIT’s share redemption program, CCIT could redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption was being paid. Additionally, funding for the redemption of shares was limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. On August 20, 2014, CCIT suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the third quarter of 2014 and that were determined to be in good order on or before September 30, 2014 were honored in accordance with the terms, conditions and limitations of the share redemption program. CCIT did not process or accept any requests for redemption received after the third quarter of 2014. As of December 31, 2014, CCIT had redeemed approximately 806,000 shares for $7.9 million pursuant to redemption requests received on or before the suspension of the share redemption program.
Cole Credit Property Trust IV, Inc. (CCPT IV)
CCPT IV’s board of directors began authorizing distributions in April 2012, after CCPT IV commenced business operations. CCPT IV has paid, for the period commencing April 14, 2012 through December 31, 2017, a 6.25% annualized distribution rate based upon an original offering price of $10.00 per share, which equates to an annualized distribution rate of 6.44% based on the estimated per share NAV of $9.70 as of August 31, 2015; an annualized distribution rate of 6.30% based on the estimated per share NAV of $9.92 as of September 30, 2016; an annualized distribution rate of 6.20% based on the estimated per share NAV of $10.08 as of December 31, 2016; and an annualized distribution rate of 6.67% based on the estimated per share NAV of $9.37 as of December 31, 2017. As of December 31, 2017, CCPT IV had paid approximately $810.9 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $663.5 million (81.8%), offering proceeds of approximately $134.2 million (16.6%) and proceeds from the issuance of notes payable of $13.2 million (1.6%). As of December 31, 2017, CCPT IV had expensed approximately $134.2 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCPT IV’s share redemption program, CCPT IV may redeem up to 5.0% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCPT IV had redeemed approximately 27.6 million shares for $270.3 million pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, redemption requests relating to approximately 34.2 million shares went unfulfilled.

Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)
Cole Income NAV Strategy’s board of directors began authorizing distributions in December 2011, after Cole Income NAV Strategy commenced business operations. The Cole Income NAV Strategy board of directors authorized the following daily distribution amounts per share for the periods indicated below:

Period Commencing	Period Ending	Daily Distribution Amount
December 8, 2011	December 31, 2011	$0.002260274
January 1, 2012	September 30, 2012	$0.002254099
October 1, 2012	December 31, 2012	$0.002383836
January 1, 2013	September 30, 2013	$0.002429042
October 1, 2013	March 31, 2014	$0.002563727
April 1, 2014	December 31, 2017	$0.002678083
As of December 31, 2017, Cole Income NAV Strategy had paid approximately $48.9 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $44.7 million (91.4%) and offering proceeds of approximately $4.2 million (8.6%). As of December 31, 2017, Cole Income NAV Strategy had expensed approximately $7.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, Cole Income NAV Strategy treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Cole Income NAV Strategy’s share redemption plan provides that, on each business day, stockholders may request that Cole Income NAV Strategy redeem all or any portion of their shares, subject to a minimum redemption amount and certain short-term trading fees. The redemption price per share for each class on any business day will be Cole Income NAV Strategy’s NAV per share for such class for that day, calculated by the independent fund accountant in accordance with Cole Income NAV Strategy’s valuation policies. The share redemption plan includes certain redemption limits, including a quarterly limit and, in some cases, a stockholder-by-stockholder limit. As of December 31, 2017, Cole Income NAV Strategy had redeemed approximately 4.3 million W shares, 489,000 A shares and 242,000 I Shares under the share redemption plan for $76.8 million, $8.8 million and $4.5 million, respectively, pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, all redemption requests under the share redemption plan were fulfilled.

Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
CCIT II’s board of directors began authorizing distributions in January 2014, after the company commenced business operations. CCIT II paid a 6.00% annualized distribution rate (reduced, for CCIT II Class T Shares, by the amount of distribution and stockholder servicing fees that are payable with respect to such shares) based on a purchase price of $10.00 per share for the period commencing January 14, 2014 through March 31, 2014 and has paid, for the period commencing April 1, 2014 through December 31, 2017, a 6.30% annualized distribution rate (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on a purchase price of $10.00 per share, which equates to an annualized distribution rate of 6.30% (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $10.00 for both CCIT II Class A Shares and CCIT II Class T Shares as of February 29, 2016; an annualized distribution rate of 6.10% (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $10.32 for both CCIT II Class A Shares and CCIT II Class T Shares as of December 31, 2016; and an annualized distribution rate of 5.95% (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $10.58 for both CCIT II Class A Shares and CCIT II Class T Shares as of December 31, 2017. As of December 31, 2017, CCIT II had paid approximately $101.5 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $96.7 million (95.3%), with additional funding of $4.8 million (4.7%) from offering proceeds. As of December 31, 2017, CCIT II had expensed approximately $29.3 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCIT II treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCIT II’s share redemption program, CCIT II may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCIT II had redeemed approximately 2.6 million A Shares and 13,700 T Shares under the share redemption plan for $26.5 million and $137,000, respectively, pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, redemption requests relating to approximately 108,000 shares went unfulfilled.
Cole Credit Property Trust V, Inc. (CCPT V)
CCPT V’s board of directors began authorizing distributions in March 2014, after the company commenced business operations. CCPT V has paid, for the period commencing on March 18, 2014 through December 31, 2017, a 6.30% annualized distribution rate (reduced, for CCPT V Class T Shares, by the amount of distribution and stockholder servicing fees that are payable with respect to such shares) based on a purchase price of $25.00 per share, which equates to an annualized distribution rate of 6.56% (reduced, for CCPT V Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $24.00 for both CCPT V Class A Shares and CCPT V Class T Shares as of February 29, 2016 and as of December 31, 2016; and an annualized distribution rate of 7.10% (reduced, for CCPT V Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $22.18 for both CCPT V Class A Shares and CCPT V Class T Shares as of December 31, 2017. As of December 31, 2017, CCPT V had paid approximately $54.1 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $30.2 million (55.8%), offering proceeds of approximately $16.7 million (30.9%) and proceeds from the issuance of notes payable of $7.2 million (13.3%). As of December 31, 2017, CCPT V had expensed approximately $16.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCPT V treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCPT V’s share redemption program, CCPT V may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCPT V had redeemed approximately 722,000 shares under the share redemption program for $17.2 million pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, redemption requests relating to approximately 118,000 shares went unfulfilled.
Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
CCIT III’s board of directors began authorizing distributions in September 2016, after the company commenced business operations. CCIT III paid, for the period commencing on September 23, 2016 through December 31, 2017, a 6.00% annualized distribution rate (reduced, for CCIT III Class T Shares, by applicable distribution and stockholder servicing fees) based on a purchase price of $10.00 per share. As of December 31, 2017, CCIT III had paid approximately $661,000 in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of $534,000 (80.8%) and offering proceeds of approximately $127,000 (19.2%). As of December 31, 2017, CCIT III had expensed approximately $765,000 in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCIT III treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCIT III’s share redemption program, CCIT III may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCIT III had not received any requests for redemptions under its share redemption program.

DESCRIPTION OF SHARES
We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the material terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws are on file with the SEC as exhibits, respectively, to the registration statement on Form S-11 of which this prospectus is a part and can be accessed over the Internet at the SEC’s website at www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.
Our charter authorizes us to issue up to 500,000,000 shares of stock, of which (i) 245,000,000 shares are designated as Class A common stock, $0.01 par value per share, (ii) 245,000,000 shares are designated as Class T common stock, $0.01 par value per share, and (iii) 10,000,000 shares are designated as preferred stock, $0.01 par value per share. As of March 31, 2018, approximately 14,481,000 Class A shares of our common stock and 1,582,000 Class T shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.
Our charter contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust V, Inc.” section of this prospectus.
To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.
Common Stock
Subject to any preferential rights of any other class or series of stock and to the provisions of our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors, and Class A shares and Class T shares will vote together as a single class. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to the restrictions on the ownership and transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. The per share amount of distributions on Class A shares and Class T shares prior to the conversion of any Class T shares to Class A shares will likely differ because of different allocations of class-specific expenses. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, or redemption rights and will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distributions of our assets, other than a liquidation, dissolution or winding up that causes the automatic conversion of all outstanding Class T shares to Class A shares, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective

NAV for each class until the NAV for each class has been paid. For such purposes, NAV will be determined on an aggregate basis for the company, from which any differences attributable between the Class A shares and the Class T shares will then be determined. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Class A Shares
Each Class A share sold in our primary offering will be subject to a selling commission of up to 7.0% of the gross offering proceeds per share and a dealer manager fee of up to 2.0% of the gross offering proceeds per share. We will not pay selling commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan.
Class T Shares
Each Class T share sold in our primary offering will be subject to a selling commission of up to 3.0% of the gross offering proceeds per share and a dealer manager fee of up to 2.0% of the gross offering proceeds per share. In addition, we will pay selling commissions over time as an ongoing distribution and stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The distribution and stockholder servicing fee will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account, or a lower limit agreed upon between our dealer manager and the participating broker-dealer at the time such Class T shares were sold; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). At the time we cease paying the distribution and stockholder servicing fee with respect to an outstanding Class T share pursuant to the provisions above, such Class T share will convert into a number of Class A shares (including any fractional shares) with an equivalent NAV as such Class T share. We cannot predict when this will occur. We will not pay selling commissions, dealer manager fees or distribution and stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan. The distribution and stockholder servicing fee paid in respect of Class T shares prior to conversion of such Class T shares to Class A shares will be allocated to the Class T shares as a class expense and these fees will impact the amount of distributions payable on all Class T shares. Accordingly, the aggregate amount of distributions received by a purchaser of Class T shares may be less than the aggregate amount of distributions received by a purchaser of Class A shares.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Preferred Stock
Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.
Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.
We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following: (a) the election or removal of directors; (b) an amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders; (c) our dissolution; (d) a merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets; and (e) such other matters with respect to which our board of directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our stockholders for approval or ratification. In addition, pursuant to our charter, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.
However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are expected to be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period, which shall be at least 30 days, after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. The purpose of each annual meeting will be to elect directors and transact any other business that may properly come before the meeting. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, or our chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast requesting a special meeting and stating the purpose of such special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.
Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the above list describes all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Cole Credit Property Trust V, Inc., 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016 Attn: Secretary. Our board of directors has adopted a policy that we will comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law. We have the right to request that a requesting stockholder represent to us in writing that the stockholder list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.
We will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.
Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•
five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.
Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transfer and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) our being “closely held” under Section 856(h) of the Internal Revenue Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If the transfer to the beneficial trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the proposed transferee acquiring no rights in such shares.
Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that shares of our stock have been transferred to the beneficial trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, we have the right to purchase any Excess Securities at the lesser of (1) the price per share paid in the transfer that created the Excess Securities, or (2) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems necessary to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any person who acquires or attempts or intends to acquire shares in violation of the foregoing restrictions, or would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with these restrictions is no longer required for us to qualify as a REIT.
The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a notice setting forth the number of shares beneficially owned, directly or indirectly.
Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 9 of this prospectus and in the application for transfer.
Distribution Policy and Distributions
We intend to continue to pay regular monthly distributions to our stockholders. We anticipate that our board of directors will continue to authorize and declare distributions to stockholders as of daily record dates. The per share amount of distributions on Class A shares and Class T shares prior to the conversion of any Class T shares to Class A shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution and stockholder servicing fees. Distributions are aggregated and paid monthly in arrears. Therefore, new stockholders will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT V OP, our operating partnership, our ability to pay distributions depends in large part on CCPT V OP’s ability to pay distributions to us. Although we expect our distributions to continue to be paid from cash flow from operations, during certain periods we have paid, and may pay in the future, distributions from sources other than cash flow from operations. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We have paid, and may pay, distributions in excess of our cash flow from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland resident, pursuant to an undertaking to the Maryland Securities Division, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.
Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.
Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0043150685 per Class A share for stockholders of record as of the close of business on each day of the period commencing March 18, 2014 and ending on December 31, 2015. Furthermore, our board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.0043032787 per Class A share for stockholders of record of such class of shares as of the close of business on each day of the period commencing on January 1, 2016 and ending on December 31, 2016. Our board of directors authorized a daily distribution on Class T shares, based on 366 days in the calendar year, to our stockholders of record of such class of shares as of the close of business on each day of the period commencing on the date of sale of the first Class T share and ending on December 31, 2016, equal to $0.0043032787 per Class T share, less the per share distribution and stockholder servicing fees that are payable with respect to the Class T shares (as calculated on a daily basis).
In addition, our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.004315068 per Class A share for stockholders of record of such class of shares as of the close of business on each day of the period commencing on January 1, 2017 and ending on June 30, 2018. Our board of directors authorized a daily distribution on

Class T shares to our stockholders of record of such class of shares as of the close of business on each day of the period commencing on January 1, 2017 and ending on June 30, 2018, equal to $0.004315068 per Class T share, less the per share distribution and stockholder servicing fees that are payable with respect to the Class T shares (as calculated on a daily basis). As of December 31, 2017, we had distributions payable of $2.0 million.
As of December 31, 2017, cumulative since inception, we have declared $56.1 million of distributions and we have paid $54.1 million, of which $26.6 million was paid in cash and $27.5 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was $13.9 million as of December 31, 2017, cumulative since inception. As we did not commence principal operations until March 18, 2014, we did not pay any distributions during the period from December 12, 2012 (Date of Inception) to March 18, 2014.
The following table presents distributions and sources of distributions for the periods indicated below (dollars in thousands):

	Year Ended December 31, 2017			Year Ended December 31, 2016			As of December 31, 2017, Cumulative Since Inception
	Amount		Percent	Amount		Percent	Amount	Percent
Distributions paid in cash	$11,468		52%	$8,400		49%	$26,640	49%
Distributions reinvested	10,696		48%	8,597		51%	27,465	51%
Total distributions	$22,164		100%	$16,997		100%	$54,105	100%
Sources of distributions:
Net cash provided by operating activities	$16,033		72%	$11,399		67%	$30,215	56%
Proceeds from issuance of common stock	6,026	(1)	27%	5,598	(1)	33%	16,719	31%
Proceeds from the issuance of debt	105		1%	—		—%	7,171	13%
Total sources	$22,164		100%	$16,997		100%	$54,105	100%
———————————
(1) Includes proceeds in excess of distributions from prior periods.

Net cash provided by operating activities for the years ended December 31, 2017 and 2016 and as of December 31, 2017, cumulative since inception, was $16.0 million, $11.4 million and $30.2 million, respectively, and in each case reflected a reduction for real estate acquisition-related expenses incurred of $470,000, $1.3 million and $16.7 million, respectively, in accordance with GAAP. Prior to the adoption of ASU 2017-01, which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses, in April 2017, as set forth in the “Estimated Use of Proceeds” section of this prospectus, we treated our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the years ended December 31, 2017 and 2016 and as of December 31, 2017, cumulative since inception, includes the amount by which real estate acquisition-related expenses have reduced net cash flows provided by operating activities.
Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, restrictions under Maryland law or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.
We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.
Distributions in Kind
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.
Stockholder Liability
The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
With some exceptions, Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.
“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders meeting.
If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by CCO Group, LLC or any affiliate of CCO Group, LLC. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We do not intend to elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.
Tender Offers by Stockholders
Our charter provides that any tender offer, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, no stockholder may transfer any shares to such offering person unless the stockholder has first offered such shares to us at the price offered by such offering person. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.
Share Redemption Program
Our board of directors has adopted a share redemption program that will enable you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our board of directors believes that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500 to us for redemption at any time, in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.
The per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the per share NAV; after two years from the purchase date, 97.5% of the per share NAV; and after three years from the purchase date, 100% of the per share NAV. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the per share NAV.
In determining the redemption price, we will consider shares to have been redeemed from a stockholder’s account on a first in, first out basis. Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to stockholders prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. Any costs in conducting the Uniform Commercial Code search will be borne by us.
We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date our operating partnership’s units were issued. Shares redeemed in connection with a stockholder’s death will be redeemed at a purchase price per share equal to 100% of the per share NAV. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.
In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.
We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case quarterly redemptions will be made pro rata, except as described below. Our management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You will be able to withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.
We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will give priority to the redemption of deceased stockholders’ shares. (While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be redeemed in any annual or quarterly period, they will not be subject to the annual or quarterly percentage caps; therefore, if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the redemptions of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our distribution reinvestment plan were available. If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all such redemptions in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.) We next will give priority to requests for full redemption of accounts with a balance of 100 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining quarterly redemption requests on a pro rata basis. Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.
Our board of directors may choose to amend the terms of, suspend or terminate our share redemption program at any time upon 30 days’ notice. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on August 1, 2019, unless our distribution reinvestment plan offering is extended pursuant to applicable law, or the date we sell all of the shares registered for sale under our distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (1) in our next annual or quarterly report or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
Our share redemption program is only intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.
The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.
We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions.
During the year ended December 31, 2017, we received valid redemption requests under our share redemption program totaling approximately 698,000 shares, of which we redeemed approximately 462,000 shares as of December 31, 2017 for approximately $11.0 million (at an average redemption price of $23.83 per share) and approximately 118,000 shares subsequent to December 31, 2017 for approximately $2.8 million (at an average redemption price of $23.66 per share). The remaining redemption requests relating to approximately 118,000 shares went unfulfilled. During the year ended December 31, 2016, we received valid redemption requests for approximately 163,000 shares of our common stock, of which we redeemed approximately 133,000 shares as of December 31, 2016 for $3.2 million (at an average redemption price of $23.78 per share) and approximately 30,000 shares of common stock subsequent to December 31, 2016 for $692,000 (at an average redemption price of $23.42 per share). A valid redemption request is one that complies with the applicable requirements and guidelines of our current share redemption program. We have funded and intend to continue funding share redemptions with proceeds from our distribution reinvestment plan.
Fractional Shares
At any time, a stockholder may become entitled to fractional shares of our stock. Such fractional shares may result from participation in our distribution reinvestment plan or our share redemption program, among other things. In connection with a liquidity event, such as a listing of our stock on a national securities exchange, our board of directors may determine that it would be desirable to redeem all outstanding fractional shares. Pursuant to Maryland law, we may redeem a fractional share of stock for a cash payment equal to the then-current fair value of such fractional share. Under our charter, our board of directors determines such fair value of a fractional share of stock, which for this purpose shall be based on the current per share NAV.
Restrictions on Roll-up Transactions
A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance to our common stockholders of securities of an entity (Roll-up Entity) that would be created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of our company that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to corporate trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.
In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:
(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2) one of the following:
(a)  remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or
(b)  receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any Roll-up Transaction:

•
that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our common stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above;

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders; or

•
that would result in the holders of our common stock having voting rights in a Roll-up Entity in which either (i) the Roll-up Entity’s advisor, any director or any of their affiliates is permitted to vote or consent with respect to shares owned by them on matters submitted to the stockholders regarding the removal of the advisor, such director or any of their affiliates, or any transaction between the Roll-up Entity and any of them or (ii) any shares owned by the Roll-up Entity’s advisor, any director or any of their affiliates are included in determining the requisite percentage in interest of shares necessary to approve a matter on which the advisor, such director or any of their affiliates may not vote or consent.

Valuation Policy
Overview
Based on the recommendation from the Valuation Committee, which is comprised solely of our independent directors, including the independent Chairman of the Board, on March 29, 2018, our board of directors unanimously approved and established an estimated per share NAV of our Class A and Class T common stock of $22.18 based on an estimated market value of our assets less the estimated market value of our liabilities, divided by the total number of Class A and Class T shares outstanding, as of December 31, 2017. We are providing this estimated per share NAV to assist broker-dealers that participated in our initial offering and that are participating in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340. The estimated per share NAV will first appear on stockholder account statements for the quarter ended March 31, 2018. Our board of directors previously determined an estimated per share NAV of our common stock of $24.00 as of both February 29, 2016 and December 31, 2016. As a result of the updated estimated per share NAV as of December 31, 2017, commencing on March 29, 2018, we are offering shares of Class A common stock in our primary offering for $24.37 per share, shares of Class T common stock in our primary offering for $23.35 per share and shares of Class A and Class T common stock in our distribution reinvestment plan for $22.18 per share. Additionally, commencing on March 29, 2018, the updated estimated per share NAV of $22.18 shall serve as the most recent estimated per share NAV for purposes of our share redemption program. We intend to publish an updated estimated per share NAV on at least an annual basis.
The per share price for shares in our primary offering and pursuant to our distribution reinvestment plan is based on our board of directors’ most recent estimated per share NAV, plus, in the case of our primary offering, applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. Therefore, our board of directors had the discretion to choose a methodology or combination of methodologies as it deemed reasonable for the determination of an estimated per share NAV; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.
Process
In December 2017, pursuant to the prior approval of the Valuation Committee, in accordance with the valuation policies previously adopted by our board of directors, we engaged Duff & Phelps, an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to assist with determining the estimated per share NAV. In determining the estimated per share NAV, the board of directors considered information and analysis, including valuation materials, that were provided by Duff & Phelps, information provided by our advisor, and the estimated per share NAV recommendation made by the Valuation Committee. Duff & Phelps was engaged by us to perform a full valuation of our properties that were acquired prior to June 30, 2017 and, for each property acquired after June 30, 2017, perform a positive assurance analysis utilizing the property’s acquisition price as the estimated value, as further described below. Duff & Phelps also reviewed our methodology for estimating fair market adjustments to our debt and determined that the approach was reasonable.
The engagement of Duff & Phelps was approved by the Valuation Committee. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Duff & Phelps engagement team who certified the methodologies and assumptions applied by us hold a Member of Appraisal Institute (MAI) designation. Duff & Phelps was previously engaged by us in January 2016 and December 2016 to assist our board of directors in determining the estimated per share value of our common stock. In July 2015, Duff & Phelps was engaged by CCPT IV, another real estate program sponsored by our sponsor, to assist its board of directors in determining the estimated per share NAV of CCPT IV, and was later engaged by CCPT IV in July 2016, December

2016 and December 2017 to assist its board of directors in determining updated estimated per share NAVs. Other than the engagements with CCPT IV and the prior engagement with us as described herein, Duff & Phelps does not have any direct interests in any transaction with us or our advisor or its affiliates, and has not performed any other services for us or our advisor and its affiliates during the past two years.
The analysis provided by Duff & Phelps included a range of NAVs of our shares, and our board of directors believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore our board of directors determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Valuation Committee recommended and our board of directors established an estimated NAV of our Class A and Class T common stock, as of December 31, 2017, of $22.18 per share, which estimated value was within the $20.87 to $23.39 per share valuation range calculated by Duff & Phelps using the NAV Methodology. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. Our board of directors is ultimately and solely responsible for the establishment of the estimated per share NAV.
Valuation Methodology
In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by us to value our assets, Duff & Phelps, among other things:

•
reviewed financial and operating information requested from, or provided by, us, including property level cash flow projections for each of the properties and market leasing assumptions for each of the multi-tenant properties;

•
researched the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on each of the subject properties;

•	reviewed all of our other assets and liabilities, including mortgage debt, to determine the reasonableness of fair value of such items as of the valuation date; and

•	performed such other analyses and studies, and considered such other factors, as Duff & Phelps considered appropriate.
Duff & Phelps utilized two approaches pursuant to the NAV Methodology in valuing our real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Duff & Phelps. For nine properties acquired by the company since June 30, 2017, Duff & Phelps used the acquisition price as the value after performance of a positive assurance analysis.
NAV Methodology – The NAV Methodology determines the value of our company by determining the estimated market value of our entity level assets, including real estate assets, and subtracting the market value of our entity level liabilities, including our debt. The materials provided by Duff & Phelps to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in our portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Duff & Phelps made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is our estimated NAV, is divided by the total number of shares of Class A and Class T common stock outstanding to determine the estimated per share NAV. Duff & Phelps also reviewed our methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.
Determination of Estimated Market Value of Our Real Estate Assets Under the NAV Methodology
Income Capitalization Approach – The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net operating income (NOI) developed in Duff & Phelps’ analysis is the balance of potential income remaining after vacancy, collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the Direct Capitalization Method) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the DCF Method). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.
Duff & Phelps utilized the Direct Capitalization Method for all of the single-tenant properties in our portfolio, and the DCF Method for our multi-tenant properties.

The following summarizes the range of overall capitalization rates Duff & Phelps used to arrive at the estimated market values of our single-tenant properties valued using the Direct Capitalization Method:

	Range	Weighted-Average
Overall Capitalization Rate	5.50% to 8.00%	6.30%
The following summarizes the range of terminal capitalization rates, discount rates and implied overall capitalization rates Duff & Phelps used to arrive at the estimated market values of our multi-tenant properties valued using the DCF Method:

	Range	Weighted-Average
Terminal Capitalization Rate	7.00% to 7.50%	7.45%
Discount Rate	7.50% to 8.50%	8.03%
Implied Overall Capitalization Rate	5.79% to 7.60%	7.24%
Our board of directors believes that the assumptions employed by Duff & Phelps in the income capitalization approach are reasonable and within the ranges used for properties that are similar to ours and held by investors with similar expectations to our investors. However, a change in the assumptions would impact the calculation of the value of our investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for our properties valued using the Direct Capitalization Method, together with an increase of 25 basis points in the discount rates used for properties valued using the DCF Method, would result in a decrease of $1.21 per share from the mid-point of Duff & Phelps’ valuation range, while a 25 basis point decrease in these rates would result in an increase of $1.31 per share from the mid-point of the valuation range. Further, each of these assumptions could change by more than 25 basis points or not change at all.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Utilizing the NAV Methodology, including use of the two approaches to value our real estate assets noted above, and dividing by the approximately 15.6 million shares of our Class A and Class T common stock outstanding on December 31, 2017, resulted in an estimated valuation range of $20.87 to $23.39 per share, with a base value or mid-point of $22.09.
Duff & Phelps prepared and provided to us a report containing, among other information, a range of net asset values for our common stock as of December 31, 2017 (the Valuation Report). On March 21, 2018, the Valuation Committee conferred with Duff & Phelps regarding the methodologies and assumptions used in the Valuation Report and discussed the Valuation Report and related issues with our advisor. The Valuation Committee met again to discuss the valuation on March 29, 2018. In determining a recommended per share NAV, the Valuation Committee considered the analysis provided by Duff & Phelps and the range of values Duff & Phelps determined, input from our advisor regarding the nature and characteristics of the real estate assets in the portfolio, and general real estate market conditions.  Based upon this information, the Valuation Committee determined to recommend to our board of directors an estimated per share NAV of $22.18 for Class A and Class T shares, which incorporated the low end of the range of values determined by Duff & Phelps with respect to our multi-tenant properties and single tenant properties with less than ten years remaining lease term and the average of the midpoint and high end of the range of values for our single tenant properties with lease terms in excess of ten years. Our board of directors thereafter unanimously approved the Valuation Committee’s recommendation.

The table below sets forth the calculation of our estimated per share NAV for Class A and Class T shares as of December 31, 2017 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$659,146	$42.28
Other Assets	5,956	0.38
Total Assets	665,102	42.66

Notes Payable and Credit Facility	311,382	19.97
Other Liabilities	7,938	0.51
Total Liabilities	319,320	20.48
Total Estimated Value as of December 31, 2017	$345,782	$22.18
Shares Outstanding (in thousands)	15,590
The table below sets forth the calculation of our estimated per share NAV for Class A and Class T shares as of December 31, 2016 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$544,697	$43.06
Other Assets	22,234	1.76
Total Assets	566,931	44.82

Notes Payable and Credit Facility	256,378	20.27
Other Liabilities	6,982	0.55
Total Liabilities	263,360	20.82
Total Estimated Value as of December 31, 2017	$303,571	$24.00
Shares Outstanding (in thousands)	12,649

Exclusions from Estimated Per Share NAV
The estimated per share NAV of our shares recommended by the Valuation Committee and approved by our board of directors does not reflect any “portfolio premium,” nor does it reflect our enterprise value, which may include a premium or discount to NAV for:

•	the size of our portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of our working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of our advisor under the advisory agreement and our potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share NAV if we were to list our shares of common stock on a national securities exchange.
In addition, because the estimated per share NAV is intended to reflect our estimated value on the date that the per share NAV is determined, the estimated per share NAV of $22.18 for Class T shares does not reflect any obligation to pay future distribution and stockholder servicing fees that may potentially become payable after the December 31, 2017 valuation date. As a result, the estimated liability for future distribution and stockholder servicing fees, which is accrued at the time each share is sold, has no effect on the per share NAV for Class T shares.
Limitations of the Estimated Per Share NAV
As with any valuation methodology, the NAV Methodology used by our board of directors in reaching an estimate of the per share NAV of our shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of our shares. In addition, our board of directors’ estimate of the per share NAV is not based on the book values of our real estate, as determined by generally accepted accounting principles, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.
Furthermore, in reaching an estimate of the per share NAV of our shares, our board of directors did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Duff & Phelps in the individual valuation of multi-tenant properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of our shares of common stock on a national securities exchange, a merger, or a sale of our portfolio, were not included in our board of directors’ estimate of the per share NAV of our shares.
As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated per share NAV upon attempting to sell their shares; or

•	we will be able to achieve, for our stockholders, the estimated per share NAV upon a listing of our shares of common stock on a national securities exchange, a merger, or a sale of our portfolio.
Furthermore, the estimated per share NAV of our shares was calculated as of a particular point in time. The per share NAV of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets. While the determination of our most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.
This valuation policy may be amended by our board of directors at any time and, although the policy expresses the present intent of our board of directors, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, subject to applicable regulations, with or without an express amendment of the policy.
Additional Information Regarding Engagement of Duff & Phelps
Duff & Phelps’ valuation materials were addressed solely to us in connection with the approval by our board of directors of an estimated per share NAV of our common stock as of December 31, 2017. Duff & Phelps’ valuation materials provided to us do not constitute a recommendation to purchase or sell any shares of our common stock or other securities. The estimated per share NAV of our common stock may vary depending on numerous factors that generally impact the price of securities, our financial condition and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.
In connection with its review, while Duff & Phelps reviewed the information supplied or otherwise made available to it by us for reasonableness, Duff & Phelps assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Duff & Phelps, Duff & Phelps assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, and relied upon us to advise Duff & Phelps promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In preparing its valuation materials, Duff & Phelps did not, and was not requested to, solicit third-party indications of interest for our company in connection with possible purchases of our securities or the acquisition of all or any part of our company.
In performing its analyses, Duff & Phelps made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Duff & Phelps and us. The analyses performed by Duff & Phelps are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, our board of directors considered other factors in establishing the estimated per share NAV of our common stock in addition to the materials prepared by Duff & Phelps. Consequently, the analyses contained in the Duff & Phelps materials should not be viewed as being determinative of our board of directors’ estimate of the per share NAV of our common stock.
Duff & Phelps’ materials were necessarily based upon market, economic, financial and other circumstances and conditions existing at December 31, 2017, and any material change in such circumstances and conditions may have affected Duff & Phelps’ analysis, but Duff & Phelps does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to December 31, 2017.
For services rendered in connection with and upon the delivery of its valuation materials, we paid Duff & Phelps a customary fee. The compensation Duff & Phelps received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Duff & Phelps’ compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors us, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. We also agreed to reimburse Duff & Phelps for its expenses incurred in connection with its services, and will indemnify Duff & Phelps against certain liabilities arising out of its engagement.
Reports We Provide to Our Stockholders
Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
We have adopted a distribution reinvestment plan. Our distribution reinvestment plan will allow you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are currently offering $300,000,000 in shares for sale pursuant to our distribution reinvestment plan at a price, commencing March 29, 2018, of $22.18 per share for both Class A shares and Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. Such shares may only be available until the termination of our primary offering, which is anticipated to be on or before August 1, 2019, although our board of directors may extend the primary offering as permitted by applicable law. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan beyond the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and our distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix D to this prospectus for the full text of the plan.
Pursuant to our distribution reinvestment plan, we generally intend to offer shares for sale at a price that is equal to the most recent estimated per share NAV for each share class as determined by our board of directors on the date that the distribution is payable. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.
Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to our distribution reinvestment plan than their original purchase price.
We will not pay selling commissions, the dealer manager fee or distribution and stockholder servicing fees with respect to shares of our common stock purchased pursuant to our distribution reinvestment plan. We will retain all the proceeds from the reinvestment of distributions. Accordingly, substantially all of the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of selling commissions, dealer manager fees and distribution and stockholder servicing fees will enure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in our distribution reinvestment plan may pay more for the shares they acquire pursuant to our distribution reinvestment plan than their original purchase price.
Investment of Distributions
Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other real estate program sponsored by CCO Group, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of the primary offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.
Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which will likely be us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in our distribution reinvestment plan will be able to purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.
Election to Participate or Terminate Participation
A stockholder may participate in our distribution reinvestment plan by making an election to participate on his, her or its subscription agreement at the time he, she or it subscribes for shares. Any stockholder who has not previously elected to participate in our distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received on or prior to the last day of the period to which such distribution relates.
Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective stockholder who wishes to participate in our distribution reinvestment plan should consult with his, her or its broker as to the broker’s position regarding participation in our distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.
Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received on or prior to the last day of the distribution period to which it relates. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in our distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent. Furthermore, in the event that a participant requests a redemption of all of the participant’s shares, the participant will be deemed to have given written notice to the reinvestment agent, at the time the redemption request is submitted, that the participant is terminating his, her or its participation in our distribution reinvestment plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the participant’s shares are redeemed unless the participant notifies the reinvestment agent that he, she or it elects to resume participation in the plan.
Offers and sales of shares pursuant to our distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to our distribution reinvestment plan in any states in which our registration is not renewed or extended.
Reports to Participants
Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan. In addition, our charter requires that we provide to our stockholders not less than annually all material information regarding distributions to our stockholders and the effect (including the tax consequences) of reinvesting such distributions.
Excluded Distributions
Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any plans to make excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.
Federal Income Tax Considerations
Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. Commencing March 29, 2018, we are selling shares under our distribution reinvestment plan at $22.18 per share for both Class A shares and Class T shares, which is equal to the most recent per share NAV for each share class as determined by our board of directors. Generally, we expect that no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than the distribution reinvestment plan purchase price per share at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the per share purchase price reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.
Amendment, Suspension and Termination
We reserve the right to amend any aspect of our distribution reinvestment plan, subject to certain limitations, upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT
General
CCPT V OP, our operating partnership, was formed in June 2013 to acquire, own and operate properties on our behalf. All of the limited partnership interests are owned by us or one of our wholly-owned subsidiaries. CCPT V OP is structured to be an UPREIT if and when a portion of its limited partnership interests are held by any subsidiary we establish that is recognized for tax purposes as an entity separate from us (a regarded entity) or persons other than us. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCPT V OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCPT V OP may later exchange his, her or its limited partnership units in CCPT V OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCPT V OP, will be deemed to be assets and income of the REIT. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT whether our operating partnership is not recognized for tax purposes as an entity separate from us (a disregarded entity) or a partnership for federal income tax purposes.
The partnership agreement for CCPT V OP contains provisions that would allow, under certain circumstances, other entities, including other programs sponsored by CCO Group, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCPT V OP. In the event of such a merger, exchange or conversion, CCPT V OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCPT V OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We will hold substantially all of our assets through CCPT V OP. We are the sole general partner of CCPT V OP, and one of our wholly-owned subsidiaries currently is the only limited partner of CCPT V OP. As the sole general partner of CCPT V OP, we have the exclusive power to manage and conduct the business of CCPT V OP. We will present our financial statements on a consolidated basis to include CCPT V OP.
The following is a summary of certain provisions of the partnership agreement of CCPT V OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.
Capital Contributions
As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCPT V OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from stockholders. CCPT V OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCPT V OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCPT V OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCPT V OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCPT V OP and us.
Operations
The partnership agreement requires that CCPT V OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCPT V OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCPT V OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — U.S. Federal Income and Other Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCPT V OP will distribute cash flow from operations as follows:

•
first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code and to avoid any federal income or excise tax liability with respect to such fiscal year;

•
next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCPT V OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCPT V OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•
next, after the establishment of reasonable cash reserves for our expenses and obligations of CCPT V OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCPT V OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCPT V OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interest in CCPT V OP.
Similarly, the partnership agreement provides that taxable income is allocated to the limited partners of CCPT V OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCPT V OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCPT V OP.
Upon the liquidation of CCPT V OP, after payment of debts and obligations, any remaining assets of CCPT V OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCPT V OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.
In addition to the administrative and operating costs and expenses incurred by CCPT V OP in acquiring and operating real properties, CCPT V OP will pay or reimburse us for all of our administrative costs and expenses, and such expenses will be treated as expenses of CCPT V OP. Such expenses will include the following, among others:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCPT V OP.
All claims between the partners of CCPT V OP arising out of the partnership agreement are subject to binding arbitration.
Exchange Rights
The limited partners of CCPT V OP, including our wholly-owned subsidiary, will have the right to cause their limited partnership units to be redeemed by CCPT V OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.
Subject to the foregoing, limited partners of CCPT V OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he, she or it must exercise such exchange right for all of his, her or its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCPT V OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCPT V OP exercises his, her or its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Amendments to the Partnership Agreement
Our consent, as the general partner of CCPT V OP, will be required for any amendment to the partnership agreement. We, as the general partner of CCPT V OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•
any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCPT V OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCPT V OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, subject to certain exceptions as set forth in the partnership agreement.
Termination of the Partnership
CCPT V OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare bankruptcy or dissolve, or are removed or withdraw from the partnership; provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); and

•	we elect, as the general partner, to dissolve the partnership.
Transferability of Interests
We may not (1) voluntarily withdraw as the general partner of CCPT V OP, (2) engage in any merger, consolidation or other business combination or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), or (3) transfer our general partnership interest in CCPT V OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCPT V OP in return for an interest in CCPT V OP and agrees to assume all obligations of the general partner of CCPT V OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCPT V OP, other than our advisor and other affiliates of our sponsor. With certain exceptions, a limited partner may not transfer its interests in CCPT V OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to a stockholder and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, qualified foreign pension plans, tax-exempt organizations or financial institutions or broker-dealers.
The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.
We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.
Opinion of Counsel
Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations that are material to our stockholders. It was also the opinion of our legal counsel that our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. We emphasize that all opinions issued by Morris, Manning & Martin, LLP were based on various assumptions and were conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — U.S. Federal Income and Other Tax Risks” section of this prospectus.
The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.
Taxation of the Company
We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2014, the year during which we began material operations. We believe that we are organized and will operate in such a manner to continue to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Pursuant to our charter, our board of directors is authorized to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority will include the ability to elect not to qualify as a REIT for federal income tax purposes or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.
Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our stockholders and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

Because we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
Although we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains and certain non-cash income such as accrued but unpaid taxes;

•
under some circumstances, we will be subject to alternative minimum tax on our items of tax preference, including any deductions of net operating losses (for taxable years beginning on or before December 31, 2017);

•
if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•
if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•
if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•
if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•
if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•
if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (this is known as the Built-In-Gains-Tax);

•
to the extent we derive any “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax (currently at 21%) to the extent such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax;

•	a 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms;

•	to the extent any of our subsidiaries qualify as subchapter C corporations, including any TRS we may have, the earnings of these subsidiaries are generally subject to U.S. federal income tax;

•
we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders; and

•
we may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our shares.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.
Requirements for Qualification as a REIT
In order for us to continue to qualify as a REIT, we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.
Organizational Requirements
In order to continue to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation that is neither a financial institution nor an insurance company (as defined under the Internal Revenue Code);

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held, as described further below.
As a Maryland corporation, we satisfy the first requirement, and we elected to be taxed as a REIT when we filed our tax return with the IRS for the taxable year ended December 31, 2014. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.
We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. In addition, the stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. We issued sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ended December 31, 2014, the year during which we began material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect that we satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.
Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.
Ownership of Interests in Partnerships and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns, directly or indirectly, equity interests in a disregarded entity for federal income tax purposes or a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a “taxable REIT subsidiary” (TRS) under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. A qualified REIT subsidiary is not separately subject to U.S. federal income tax but may be subject to state and local tax. In addition, the character of the assets and gross income of the partnership, disregarded entity or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code. Our operating partnership is currently a disregarded entity and will remain so unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or to a person other than us.
Operational Requirements — Gross Income Tests
To continue to qualify as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

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At least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year must be derived directly or indirectly from investments relating to real property, mortgages on real property or mortgages on interests in real property, dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, and temporary investment income (as discussed further below). Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business or gross income from a nonqualified publicly offered REIT debt instrument. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•
At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from dividends, interest and gains from the sale or disposition of stock or securities that are not assets held primarily for sale to customers in the ordinary course of a trade or business or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•
the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales, so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method of basing rent on income or profits;

•
rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the shares of stock in, or assets or net profits of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•
if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

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the REIT must not furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.
If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.
Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”
Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.
Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	we attach a schedule of our income sources to our federal income tax return.
It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.
Operational Requirements — Asset Tests
At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets:

•
First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and certain government securities. The term “real estate assets” includes real property (including interests in real property such as land, buildings and leasehold interests in real property), mortgages on real property, mortgages on interests in real property, shares in other qualified REITs, debt instruments issued by publicly offered REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

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Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class. The stock of a qualified REIT subsidiary is not counted for purposes of this 25% asset test. A qualified REIT subsidiary is a corporation that is wholly owned by the REIT and all of its assets, liabilities, and tax attributes are treated as belonging to the REIT.

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Third, of the investments included in the 25% asset class, except with respect to securities of a TRS or qualified REIT subsidiary, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value. Furthermore, not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments by publicly offered REITs” in the definition under the Internal Revenue Code.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10 million.

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If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values, unless such discrepancy exists immediately after the acquisition of any security or other property and is wholly or partly the result of such acquisition. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

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For violations of any of the asset tests described above due to reasonable cause and not willful neglect when such violations are more than a de minimis amount, we may avoid disqualification as a REIT by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement
In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least the sum of 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain, and 90% of the net income (after tax) from foreclosure property; less the sum of some types of non-cash income that exceeds a certain percentage of our income.
While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration and within the 12-month period following the close of the taxable year.
Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.
In addition, we will be subject to a non-deductible 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.
We intend to continue to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.
In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.
If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

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our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

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the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS.
Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.
Operational Requirements — Recordkeeping
In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements. See the “Federal Income Tax Considerations — Statement of Stock Ownership” section of this prospectus.
Failure to Continue to Qualify as a REIT
If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates (although, under the Tax Cuts and Jobs Act, the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017). We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In addition, under the Tax Cuts and Jobs Act, non-corporate stockholders, including individuals, generally may deduct 20% of distributions from a REIT, other than capital gain dividends and distributions treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to distributions paid by us. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — U.S. Federal Income and Other Tax Risks” section of this prospectus.
Sale-Leaseback Transactions
Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.
The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.
Prohibited Transactions

We will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property primarily held for customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% asset test;

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in the case of property not acquired through foreclosure or lease termination, was held for production of rental income for at least two years;

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures were made through an independent contractor from whom the REIT does not derive any income; and

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when combined with other sales in the year, either (i) does not cause the REIT to have made more than seven sales of property during the taxable year, (ii) occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when the REIT disposes of less than 20% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10%, and in the case of clauses (ii) and (iii), substantially all of the marketing expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income or through a TRS.

Taxation of U.S. Stockholders
Definition
In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.
Distributions Generally
Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” which are distributions from domestic and certain qualifying foreign subchapter C corporations, may be taxed at lower rates on distributions (at rates applicable to long-term capital gains, at a maximum income tax rate (exclusive of the 3.8% net investment income tax) of 20% as of the date of this prospectus) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations. However, under the Tax Cuts and Jobs Act, non-corporate U.S. stockholders, including individuals, generally may deduct 20% of distributions from a REIT, other than capital gain dividends and distributions treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026.
To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year, to the extent sufficient earnings and profits exist. U.S. stockholders may not include any of our losses on their own federal income tax returns.
We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.
Distribution Reinvestment Plan
Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan, unless we have designated all or a portion of the dividend as a capital gain distribution. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.
Capital Gain Distributions
Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his, her or its shares. The aggregate amount of distributions that can be designated by us as capital gain distributions or qualified distributions in a taxable year cannot exceed the distributions actually paid by us in such year. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.
Passive Activity Loss and Investment Interest Limitations
Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares
In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.
A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current and accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

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is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

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is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.
Information Reporting Requirements and Backup Withholding for U.S. Stockholders
Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his, her or its taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he, she or it has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

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under some circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct tax identification number and that (a) he, she or it has not been notified by the IRS that he, she or it is subject to backup withholding for failure to report interest and distribution payments or (b) he, she or it has been notified by the IRS that he, she or it is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.
Cost Basis Reporting
The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. Under Internal Revenue Code Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.
When determining the adjusted basis of the shares sold, Internal Revenue Code Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.
Treatment of Tax-Exempt Stockholders
Tax-exempt entities such as employee pension benefit trusts, IRAs and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, has used the shares of stock in a trade or business, or we hold assets that give rise to “excess inclusion income.”
In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.
For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.
Special Tax Considerations for Non-U.S. Stockholders
The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.
Income Effectively Connected with a U.S. Trade or Business
In general, non-U.S. stockholders will be subject to regular federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential stockholder’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.
Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest
A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning under FIRPTA, and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.
Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest
Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder (other than qualified foreign pension funds, entities wholly owned by a qualified foreign pension fund, and certain foreign publicly traded entities) as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder (other than qualified foreign pension funds, entities wholly owned by a qualified foreign pension fund, and certain foreign publicly traded entities) will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.
Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders
Although tax treaties may reduce our withholding obligations, based on current law, unless the non-U.S. stockholder provides us with the applicable properly completed IRS Form W-8, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).
In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.
Sale of Our Shares by a Non-U.S. Stockholder
A sale of our shares by a non-U.S. stockholder generally will not be subject to federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. stockholder’s business activities within the U.S. We recommend consultation with a qualified international tax advisor on this issue. With respect to potential taxation under FIRPTA of the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.
A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently are a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a

U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA unless the non-U.S. stockholder is a qualified foreign pension fund (or an entity wholly owned by a qualified foreign pension fund) or our shares were traded on an established securities market and the foreign stockholder did not at any time during a specified testing period directly or indirectly count more than 10% of the value of our outstanding common stock.
If a sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.
With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his, her or its U.S. source capital gains.
Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders
Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.
Recent Legislation Relating to Foreign Accounts
Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders that own the shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation currently imposes a 30% withholding tax on dividends on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective stockholders should consult their tax advisors regarding this legislation.
Statement of Stock Ownership
We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his, her or its shares in his, her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCPT V OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws and their investment in our shares.
Tax Aspects of Our Operating Partnership
Our operating partnership, CCPT V OP, currently is a disregarded entity for federal income tax purposes. Accordingly, we will be deemed to own all of the assets and liabilities of CCPT V OP and we will be deemed to be entitled to treat the income of CCPT V OP as our own. CCPT V OP will remain a disregarded entity for federal income tax purposes unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or to persons other than us. The following discussion summarizes certain federal income tax considerations applicable to our investment in CCPT V OP at such time if and when it becomes treated as a partnership for tax purposes. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We will be entitled to include in our income a distributive share of CCPT V OP’s income and to deduct our distributive share of CCPT V OP’s losses only if CCPT V OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCPT V OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
Even though CCPT V OP will be treated as a partnership for federal income tax purposes at such time, if any, that it has two or more “regarded” owners for tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (the 90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.
In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCPT V OP qualifies for the Private Placement Exclusion. Moreover, even if CCPT V OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCPT V OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.
We have not requested, and do not intend to request, a ruling from the IRS that CCPT V OP will be classified as a partnership for federal income tax purposes when it has two or more “regarded” owners for tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCPT V OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP, when it has two or more “regarded” owners for tax purposes. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of CCPT V OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCPT V OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.
If for any reason CCPT V OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to continue to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements —

Asset Tests” above. In addition, any change in CCPT V OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCPT V OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCPT V OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCPT V OP’s taxable income.
Income Taxation of the Operating Partnership and Its Partners
Partners, Not the Partnership, Subject to Tax
A partnership is not a taxable entity for federal income tax purposes. As a partner in CCPT V OP, we will be required to take into account our allocable share of CCPT V OP’s income, gains, losses, deductions and credits for any taxable year of CCPT V OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCPT V OP.
Partnership Allocations
Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes after the time, if any, at which the operating partnership becomes a partnership for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCPT V OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations at such time, if any, that the operating partnership becomes a partnership for tax purposes.
Tax Allocations With Respect to Contributed Properties
Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.
Under the partnership agreement for CCPT V OP, depreciation or amortization deductions of CCPT V OP generally will be allocated among the partners in accordance with their respective interests in CCPT V OP, except to the extent that CCPT V OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.
The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCPT V OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.
Basis in Operating Partnership Interest
The adjusted tax basis of our partnership interest in CCPT V OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCPT V OP by us, (2) increased by (a) our allocable share of CCPT V OP’s income and (b) our allocable share of indebtedness of CCPT V OP, and (3) reduced, but not below zero, by (a) our allocable share of CCPT

V OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCPT V OP.
If the allocation of our distributive share of CCPT V OP’s loss would reduce the adjusted tax basis of our partnership interest in CCPT V OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCPT V OP or a reduction in our share of CCPT V OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCPT V OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Partnership Audits
Under recently enacted legislation (the New Partnership Audit Rules) that will apply for taxable years beginning after December 31, 2017 (unless a partnership elects to apply the legislative changes sooner), in the event of a federal income tax audit, the partnership, rather than the partnership's partners, could be liable for the payment of certain taxes, including interest and penalties, or the partners could be liable for the tax but required to pay interest at a higher rate than would otherwise apply to underpayments. Furthermore, the "partnership representative" of the partnership will have exclusive authority to bind all partners to any federal income tax proceeding. The New Partnership Audit Rules could result in the payment of taxes, penalties and interest by partnerships that we invest in, directly or indirectly, including CCI III OP, as a result of an audit adjustment, and we, as a direct or indirect partner of such partnerships, could be required to bear the economic burden of those taxes, penalties and interest.
Depreciation Deductions Available to the Operating Partnership
CCPT V OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCPT V OP acquires properties for cash, CCPT V OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCPT V OP. CCPT V OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCPT V OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.
To the extent that CCPT V OP acquires properties in exchange for its partnership units, CCPT V OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCPT V OP. Although the law is not entirely clear, CCPT V OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.
Sale of the Operating Partnership’s Property
Generally, any gain realized by CCPT V OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCPT V OP upon the disposition of a property acquired by CCPT V OP for cash will be allocated among the partners in accordance with their respective interests in CCPT V OP.
Our share of any gain realized by CCPT V OP on the sale of any property held by CCPT V OP as inventory or other property held primarily for sale to customers in the ordinary course of CCPT V OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCPT V OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCPT V OP’s trade or business.
Medicare Tax
The Health Care and Education Reconciliation Act of 2010 (Reconciliation Act) requires certain U. S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.
Legislative or Other Actions Affecting REITs
The foregoing discussion is only a summary and is based upon existing federal income tax law. You should recognize that the federal income tax treatment of an investment in us may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above. In particular, the Tax Cuts and Jobs Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. You are urged to consult with your own tax advisor with respect to the impact of recent legislation, including the Tax Cuts and Jobs Act, on your investment in our shares.
THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US. YOU ARE STRONGLY ADVISED TO CONSULT WITH YOUR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
The following is a summary of some material considerations associated with an investment in our shares by certain plans or IRAs. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA and annuities described in Section 403(a) or (b) of the Internal Revenue Code. “IRAs” include an IRA or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, and a Coverdell education savings account described in Section 530 of the Internal Revenue Code. This discussion may also be relevant for any other plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the U.S. Department of Labor and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. We urge you, as a prospective stockholder, to consult with your own advisor regarding the specific consequences to you of a purchase of shares, the ownership and sale of the shares and of our election to be taxed as a REIT.
This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA or the prohibited transaction rules in Section 4975 of the Internal Revenue Code, including, for example, investors such as plans or arrangements that constitute governmental plans, church plans or foreign plans, which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental, church or foreign plan, or other plans or arrangements not subject to ERISA or Section 4975 of the Internal Revenue Code, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.
Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA and other laws applicable to such Plan or IRA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.
In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA, including any investment policy statement;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA or the Internal Revenue Code, if applicable, or other applicable law;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•
whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.
Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan. Individuals making investment decisions with respect to a Plan or IRA need to determine whether an investment in our shares is appropriate under the custodial or trust agreement governing such Plan or IRA. It is highly advisable to confer with the custodian or trustee of a Plan or IRA to ensure that an investment in our shares presents no problems under the Plan’s or IRA’s custodial or trust agreement.
Minimum and Other Distribution Requirements — Plan Liquidity
Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — U.S. Federal Income and Other Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation Requirements
Fiduciaries of Plans or IRAs may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the U.S. Department of Labor has promulgated regulations specifying how “fair market value” should be determined.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.
Pursuant to NASD Rule 2340, which took effect on April 11, 2016, we are required to publish an updated estimated per share NAV on at least an annual basis. Our board of directors will make decisions regarding the valuation methodology to be employed, who will perform valuations of our assets and the frequency of such valuations; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”
We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with ERISA, the Internal Revenue Code or other regulatory requirements or the contractual agreements that may exist with a third-party administrator or IRA custodian or trustee. The U.S. Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares. Further, there can be no assurance with respect to any estimate of value of our common stock that such estimated value would actually be realized by our stockholders upon liquidation, or that our stockholders would be able to realize such estimated value if they were to attempt to sell their shares, or that such estimated value would be related to any appraisals of our shares or assets.
Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA and the Internal Revenue Code as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” under ERISA and the Internal Revenue Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets — Definition
Section 3(42) of ERISA defines “Plan Assets” in accordance with U.S. Department of Labor regulations with certain express exceptions. A U.S. Department of Labor regulation, referred to in this discussion as the “Plan Asset Regulation,” as modified by Section 3(42) of ERISA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.
Plan Assets — Registered Investment Company Exception
The shares we are offering will not be issued by a registered investment company. Therefore, we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.
Publicly Offered Securities Exemption
As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (2) sold to the Plan or IRA as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also, under the

Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and one another. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.
The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.
Plan Assets — Operating Company Exception
If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, generally 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company, but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.
While the Plan Asset Regulation and relevant opinions issued by the U.S. Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to ensure that an investment is made either (1) “directly” into real estate, (2) through wholly-owned subsidiaries, or (3) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.
Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities in order to qualify as a real estate operating company. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception
The Plan Asset Regulation provides that equity participation in an entity by “benefit plan investors” is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors. Accordingly, we will not qualify for this exception.
Consequences of Holding Plan Assets
In the event that our underlying assets were deemed to be Plan Assets under the Plan Assets Regulation, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.
If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.
A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. On April 8, 2016, the U.S. Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Internal Revenue Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (including IRAs). Under the final regulation, a person is deemed to be providing investment advice if that person receives compensation (direct or indirect) for providing advice (a “recommendation” or communication that would reasonably be viewed as a suggestion that the recipient engage in or refrain from taking a particular course of action) as to the advisability of investing in our shares and it is directed to a specific plan sponsor, plan participant, or IRA owner. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017. However, on February 3, 2017, the President asked for additional review of this regulation. In response, on March 2, 2017, the U.S. Department of Labor published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the U.S. Department of Labor published a final rule extending for 60 days the applicability date of the final regulation, to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach, and on November 27, 2017, the U.S. Department of Labor further delayed the implementation of certain requirements and exemptions to July 1, 2019. On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit vacated the fiduciary rule in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. Accordingly, the final regulation does not apply in the Fifth Circuit, which includes Texas, Louisiana and Mississippi. It is unclear what impact this ruling will have on the final regulation – the U.S. Department of Labor could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court or further revise or withdraw the final regulation. In response to the Fifth Circuit’s decision, a U.S. Department of Labor spokesperson has informally indicated that the U.S. Department of Labor will not enforce final regulation at this time pending further review. If the U.S. Department of Labor does not seek a rehearing, the Fifth Circuit is expected to enter a mandate vacating the final regulation on May 7, 2018. The regulation (and the accompanying exemptions) is complex, implementation may be further delayed, and the regulation remains subject to potential further revision prior to implementation or withdrawal. Plans and IRAs are urged to consult with their own advisors regarding impact of the final regulations on purchasing and holding interests in us.
If we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs, creating a risk that their activities and/or compensation arrangements could trigger fiduciary liability or a prohibited transaction. Whether or not we are deemed to hold Plan Assets, (i) if we engage in certain marketing or outreach activities to Plans or IRAs that could be viewed as “recommendations” to invest in (or continue investing in) our shares, we could become fiduciaries with respect to such Plans or IRAs and be at risk of fiduciary or prohibited transaction liabilities and (ii) if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares. Any fiduciary, trustee or custodian of a Plan or IRA that proposes to cause such Plan or IRA to purchase our shares should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each fiduciary of a Plan or IRA should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in our shares is appropriate for the Plan or IRA, taking into account the overall investment policy of the Plan or the IRA and the composition of the Plan’s or IRA’s investment portfolio. The sale of our shares is not a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or IRAs generally or that such an investment is appropriate for any particular Plan or IRA.
Prohibited Transactions — Consequences
ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the U.S. Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 15%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION
The Offering
On March 18, 2014, we commenced our initial public offering of shares of our common stock and offered a maximum of $2,500,000,000 in shares of a single class of our common stock (now referred to as Class A shares) to the public on a “best efforts” basis in our primary offering. Commencing April 29, 2016, we amended our initial public offering to offer up to an aggregate of $2,500,000,000 in shares of our common stock pursuant to our primary offering, consisting of two classes of shares. We also offered up to $475,000,000 in shares of common stock pursuant to our distribution reinvestment plan in our initial public offering. We terminated our initial public offering on August 1, 2017.
We are offering in this follow-on offering up to $1,200,000,000 in shares of our common stock pursuant to our primary offering, consisting of Class A shares at a price, commencing on March 29, 2018, of up to $24.37 per share (up to $660,000,000 in shares) and Class T shares at a price, commencing on March 29, 2018, of up to $23.35 per share (up to $540,000,000 in shares). The offering price is based on the most recent estimated per share NAV for each share class as determined by our board of directors as of December 31, 2017, plus any applicable per share up-front selling commissions and dealer manager fees, which will be deducted directly from the amount you invest. The net proceeds to us, after the payment of selling commissions, the dealer manager fee and other organization and offering expenses, will be $22.18 per share for both the Class A shares and the Class T shares sold in the primary offering. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to $300,000,000 in shares of common stock pursuant to our distribution reinvestment plan at a purchase price, commencing on March 29, 2018, of $22.18 per share for both Class A shares and Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares offered among the classes of shares and between the primary offering and our distribution reinvestment plan. We intend to offer these shares until August 1, 2019, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by August 1, 2019, our board of directors may further extend the offering as permitted under applicable law. In no event will we extend this offering beyond 180 days after August 1, 2020, and we may terminate this offering at any time. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.
CCO Capital
CCO Capital, our dealer manager, was organized for the purpose of participating in and facilitating the distribution of securities in programs sponsored by CCO Group, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about CCO Capital, including information relating to CCO Capital’s affiliation with us, see the “Management — Dealer Manager” section of this prospectus.
Compensation We Will Pay for the Sale of Our Shares
Except as provided below, we generally will pay to our dealer manager, CCO Capital, up-front selling commissions in the amount of up to 7.0% of the gross offering proceeds for Class A shares sold in our primary offering and up to 3.0% of the gross offering proceeds for Class T shares sold in our primary offering, all of which we expect will be reallowed by our dealer manager to participating broker-dealers. We also generally will pay to our dealer manager an up-front dealer manager fee of up to 2.0% of the gross offering proceeds from the sale of Class A and Class T shares of our common stock pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. Our dealer manager may, from time to time, at the request of certain participating broker-dealers or financial advisors, enter into agreements that provide for a reduced or waived selling commission applicable to sales of shares through such entities. Reduction in up-front selling commissions will be accompanied by a corresponding reduction in the per share purchase price for such shares, but will not affect the net proceeds available to us. Information about the amount of selling commissions charged by a broker-dealer or financial advisor (including whether the broker-dealer or financial advisor has negotiated a lower or waived selling commission) is available from the broker-dealer or financial advisor. No selling commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares.
In addition to the up-front fees described above, we will pay selling commissions over time as an ongoing distribution and stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The distribution and stockholder servicing fee will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account, or a lower limit agreed upon between our dealer manager and the participating broker-dealer at the time such Class T shares were sold; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). At the time we cease paying the distribution and stockholder servicing fee with respect to an outstanding Class T share pursuant to the provisions above, such Class T share will convert into a number of Class A shares (including any fractional shares) with an equivalent NAV as such Class T share. We cannot predict when this will occur. The distribution and stockholder servicing fee will be paid with respect to ongoing services provided to all of our Class T stockholders by the participating broker-dealer of record, which may include (i) offering to meet with the holder of the Class T share no less than annually to provide overall guidance on the stockholder’s investment in us, including discussing the mechanics of the distribution reinvestment plan, share redemption program or a tender offer, or to answer questions about their customer account statement or valuations, and (ii) discussing with the holder of the Class T share, upon such stockholder’s request, any questions related to the stockholder’s investment in us. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so and we will not pay a stockholder servicing fee for such services. We will not pay selling commissions, dealer manager fees or distribution and stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan.
The total amount of underwriting compensation, including selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross offering proceeds of the primary offering.
The dealer manager may, in its discretion, reallow up to 100% of the distribution and stockholder servicing fee, which relates to the Class T shares sold, to participating broker-dealers; provided, however, that with respect to any individual investment, the dealer manager will not re-allow the related distribution and stockholder servicing fee to a participating broker-dealer if such participating broker-dealer ceases to hold the account related to such investment. In addition, the dealer manager will not re-allow the distribution and stockholder servicing fee to any participating broker-dealer if such participating broker-dealer has not executed a selected dealer agreement with the dealer manager or if the participating broker-dealer’s previously executed selected dealer agreement with the dealer manager is terminated. In any instance in which the dealer manager does not re-allow the distribution and stockholder servicing fee to a participating broker-dealer, the dealer manager will return such fee to us. In the event that a stockholder redeems all or a portion of their Class T shares, our dealer manager may elect to adjust the amount of the distribution and stockholder servicing fee that is reallowed to such stockholder’s participating broker-dealer to reflect the fact that such Class T shares are no longer outstanding.
We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price will be the estimated per share NAV, as determined by our board of directors on December 31, 2017, plus any applicable per share up-front selling commissions and dealer manager fees. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will reflect the fact that we will not pay our dealer manager the selling commissions on such shares, as described in more detail below. All such sales must be made through a registered broker-dealer of record.

Type of Compensation and Expenses	Total Maximum Amount(1)	Percentage of Primary Offering(1)
Selling Commissions:
Class A Shares	$46,200,000	3.85%
Class T Shares	$16,200,000	1.35%
Distribution and Stockholder Servicing Fee:
Class A Shares	—	—
Class T Shares(2)	$21,600,000	1.8%
Dealer Manager Fee(3)	$24,000,000	2.0%
Total	$108,000,000	9.0%
____________________________

(1)
Assumes the maximum payment of all selling commissions, distribution and stockholder servicing fees and dealer manager fees and the sale of the maximum offering in our primary offering of $1,200,000,000 in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated at $660,000,000 in Class A shares of common stock and $540,000,000 in Class T shares of common stock. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. In the event that we sell a greater percentage of Class A shares (which are subject to a 7% selling commission), the amount and percentage of selling commissions with respect to Class A shares will be higher and the amounts and percentages of selling commissions and the distribution and stockholder servicing fee with respect to Class T shares will be lower; however, the total amount and percentage of the dealer manager fee that we may pay in this offering will not change.

(2)
The distribution and stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the distribution and stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account, or a lower limit agreed upon between our dealer manager and the participating broker-dealer at the time such Class T shares were sold; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the aggregate sale of Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fourth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). At the time we cease paying the distribution and stockholder servicing fee with respect to an outstanding Class T share pursuant to the provisions above, such Class T share will convert into a number of Class A shares (including any fractional shares) with an equivalent NAV as such Class T share. We cannot predict when this will occur. Amounts shown in this table assume that we sell $660,000,000 of Class A shares and $540,000,000 of Class T shares in our primary offering and reflect the termination of the payment of distribution and stockholder servicing fees due to the 10% limitation on the aggregate underwriting compensation that can be paid on the sale of Class T shares in our primary offering. In the event that we sell all shares of the primary offering in Class T shares, the maximum amount of distribution and stockholder servicing fees will be approximately $48 million; however, the total amount and percentage of the dealer manager fee that we may pay in this offering will not change.

(3)
From the dealer manager fee, our dealer manager will pay for broker-dealer expense reimbursement. This reimbursement includes base salaries and bonuses paid to wholesalers employed by our dealer manager; travel, lodging and meal costs of participating broker-dealers and their registered representatives who attend training and education meetings sponsored by our dealer manager; a portion of the other costs of such training and education meetings sponsored by our dealer manager; and other business and business entertainment expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential stockholder as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or “wrap fee” feature, our dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.
We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a purchase price that reflects the fact that selling commissions will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.
We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.
We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.
In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Estimated Amount	Percent of Maximum Offering (Not Including Distribution Reinvestment Plan)
Selling commissions and distribution and stockholder servicing fee	$84,000,000	7.0%
Dealer manager fee revenue, including fees reallowed to participating broker-dealers	16,840,491	1.4%
Dealer manager wholesaling commissions, salaries and expense reimbursement	15,805,685	1.3%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	3,210,824	0.3%
Due diligence allowance	92,000	*
Legal fees of our dealer manager	51,000	*
Total(1)	$120,000,000	10.0%
_________________

*	0.01% or less.

(1)
Of this total amount, $84 million and $24 million (7.0% and 2.0% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of (i) selling commissions and distribution and stockholder servicing fees, and (ii) dealer manager fees, respectively. The remaining $12 million (approximately 1.0% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid for reimbursements of other organization and offering expenses.

It is important to note that we are permitted to reimburse our advisor an amount up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect to reimburse non-underwriting organization and offering expenses of $18 million. In no event will the total amount of underwriting compensation paid by us in the form of organization and offering expense reimbursements exceed an amount equal to 1.0% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.
The total amount of underwriting compensation, including selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering.
Shares Purchased by Affiliates
Our executive officers and directors, as well as officers and employees of CR V Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and officers and directors of other programs sponsored by CCO Group, may purchase Class A shares in the primary offering at a discount. The purchase price for such shares will be the per share NAV for Class A shares. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Pursuant to our charter, CR V Advisors will be prohibited from selling the 8,000 Class A shares of our common stock that represents the initial investment in us for so long as CCO Group remains our sponsor; provided, however, that CR V Advisors may transfer ownership of all or a portion of these shares of our common stock to other affiliates of our sponsor. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CR V Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With certain exceptions, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock, unless exempted by our board of directors.
Volume Discounts
We generally will pay to our dealer manager, CCO Capital, a selling commission equal to 7.0% of the gross proceeds of our primary offering for Class A shares and 3.0% of the gross offering proceeds of our primary offering for Class T shares. However, the selling commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table:

Subscription Amount	Selling Commission Percent
Class A shares
Up to $500,000	7.0%
$500,001-$1,000,000	6.0%
$1,000,001-$2,000,000	5.0%
$2,000,001-$3,000,000	4.0%
$3,000,001-$4,000,000	3.0%
Over $4,000,000	2.0%
Class T shares
Up to $500,000	3.0%
$500,001-$4,000,000	2.0%
Over $4,000,000	1.0%
In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the full selling commission and the discounted selling commission.

In addition, in order to encourage investments of more than $4 million, CCO Capital, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.
The net proceeds to us will not be affected by volume discounts. All stockholders will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, a stockholder who has received a volume discount will realize a better return on his, her or its investment in our shares than stockholders who do not qualify for a discount.
Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”
For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.
In addition, stockholders may request in writing to aggregate new or previous subscriptions in us and/or in other publicly offered programs sponsored by CCO Group that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments. Such requests may be made with respect to purchases by a single “purchaser” as defined above. Eligible Programs shall not include programs that have completed a liquidity event, including, without limitation, a merger or sale of the program, a liquidation of its assets or a listing of its shares on a national securities exchange. In addition, we reserve the right to exclude other programs from the list of Eligible Programs. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.
Minimum Purchase Requirement
The minimum investment generally is $2,500. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.
After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other public real estate program sponsored by CCO Group, any additional purchase must be in increments of at least $1,000 or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.
Certain Selected Dealers
Our dealer manager may, from time to time, enter into selected dealer agreements that provide for adjustments to the selling commissions and dealer manager fees applicable to sales through such selected dealer. Our dealer manager may reallow up to all of the dealer manager fee to such selected dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9.0% of the gross proceeds of the Class A shares or 5.0% of the gross proceeds of the Class T shares sold by such selected dealer. The aggregate amount of selling commissions and the dealer manager fee that an investor would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a decreased selling commission, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 9.0% of the gross proceeds of the Class A shares sold by such selected dealer or less than 5.0% of the gross proceeds of the Class T shares, reducing the effective purchase price per share paid by such investor to an amount less than $24.37 per Class A share or $23.35 per Class T share. You should consult with your financial advisor about the ability to receive such discounts. The net proceeds to us will not be affected by either of these arrangements.

HOW TO SUBSCRIBE
Persons or entities who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by his, her or its broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:
1) Complete the execution copy of the applicable initial subscription agreement. A specimen copy of the initial subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.
2) Deliver a check for the full purchase price of the shares payable to “Cole Credit Property Trust V, Inc.” or, alternatively, “CCPT V” or “Cole REIT,” provided such funds are accompanied by the applicable subscription agreement (unless you complete the subscription agreement electronically). Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.
3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the applicable subscription agreement.
An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription. In the future, we may provide an electronic subscription method that supplements or replaces our current subscription procedure, but any such electronic subscription method would require all the same information and representations required by our paper subscription method.
We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as a stockholder. We admit new stockholders at least monthly and we may admit new stockholders more frequently.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.
The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.
LEGAL MATTERS
Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential stockholders, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CR V Advisors, our advisor, as well as affiliates of CR V Advisors, and may continue to do so in the future.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Cole Credit Property Trust V, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-215274) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018;

(2)
Definitive Proxy Statement filed with the SEC on April 12, 2018 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2017);

(3)	Current Report on Form 8-K filed with the SEC on February 1, 2018; and

(4)	Current Report on Form 8-K filed with the SEC on March 30, 2018.
All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website at www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.
In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, write us at 2325 E. Camelback Road, 10th Floor, Phoenix, Arizona, 85016, Attention: Shareholder Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colenetlease.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the other information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:
Cole Credit Property Trust V, Inc.
Attn: Shareholder Relations
2325 East Camelback Road, 10th Floor
Phoenix, Arizona 85016
Tel: (866) 907-2653
The website address for us and our sponsor is www.colenetlease.com. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus, as permitted under the rules of the SEC, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
You can read our registration statement and the exhibits thereto and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.W., Washington, D.C. 20549. Please contact the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

APPENDIX A
PRIOR PERFORMANCE TABLES
The prior performance tables that follow present certain information regarding certain public real estate programs previously sponsored by entities affiliated with our sponsor, CCO Group, including this program. The company has presented all programs subject to public reporting requirements (Public Real Estate Programs) that have similar investment objectives to this offering. In determining which Public Real Estate Programs have similar investment objectives to this offering, the company considered factors such as the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in our prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.

The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor and Affiliates;

•	Table III — Annual Operating Results of Prior Real Estate Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
This table provides a summary of the experience of the sponsors of the Public Real Estate Programs for which primary public offerings have been closed from September 30, 2013 through December 31, 2017. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Cole Corporate Income Trust, Inc. (1)	Cole Credit Property Trust IV, Inc. (2)	Cole Office & Industrial REIT (CCIT II), Inc. (3)	Cole Credit Property Trust V, Inc.
Dollar amount offered	$3,070,000,000	$3,822,000,000	$3,095,000,000	$4,475,000,000
Dollar amount raised	$1,974,422,477	$3,370,560,297	$705,357,510	$409,588,707
Length of offering (in months) (5)	42 months	Ongoing	Ongoing	Ongoing
Months to invest 90% of amount available for investment (excludes proceeds from distribution reinvestment plan)	33	25	15	9
_______________________________________________

(1)
These figures are presented as of January 29, 2015, the date Cole Corporate Income Trust, Inc. merged with and into SIR Merger Sub (the SIR Merger), and include Cole Corporate Income Trust, Inc.’s initial public and distribution reinvestment plan offerings. Cole Corporate Income Trust, Inc. began its initial public offering on February 10, 2011 and closed its initial public offering on November 21, 2013. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $1.9 billion. Cole Corporate Income Trust, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on September 26, 2013 and automatically became effective with the SEC upon filing. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $95.0 million. On August 20, 2014, the board of directors of Cole Corporate Income Trust, Inc. voted to terminate the distribution reinvestment plan offering effective as of September 30, 2014. Prior to the termination date, the total dollar amount raised in the distribution reinvestment plan offering was $57.1 million.

(2)
These figures are presented as of December 31, 2017. Cole Credit Property Trust IV, Inc. began its initial public offering on January 26, 2012 and closed its initial public offering on April 4, 2014. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $2.975 billion. Cole Credit Property Trust IV, Inc. registered an additional $247.0 million of shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on December 19, 2013 and automatically became effective with the SEC upon filing. At the completion of the initial distribution reinvestment plan offering, the total dollar amount raised was $241.7 million. Cole Credit Property Trust IV, Inc. registered an additional $600.0 million of shares of common stock under the distribution reinvestment plan, which was filed with the SEC on August 2, 2016 and automatically became effective with the SEC upon filing. Cole Credit Property Trust IV, Inc. will continue to issue shares of common stock under the distribution reinvestment plan offering. The total dollar amount raised in the current distribution reinvestment plan offering was $146.5 million as of December 31, 2017.

(3)
These figures are presented as of December 31, 2017. Cole Office & Industrial REIT (CCIT II), Inc. began its initial public offering on September 17, 2013 and ceased issuing shares in its primary offering on September 17, 2016. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. Cole Office & Industrial REIT (CCIT II), Inc. registered an additional $120.0 million of Class A shares and Class T shares under the distribution reinvestment plan offering, which was filed with the SEC on August 25, 2016 and automatically became effective with the SEC upon its filing. The total dollar amount raised in the current distribution reinvestment plan offering was $29.5 million as of December 31, 2017.

(4)
These figures are presented as of December 31, 2017. Cole Credit Property Trust V, Inc. began its initial public offering on March 17, 2014 and ceased issuing shares in its initial public offering on August 1, 2017. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $385.0 million. Cole Credit Property Trust V, Inc. registered an additional $1.5 billion of Class A shares and Class T shares under a follow-on public offering, which was declared effective by the SEC on August 1, 2017. The total dollar amount raised in the follow-on public offering was $24.6 million as of December 31, 2017.

(5)
Represents the period beginning with the effective date of the Company’s initial public offering through the last date that all public offerings, including offerings pursuant to a distribution reinvestment plan, terminated.

Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of prior Public Real Estate Programs for which primary public offerings have been closed from January 1, 2014 through December 31, 2017, but which continue to have ongoing operations.

	Cole Credit Property Trust IV, Inc.	Cole Office & Industrial REIT (CCIT II), Inc.	Cole Credit Property Trust V, Inc. (1)
Date offering commenced	January 26, 2012	September 17, 2013	March 17, 2014
Dollar amount raised	$3,370,560,297	$705,357,510	$409,588,707
Compensation Data:
Amount paid to sponsor:
Selling commissions and dealer manager fees (2)	$256,522,971	$52,508,650	$31,126,412
Distribution and stockholder servicing fees (3)	—	277,394	213,003
Acquisition and advisory fees and expenses	108,735,712	24,877,720	15,564,839
Asset management fees and expenses	140,730,940	24,880,896	12,812,840
Property management and leasing fees and expenses	17,005,102	1,496,392	2,194,906
Operating expenses	19,608,955	5,907,739	6,199,293
Organization and offering expense reimbursement	49,505,917	13,676,602	8,234,105
Total	$592,109,597	$123,625,393	$76,345,398

(1)
These figures are presented as of December 31, 2017, which includes the Cole Credit Property Trust V, Inc. initial public offering and the follow-on offering compensation paid to the sponsor and its affiliates. Cole Credit Property Trust V, Inc. terminated its initial public offering on August 1, 2017 and commenced a follow-on public offering on August 1, 2017.

(2)	CCO Capital reallowed 100% of the selling commissions and, in its sole discretion, reallowed a portion of its dealer manager fee to participating broker-dealers.

(3)
Amounts are calculated for the respective period in accordance with the dealer manager agreement and exclude the estimated liability for future distribution and stockholder servicing fees payable to CCO Capital.

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)
The following sets forth the operating results of Public Real Estate Programs sponsored by the sponsor of our program, the primary public offerings of which closed between January 1, 2013 through December 31, 2017. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, unless otherwise noted.

	Cole Corporate Income Trust, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2013	2014 (4)
Balance Sheet Data
Total assets	$2,445,677	$2,678,041
Total liabilities	$823,820	$1,103,921
Redeemable common stock and noncontrolling interest	$33,272	$3,399
Total stockholders’ equity	$1,588,585	$1,570,721
Operating Data
Total revenues	$87,059	$228,096
Total expenses	$115,475	$161,087
Operating (loss) income	$(28,416)	$67,009
Interest expense	$13,028	$28,476
Net (loss) income attributable to the company	$(40,887)	$38,421
Cash Flow Data
Cash flows provided by operating activities	$1,072	$105,171
Cash flows used in investing activities	$(2,047,275)	$(319,292)
Cash flows provided by financing activities	$2,098,088	$180,799
Distribution Data
Total distributions	$49,840	$127,400
Distribution Data Per $1,000 Invested
Total distributions paid	$65.00	$65.00
Sources of distributions paid:
Net cash provided by operating activities (1)	$1.40	$53.66
Proceeds from the issuance of common stock (2)	$63.60	$8.19
Net borrowings	$—	$3.15
Estimated value per share (3)	N/A	N/A

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Credit Property Trust IV, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2013		2014		2015		2016		2017
Balance Sheet Data
Total assets	$2,544,324	(11)	$4,031,468	(11)	$4,582,199		$4,624,335		$4,728,689
Total liabilities	$775,868	(11)	$1,583,090	(11)	$2,195,084		$2,357,566		$2,572,024
Redeemable common stock and noncontrolling interest	$26,484		$121,972		$190,561		$188,938		$186,453
Total stockholders’ equity	$1,741,972		$2,326,406		$2,196,554		$2,077,831		$1,970,212
Operating Data
Total revenues	$102,557		$256,282		$367,731		$407,451		$424,095
Total operating expenses	$113,253		$210,852		$243,531		$258,267		$270,900
Operating (loss) income	$(10,696)		$45,430		$124,200		$149,184		$153,195
Net (loss) income attributable to the company	$(32,880)		$11,190		$64,771		$71,842		$79,420
Cash Flow Data
Net cash provided by operating activities	$7,570		$89,086		$182,885	(11)	$192,296	(11)	$198,925
Net cash used in investing activities	$(1,695,287)	(11)	$(1,743,988)	(11)	$(673,009)	(11)	$(187,746)	(11)	$(223,386)
Net cash provided by (used in) financing activities	$1,982,066		$1,405,982		$464,867		$(21,346)	(11)	$20,510
Distribution Data
Total distributions	$47,470		$177,017		$192,931		$194,906		$194,654
Distribution Data Per $1,000 Invested
Total distributions paid	$62.50		$62.50		$62.50		$62.50		$62.50
Sources of distributions paid:
Net cash provided by operating activities (1)	$9.97		$31.45		$59.25		$61.66	(11)	$62.50
Proceeds from the issuance of common stock (2)	$52.53		$31.05		$—		$—		$—
Net borrowings	$—		$—		$3.25		$0.84	(11)	$—
Estimated value per share (3)	N/A		N/A		$9.70	(12)	$10.08	(13)	$9.37	(14)

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Office & Industrial REIT (CCIT II), Inc. (in thousands, except information on total distributions paid and per share amounts)
	For the Period February 26, 2013 (Date of Inception) to December 31, 2013	2014		2015		2016		2017
Balance Sheet Data
Total assets	$139	$666,205	(11)	$920,109		$1,089,084		$1,158,899
Total liabilities	$39	$465,890	(11)	$579,608		$543,830		$639,545
Redeemable common stock	$—	$2,816		$11,520		$25,001		$27,765
Total stockholders’ equity	$100	$197,499		$328,981		$520,253		$491,589
Operating Data
Total revenues	$—	$17,846		$74,015		$87,211		$103,662
Total operating expenses	$100	$26,370		$49,122		$62,565		$69,086
Operating (loss) income	$(100)	$(8,524)		$24,893		$24,646		$34,576
Net (loss) income attributable to the company	$(100)	$(12,716)		$6,840		$4,004		$11,750
Cash Flow Data
Net cash (used in) provided by operating activities	$(61)	$(904)		$23,788		$30,165		$43,674
Net cash used in investing activities	$—	$(628,164)		$(264,903)	(11)	$(197,907)	(11)	$(105,941)
Net cash provided by financing activities	$199	$640,071		$248,454		$158,578		$58,107
Distribution Data
Total distributions	$—	$5,108		$18,828		$35,135		$42,424
Distribution Data Per $1,000 Invested
Total distributions paid Class A shares	$—	$60.00		$63.00		$63.00	(15)	$63.00	(15)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—		$63.00		$54.09		$63.00
Proceeds from the issuance of common stock (2)	$—	$60.00		$—		$—		$—
Net borrowings	$—	$—		$—		$8.91		$—
Total distributions paid Class T shares	$—	$—		$—		$35.15	(15)	$54.74	(15)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—		$—		$30.18		$54.74
Proceeds from the issuance of common stock (2)	$—	$—		$—		$—		$—
Net borrowings	$—	$—		$—		$4.97		$—
Estimated value per share (3)	N/A	N/A		N/A		$10.32	(16)	$10.58	(17)

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Credit Property Trust V, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2013	2014	2015		2016		2017
Balance Sheet Data
Total assets	$200	$396,738	$475,153		$499,210		$603,177
Total liabilities	$—	$256,946	$299,593		$264,608		$320,516
Redeemable common stock	$—	$1,471	$7,277		$11,250		$10,243
Total stockholders’ equity	$200	$138,321	$168,283		$223,352		$272,418
Operating Data
Total revenues	$—	$6,080	$35,616		$40,438		$45,370
Total operating expenses	$—	$16,569	$27,295		$29,345		$32,310
Operating (loss) income	$—	$(10,489)	$8,321		$11,093		$13,060
Net (loss) income	$—	$(12,117)	$(2,075)		$(1,185)		$1,509
Cash Flow Data
Net cash (used in) provided by operating activities	$—	$(7,066)	$9,849		$11,399		$16,033
Net cash used in investing activities	$—	$(339,830)	$(87,750)	(11)	$(28,196)	(11)	$(134,135)
Net cash provided by financing activities	$200	$353,603	$81,458		$25,588		$100,366
Distribution Data
Total distributions	$—	$2,696	$12,248		$16,997		$22,164
Distribution Data Per $1,000 Invested
Total distributions paid Class A shares	$—	$49.88	$63.00		$63.00	(18)	$63.00	(18)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—	$50.66		$42.25		$45.57
Proceeds from the issuance of common stock (2)	$—	$49.88	$12.34		$20.75		$17.13
Net borrowings	$—	$—	$—		$—		$0.30
Total distributions paid Class T shares	$—	$—	$—		$35.04	(18)	$53.40	(18)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—	$—		$23.50		$38.63
Proceeds from the issuance of common stock (2)	$—	$—	$—		$11.54		$14.52
Net borrowings	$—	$—	$—				$0.25
Estimated value per share (3)	N/A	N/A	N/A		$24.00	(19)	$22.18	(20)
_______________________________________________

(1)	Includes cash flows in excess of distributions from prior periods.

(2)
Net cash provided by operating activities reflects a reduction for real estate acquisition-related expenses. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, we treated real estate acquisition-related expenses are treated as funded by proceeds from the offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition-related expenses reduced net cash provided by operating activities.

(3)	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the respective company’s board of directors.

(4)
The SIR Merger was completed on January 29, 2015. Financial data is presented for Cole Corporate Income Trust, Inc. through December 31, 2014, the most recent reporting date prior to the completion of the merger.

(5)
Cole Credit Property Trust II, Inc. merged with Spirit Realty Capital, Inc. (Spirit Merger) on July 17, 2013. Financial data is presented for Cole Credit Property Trust II, Inc. from January 1, 2013 to June 30, 2013, the most recent reporting date prior to the completion of the Spirit Merger.

Past performance is not necessarily indicative of future results.

(6)
Net sale proceeds include proceeds in excess of Cole Credit Property Trust II, Inc.’s investment in marketable securities, proceeds from the sale of an unconsolidated joint venture, and proceeds from the sale of real estate and condemnations.

(7)	Principal repayments include repayments from mortgage notes receivable and real estate under direct financing leases.

(8)
Estimated value per share of $9.45 was approved by Cole Credit Property Trust II, Inc.’s board of directors on January 23, 2013, and represents the then-most recent estimated value per share as of June 30, 2013.

(9)
On April 5, 2013, Cole Credit Property Trust III, Inc. completed a transaction whereby Cole Holdings Corporation merged with and into CREInvestments, LLC, a wholly owned subsidiary of Cole Credit Property Trust III, Inc. (Cole Holdings Merger). Cole Credit Property Trust III, Inc. changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange on June 20, 2013. Financial data for 2013 is presented for Cole Real Estate Investments, Inc. as of June 30, 2013.

(10)
During the period indicated, Cole Real Estate Investments, Inc. was traded on the New York Stock Exchange from June 20, 2013 through June 30, 2013, which represented seven business days trading activity. The estimated value per share was calculated as the average of the daily closing price per share for those seven trading days. No estimated value per share had been disclosed to stockholders of Cole Real Estate Investments, Inc. prior to the listing of the company’s shares of common stock on the New York Stock Exchange.

(11)
Certain Cole Credit Property Trust IV, Inc., Cole Office & Industrial REIT (CCIT II), Inc. and Cole Credit Property Trust V, Inc. prior period balances have been reclassified to conform to the current period presentation.

(12)
Estimated value per share of $9.70 as of August 31, 2015 was approved by Cole Credit Property Trust IV, Inc.’s board of directors on September 27, 2015, and represents the then-most recent estimated value per share as of December 31, 2015.

(13)
Estimated value per share as of December 31, 2016 of $10.08 was determined by Cole Credit Property Trust IV, Inc.’s board of directors on March 24, 2017, and represents the then-most recent estimated value per share as of December 31, 2016.

(14)
Estimated value per share as of December 31, 2017 of $9.37 was determined by Cole Credit Property Trust IV, Inc.’s board of directors on March 29, 2018, and represents the most recent estimated value per share.

(15)
Represents an annual distribution rate of $0.63 per Class A and Class T share, as this is the annual distribution rate established by Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors, effective April 1, 2014. The annualized rate has remained constant from April 1, 2014 through December 31, 2017. Distributions paid on Class T Shares are reduced by the per share distribution and stockholder servicing fees that are payable with respect to the Class T Shares.

(16)
Estimated value per share as of December 31, 2016 of $10.32 for both Class A shares and Class T shares was determined by Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors on March 22, 2017, and represents the then-most recent estimated value per share as of December 31, 2016.

(17)
Estimated value per share as of December 31, 2017 of $10.58 for both Class A shares and Class T shares was determined by Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors on March 28, 2018, and represents the most recent estimated value per share.

(18)
Represents an annual distribution rate of $1.575 per Class A and Class T share, as this is the annual distribution rate established by Cole Credit Property Trust V, Inc.’s board of directors, effective March 18, 2014. The annualized rate has remained constant from March 18, 2014 through December 31, 2017. Distributions paid on Class T Shares are reduced by the per share distribution and stockholder servicing fees that are payable with respect to the Class T Shares.

(19)
Estimated value per share as of December 31, 2016 of $24.00 for both Class A shares and Class T shares was determined by Cole Credit Property Trust V, Inc.’s board of directors on March 24, 2017, and represents the then-most recent estimated value per share as of December 31, 2016.

(20)
Estimated value per share as of December 31, 2017 of $22.18 for both Class A shares and Class T shares was determined by Cole Credit Property Trust V, Inc.’s board of directors on March 29, 2018, and represents the most recent estimated value per share.

Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
This table provides summary information on the results of completed Public Real Estate Programs from January 1, 2008 through December 31, 2017 sponsored by the sponsor of our program, which have similar objectives to those of this program.

	Cole Real Estate Investments, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust, Inc.	Cole Corporate Income Trust, Inc.
Date liquidated	June 20, 2013	July 17, 2013	May 16, 2014	January 29, 2015
Duration in months (1)	53 months	94 months	119 months	43 months
Aggregate dollar amount raised	$5,058,739,883	$2,266,234,296	$100,331,320	$1,974,422,477
Annualized return on investment (2)	7.1%	3.5%	2.8%	2.7%
Total annualized return (3)	9.9%	5.6%	2.7%	6.5%
Median annual leverage	37.2%	51.5%	62.7%	45.1%
Compensation Data:
Amount paid to sponsor: (4)
Selling commissions and dealer manager fees (5)	$401,073,871	$171,696,384	$8,954,579	$165,610,773
Acquisition and advisory fees and expenses	157,619,281	70,450,127	4,498,734	82,694,577
Asset management fees and expenses	70,618,980	48,500,845	1,985,733	—
Property management and leasing fees and expenses	27,305,313	31,730,864	3,965,444	—
Operating expenses	22,139,113	13,455,324	—	3,888,774
Other (6)	99,745,877	41,407,253	2,197,516	28,760,596
Total	$778,502,435	$377,240,797	$21,602,006	$280,954,720
_______________________________________________

(1)	Represents the period beginning with the date the respective company broke escrow through the respective liquidity event.

(2)
Calculated as (i) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (ii) the aggregate amount invested by investors multiplied by the number of years beginning with the date the respective company broke escrow through the respective liquidity event.

(3)
The total annualized return calculation assumes the investment was made as of the program’s break of escrow at the gross offering price of $10.00 per share, was held through the date of the liquidity event and that distributions were paid monthly in cash.

(4)
The Cole Holdings Merger was completed on April 5, 2013, the Spirit Merger was completed on July 17, 2013, Cole Credit Property Trust I, Inc. merged with VEREIT, Inc. (CCPT Merger) on May 19, 2014 and the SIR Merger was completed on January 29, 2015. No consideration was paid to the sponsor in connection with the Spirit Merger or the CCPT Merger. The consideration paid to the sponsor in connection with the Cole Holdings Merger and SIR Merger are not included in this table. Investors should see the “Prior Performance Summary — Liquidity Track Record — Prior Public Programs” section of the prospectus for a description of the compensation that was paid to the sponsor in connection with the Cole Holdings Merger.

(5)	CCO Capital reallowed 100% of the selling commissions and, in its sole discretion, reallowed a portion of its dealer manager fee to participating broker-dealers.

(6)	Amounts herein include construction management fees, other offering costs, real estate commissions and finance coordination fees.

Past performance is not necessarily indicative of future results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2015 by Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2017.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property (1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total (2)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs (3)	Total	Excess of Property Operating Cash Receipts Over Cash Expenditures
Cole Credit Property Trust IV, Inc.
Land Parcel Hagerstown, MD	9/14	10/15	$977,760	$—	$—	$—	$977,760	$—	$1,085,878	$1,085,878	(4)
Walgreens - Montgomery, AL	5/12	12/16	4,865,357	—	—	—	4,865,357	—	4,598,879	4,598,879	$1,207,321
Fairview Village - Cary, NC	12/12	8/16	7,963,151	—	—	—	7,963,151	—	7,414,577	7,414,577	1,784,383
Walgreens - Hazelwood, MO	9/13	7/16	8,072,378	—	—	—	8,072,378	—	8,194,588	8,194,588	1,033,469
Walgreens - Hockessin, DE	12/13	6/16	5,259,683	—	—	—	5,259,683	—	5,981,785	5,981,785	488,348
Walgreens - Roanoke, VA	5/14	6/16	4,583,292	—	—	—	4,583,292	—	4,614,225	4,614,225	518,718
IHOP - Columbus, OH	6/14	6/17	2,718,384	—	—	—	2,718,384	—	2,529,741	2,529,741	417,639
Family Dollar - Tallahassee, FL	11/14	5/17	1,594,352	—	—	—	1,594,352	—	1,645,110	1,645,110	151,820
Family Dollar - Ocoee, FL	11/14	5/17	1,891,063	—	—	—	1,891,063	—	1,947,641	1,947,641	186,862
Family Dollar - Indianapolis, IN	11/14	5/17	1,403,193	—	—	—	1,403,193	—	1,432,127	1,432,127	175,509
Family Dollar - Summerfield, FL	12/14	5/17	1,376,476	—	—	—	1,376,476	—	1,420,200	1,420,200	135,148
Family Dollar - New Ellenton, SC	12/14	5/17	1,013,051	—	—	—	1,013,051	—	1,068,492	1,068,492	97,916
Family Dollar - Harrisonburg, VA	12/14	5/17	1,455,178	—	—	—	1,455,178	—	1,490,967	1,490,967	152,549
Family Dollar - Freeport, OH	2/15	5/17	1,436,895	—	—	—	1,436,895	—	1,506,811	1,506,811	141,969
Family Dollar - Mahanoy City, PA	2/15	5/17	1,383,921	—	—	—	1,383,921	—	1,464,558	1,464,558	111,696
Family Dollar - North Hampton, OH	2/15	5/17	1,215,441	—	—	—	1,215,441	—	1,277,168	1,277,168	113,686
Family Dollar - Fort Wayne, IN	3/15	5/17	1,506,766	—	—	—	1,506,766	—	1,538,306	1,538,306	151,113
IHOP - Columbus (Renner), OH	6/14	7/17	2,788,292	—	—	—	2,788,292	—	2,529,741	2,529,741	437,218
IHOP - Lancaster, OH	6/14	8/17	1,950,481	—	—	—	1,950,481	—	1,954,893	1,954,893	323,336
Amazon - Lebanon, TN	10/14	9/17	75,353,750	(33,000,000)	—	—	42,353,750	—	67,419,385	67,419,385	6,918,916
IHOP - Richmond, IN	6/14	10/17	1,856,962	—	—	—	1,856,962	—	1,810,375	1,810,375	320,544
Total Cole Credit Property Trust IV, Inc.			$130,665,826	$(33,000,000)	$—	$—	$97,665,826	$—	$122,925,447	$122,925,447	$14,868,156

Past performance is not necessarily indicative of future results.

Table of ContentsTABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)—(Continued)

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property (1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total (2)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs (3)	Total	Excess of Property Operating Cash Receipts Over Cash Expenditures
Cole Real Estate Income Strategy (Daily NAV), Inc.
The Parke - San Antonio, TX	12/11	4/15	$11,029,904	$(7,553,838)	$—	$—	$3,476,066	$—	$7,567,638	$7,567,638	$1,859,346
Cole HC Baton Rouge, LA	1/13	4/15	966,670	(697,983)	—	—	268,687	—	898,773	898,773	152,243
Cole TS Lockhart, TX	12/11	4/15	3,537,187	(2,328,336)	—	—	1,208,851	—	2,955,588	2,955,588	753,281
Cole HC Baton Rouge, LA	1/13	5/15	1,796,007	(1,317,106)	—	—	478,901	—	1,804,017	1,804,017	294,122
Cole TS Brunswick, GA	12/11	7/15	3,985,377	—	—	—	3,985,377	—	3,420,137	3,420,137	937,042
Total Cole Real Estate Income Strategy (Daily NAV), Inc.			$21,315,145	$(11,897,263)	$—	$—	$9,417,882	$—	$16,646,153	$16,646,153	$3,996,034
_______________________________________________

(1)	Cole Credit Property Trust, Inc. sold all of its properties during 2014 in connection with the CCPT Merger, and was therefore included in Table IV.

(2)
Amount not reported for tax purposes on the installment basis. Cole Credit Property Trust IV, Inc. recorded a taxable loss of $145,000 related to the Hagerstown, MD property sale during the year ended December 31, 2015, which was a capital loss. Cole Real Estate Income Strategy (Daily NAV), Inc. recorded a taxable gain of $4.6 million related to the five properties disposed of during the year ended December 31, 2015. Cole Credit Property Trust IV, Inc. recorded a taxable gain of $1.7 million related to the five properties disposed of during the year ended December 31, 2016. Cole Credit Property Trust IV, Inc. recorded a taxable gain of $14.3 million related to the 15 properties disposed of during the year ended December 31, 2017.

(3)	The amount shown does not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

(4)	Operating cash receipts and cash expenditures at the property are not related to the land parcel that was disposed of and are therefore not included.

Past performance is not necessarily indicative of future results.

Table of Contents                 APPENDIX B

COLE CREDIT PROPERTY TRUST V, INC. (CCPT V)
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	Share Class:
☐ A Shares ☐ T Shares

2.	This subscription is in the amount of $
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)

Existing Account #_____________________________

3.	Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

4.	(Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account ☐ CIM Employee or their Family Member ☐ Registered Representative, Firm Employee or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE A SHARE PURCHASE.

Table of Contents                 APPENDIX B

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

	Name of Trust			Plan Name	Tax ID #
☐ Other (specify)
	Date of Trust	Tax ID # (if applicable)
	☐ Transfer on Death (fill out TOD Form to effect designation)		3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or ClearingFirm/Platform)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
	Custodian for (minor’s name)			Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Corporate Resolution Form required)
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)			Street/PO Box
☐ Partnership Ownership (authorized signature and Partnership paperwork or Corporate Resolution Form required)
	☐ Limited Liability Company (authorized signature and LLC paperwork or Corporate Resolution Form required)			City State	Zip
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
Custodian Tax ID # (provided by Custodian)
☐ Other (specify)
Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)

I (we) are making, or previously have made, investments in the following programs sponsored by CCO Group, LLC that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

Table of Contents                 APPENDIX B

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings
☐ Reinvest pursuant to Distribution Reinvestment Plan

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Credit Property Trust V, Inc. (CCPT V) to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT V to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-19 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
| 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.
|
2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|
3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

| 4. I (we) acknowledge that the shares are not liquid.

Table of Contents                 APPENDIX B

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.
|
6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|
7. For Idaho residents: I (we) either: (i) have a minimum annual income of $85,000 and a net worth of $85,000 or (ii) have a liquid net worth of at least $300,000. In addition, my (our) total investment in CCPT V does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

|
8. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|
9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCPT V and the securities of other non-traded real estate investment trusts.

|
10. For Kentucky residents: My (our) aggregate investment in CCPT V and its affiliates’ non-publicly traded real estate investment trusts does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).

|
11. For Maine residents: I (we) acknowledge that the Maine Office of Securities recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCPT V and the securities of similar direct participation programs.

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12. For Massachusetts residents: My (our) aggregate investment in CCPT V and other direct participation programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Missouri and Tennessee residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $70,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCPT V and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth, excluding home, furnishings and automobiles. An investment by a Nebraska investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to the foregoing limitations.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	16. For New Mexico residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	17. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
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18. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

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19. For Vermont residents: (a) My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles) or (b) I (we) am (are) an accredited investor, as defined in 17 C.F.R. § 230.501.

☐
By checking here I confirm that I would like to go green and no longer receive in paper any documents that CCO Group, LLC can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Shareholder Relations at 866.907.2653. Email:

Alabama and Arkansas investors must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

Table of Contents                 APPENDIX B

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐
I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐
I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.	b.
Name of Registered Representative		Phone

Name of Broker-Dealer		Email Address

Representative ID # Representative CRD#		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No
Mailing Address

City State Zip

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Mailing Address

	Name of RIA Office		City State Zip

	RIA IARD #		Phone

	Name of Clearing Firm		Email Address
Have you changed firm affiliation (since last purchase)?
	Name of Broker-Dealer (if applicable)		☐ Yes ☐ No

H FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CCO Capital, LLC, CCO Group, LLC and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCPT V	CCPT V
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2018 CCO Group, LLC		CCPT5-AGMT-P-1 (1-18)

APPENDIX C

COLE CREDIT PROPERTY TRUST V, INC. (CCPT V)
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in CCPT V who desires to purchase additional shares of CCPT V and who purchased their shares directly from CCPT V. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)
1.	Share Class:
☐ A Shares ☐ T Shares

2.	This subscription is in the amount of $ (minimum $1,000)

3.	Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
		☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)

I (we) are making, or previously have made, investments in the following programs sponsored by CCO Group, LLC that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-19 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.
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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.
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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

7. For Idaho residents: I (we) either: (i) have a minimum annual income of $85,000 and a net worth of $85,000 or (ii) have a liquid net worth of at least $300,000. In addition, my (our) total investment in CCPT V does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCPT V and the securities of other non-traded real estate investment trusts.

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10. For Kentucky residents: My (our) aggregate investment in CCPT V and its affiliates’ non-publicly traded real estate investment trusts does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).

|
11. For Maine residents: I (we) acknowledge that the Maine Office of Securities recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCPT V and the securities of similar direct participation programs.

|
12. For Massachusetts residents: My (our) aggregate investment in CCPT V and other direct participation programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Missouri and Tennessee residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).
|
14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $70,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCPT V and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth, excluding home, furnishings and automobiles. An investment by a Nebraska investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to the foregoing limitations.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	16. For New Mexico residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	17. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
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18. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

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19. For Vermont residents: (a) My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles) or (b) I (we) am (are) an accredited investor, as defined in 17 C.F.R. § 230.501.

☐
By checking here I confirm I would like to go green and no longer receive in paper any documents that CCO Group, LLC can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Shareholder Relations at 866.907.2653. Email:                                                                                                                                                                                                                      Alabama and Arkansas investors must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date

Co-Investor’s Signature	Date
You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐
I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐
I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

F FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CCO Capital, LLC, CCO Group, LLC and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCPT V	CCPT V
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2018 CCO Group, LLC		CCPT5-AI-01 (1-18)

APPENDIX D
FORM OF SECOND AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT PROPERTY TRUST V, INC.

Cole Credit Property Trust V, Inc., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1. Election to Participate. Any holder of shares of Class A common stock of the Company, par value $.01 per share (the “Class A Shares”) and Class T common stock of the Company, par value $.01 per share (the “Class T Shares” and collectively with the Class A Shares, the “Shares”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.
2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days or prior to the last business day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 7. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors (the “Board”). If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.
3. General Terms of Plan Investments.
The Administrator will apply all Distributions subject to this Plan, as follows:
(a) The Administrator will invest Distributions on Class A Shares in Class A Shares and will invest Distributions on Class T Shares in Class T Shares, in each case at a per share price equal to the most recently disclosed per share net asset value as determined in accordance with the Company’s valuation policy less the aggregate distributions per Class A Share and Class T Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.
(b) The Administrator will invest Distributions in Shares that are registered with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan.
(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
(f) Distributions on Class A Shares will be reinvested in Class A Shares and Distributions on Class T Shares will be reinvested in Class T Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.
(g) Participants may acquire fractional Shares, computed to three decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.
4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
5. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.
6. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
7. Termination.
(a) A Participant may terminate or modify his or her participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last business day of the Distribution Period to which it relates.
(b) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
(c) In the event that a Participant requests a redemption of all of the Participant’s Shares, the Participant will be deemed to have given written notice to the Administrator, at the time the redemption request is submitted, that the Participant is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the Participant’s Shares are redeemed unless the Participant notifies the Administrator that he or she elects to resume participation in the Plan.
8. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
9. Amendment, Suspension or Termination by Company.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.
(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
(c) After suspension or termination of the Plan or suspension or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the suspension or termination of the Participant’s participation will be sent directly to the former Participant.
10. Participation by Limited Partners of Cole Operating Partnership V, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Operating Partnership V, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
11. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust V, Inc.
Prospectus
Up to $1,500,000,000 in Class A Shares and Class T Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page
Cautionary Note Regarding Forward-Looking Statements	64
Conflicts of Interest	91
Description of Shares	139
Estimated Use of Proceeds	65
Experts	195
Federal Income Tax Considerations	164
How to Subscribe	194
Incorporation by Reference	195
Investment by Tax-Exempt Entities and ERISA Considerations	181
Investment Objectives and Policies	98
Legal Matters	195
Management	68
Management Compensation	83
Our Operating Partnership Agreement	161
Plan of Distribution	187
Prior Performance Summary	126
Prospectus Summary	11
Questions and Answers About This Offering	1
Risk Factors	29
Selected Financial Data	125
Suitability Standards	i
Summary of Distribution Reinvestment Plan	158
Supplemental Sales Material	195
Where You Can Find More Information	196

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation.
This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

, 2018

CCPT5-PRO-08

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of $1,500,000,000 of shares of our common stock, except the SEC’s registration fee and the FINRA filing fee.

SEC registration fee	$—	(1)
FINRA filing fee	500
Marketing materials, printing and copies	2,507,473
Legal fees and expenses	890,000
Accounting fees and expenses	329,250
Blue sky fees and expenses	325,000
Itemized and detailed due diligence expenses	1,826,937
Fulfillment and other issuer costs	2,869,320
Overnight delivery and postage costs	1,707,007
Transfer agent, escrow fees and other support costs	884,133
Overhead and other expenses	6,660,380
Total expenses	$18,000,000

____________________________________

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement comprises $1,500,000,000 of unsold securities that were previously registered pursuant to a prior Registration Statement on Form S-11 (Registration No. 333-189891), with respect to which we paid registration fees of $204,600. The registration fees previously paid with respect to shares carried forward to this Registration Statement reduce the registration fees currently due to $0.00.

Item 32.	Sales to Special Parties.
Our executive officers and directors, as well as officers and employees of CR V Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and officers and directors of other programs sponsored by CCO Group, may purchase Class A shares offered in our primary offering at a discount. The purchase price for such Class A shares is $22.18 per share, which is equal to the most recent per share NAV for Class A shares as determined by our board of directors. The net offering proceeds we receive will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities.
On or before June 19, 2013, CREInvestments, LLC purchased an aggregate of 20,000 shares of our common stock for total cash consideration of $200,000 to provide our initial capitalization. Pursuant to a merger, effective as of February 7, 2014, the shares of our common stock purchased by CREInvestments, LLC were held by VEREIT, Inc. Effective as of February 7, 2014, we effected a reverse stock split, whereby each two and one-half shares of our common stock issued and outstanding were combined into one share of our common stock, resulting in 8,000 shares of common stock outstanding as of February 7, 2014. Subsequently, VEREIT transferred those shares to VEREIT OP. Pursuant to a corporate transaction on February 1, 2018, ownership of such shares was transferred by VEREIT OP to CR V Advisors. The issuance and purchase of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

Item 34.	Indemnification of the Officers and Directors
The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
Our charter provides that we shall indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to a director, an officer, our advisor or any affiliate of our advisor in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification and advance of expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.
However, under our charter, we shall not indemnify a director, our advisor or any affiliate of our advisor for any liability or loss suffered by such person, nor shall we provide that such person be held harmless for any loss or liability suffered by us, unless all of the following additional conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non-independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the person seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) the person seeking indemnification agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.
We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered.
Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.
The following financial statements are incorporated into this Registration Statement and the prospectus included herein by reference:

•	The consolidated financial statements of the registrant included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 30, 2018.

(b)	Exhibits.
The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description

1.1
Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and CCO Capital dated April 29, 2016 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-55437), filed April 29, 2016).

1.2
Amendment No. 1 to Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and CCO Capital dated October 5, 2016 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-55437), filed October 6, 2016).

1.3
Form of Second Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and CCO Capital (Incorporated by reference to Exhibit 1.3 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

1.4
Second Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and Cole Capital Corporation dated August 1, 2017 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55437), filed August 2, 2017).

3.1
Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc. dated February 7, 2014 (Incorporated by reference by Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed February 10, 2014).

3.2
Articles of Amendment to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc. dated March 7, 2014 (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed March 13, 2014).

3.3
Articles of Amendment to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc., filed on March 4, 2016 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 000-55437), filed March 8, 2016).

3.4
Articles Supplementary to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc., filed on March 4, 2016 (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 000-55437), filed March 8, 2016).

3.5
Articles of Amendment to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc., filed on August 2, 2017 (Incorporated by reference to Exhibit 3.6 to the Company’s Post-Effective Amendment No. 1 to Form S-11 (File No. 333-215274), filed August 2, 2017).

3.6
Amended and Restated Bylaws of Cole Credit Property Trust V, Inc. effective February 7, 2014 (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed February 10, 2014).

4.1*	Form of Initial Subscription Agreement (Included as Appendix B to the prospectus).

4.2*	Form of Additional Subscription Agreement (Included as Appendix C to the prospectus).

4.3*	Second Amended and Restated Distribution Reinvestment Plan (Included as Appendix D to the prospectus).

5.1
Opinion of Venable LLP as to the legality of securities (Incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

Exhibit No.	Description
8.1
Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

10.1
Advisory Agreement by and between Cole Credit Property Trust V, Inc. and Cole REIT Advisors V, LLC, dated March 17, 2014 (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed May 13, 2014).

10.2
First Amendment to the Advisory Agreement between Cole Credit Property Trust V, Inc. and Cole REIT Advisors V, LLC dated August 2, 2017 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55437), filed August 2, 2017).

10.3
Agreement of Limited Partnership of Cole Operating Partnership V, LP, by and between Cole Credit Property Trust V, Inc. and the limited partners thereto, dated February 7, 2014 (Incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed February 10, 2014).

10.4
Credit Agreement, dated as of April 25, 2014, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and letter of credit issuer and the other lenders thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed August 14, 2014).

10.5
Credit Agreement, dated as of March 27, 2018, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and letter of credit issuer and the other lenders thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-55437), filed March 29, 2018).

10.6
Master Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and Penn 1031 LLC and Wood 1031 LLC, dated July 16, 2014, pursuant to a separate Assignment of Purchase and Sale Agreement and Escrow Instructions dated September 26, 2014 (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.7
Loan Agreement, dated as of March 29, 2007, among Wood 1031 LLC and Capmark Bank, pursuant to a separate Assumption and Release Agreement, dated as of September 26, 2014, among ARCP WG Portfolio I, LLC, Wood 1031 LLC and Capmark Bank (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.8
Loan Agreement, dated as of March 29, 2007, among Penn 1031 LLC and Capmark Bank, pursuant to a separate Assumption and Release Agreement, dated as of September 26, 2014, among ARCP WG Portfolio II, LLC, Penn 1031 LLC and Capmark Bank (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.9
Purchase and Sale Agreement by and between ARCP Acquisitions, LLC and CF UnitedPropCo, LLC dated September 10, 2014, pursuant to a separate Partial Assignment of Purchase and Sale Agreement dated September 30, 2014 (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.10
Purchase and Sale Agreement by and between Cole Operating Partnership V, LP and Walgreen Co., dated October 23, 2014 (Incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K (File No. 333-189891), filed March 31, 2015).

10.11
Loan Agreement, dated as of November 26, 2014, among ARCP LLC and Ladder Capital Finance LLC (Incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K (File No. 333-189891), filed March 31, 2015).

10.12
First Modification Agreement, dated as of September 24, 2014, by and between Cole Operating Partnership V, LP and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (Incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.13
Second Modification and Lender Joinder Agreement dated as of October 17, 2014, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A. as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.14
Third Modification Agreement, dated as of February 9, 2015, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

Exhibit No.	Description

10.15
Fourth Modification Agreement, dated as of July 22, 2015, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.16
Fifth Modification Agreement, dated as of September 25, 2015, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.17
Sixth Modification Agreement, dated August 8, 2016, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 000-55437), filed August 15, 2016).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 000-55437), filed March 30, 2018).

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Morris, Manning & Martin, LLP with respect to the tax opinion (included in Exhibit 8.1).

23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1
Power of Attorney for Glenn J. Rufrano, Nathan D. DeBacker, Marcus E. Bromley and Robert A. Gary, IV (Incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed December 22, 2016).

24.2*	Power of Attorney for Calvin E. Hollis.

99.1*	Consent of Duff & Phelps, LLC.
_________________________
*    Filed herewith

Item 37.	Undertakings.
1. The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.
(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.
4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
5. The registrant undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 17th day of April, 2018.

COLE CREDIT PROPERTY TRUST V, INC.

By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Avraham Shemesh	Chief Executive Officer, President and Director (Principal Executive Officer)	April 17, 2018
Avraham Shemesh

/s/ Nathan D. DeBacker	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 17, 2018
Nathan D. DeBacker

/s/ Jeffrey R. Smith	Vice President of Accounting (Principal Accounting Officer)	April 17, 2018
Jeffrey R. Smith

*	Independent Director and Non-Executive Chairman of the Board of Directors	April 17, 2018
Marcus E. Bromley

*	Independent Director	April 17, 2018
Robert A. Gary, IV

*	Independent Director	April 17, 2018
Calvin E. Hollis

*	Director	April 17, 2018
Glenn J. Rufrano

* By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker
Attorney-in-Fact